UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Perceptron, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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47827 Halyard Drive

Plymouth, Michigan 48170-2461

(734) 414-6100    Facsimile: (734) 414-4700

October 4, 2013

Dear Perceptron Shareholder:

You are cordially invited to attend the 2013 Annual Meeting of Shareholders of Perceptron, Inc. (“Company”) to be held on Tuesday, November 12, 2013, at 9:00 a.m., local time, at 47827 Halyard Drive, Plymouth, Michigan 48170.

The attached notice of the meeting and Proxy Statement describe the items of business to be transacted:

(a)         The election of seven directors,

(b)         The approval of an amendment to the Company’s First Amended and Restated 2004 Stock Incentive Plan (“2004 Stock Plan”) to extend the expiration date of the 2004 Stock Plan from October 22, 2014 to August 27, 2023, and to increase, by 700,000, the shares of Common Stock available for grant under such plan (the “2004 Plan Proposal”),

(c)          The approval of an amendment to the Amended and Restated Employee Stock Purchase Plan (the “Employee Stock Purchase Plan”) to extend the expiration date of the Employee Stock Purchase Plan from May 14, 2015 to August 27, 2023, and increase, by 100,000, the total number of shares of Common Stock available for purchase under such plan (the “Employee Stock Purchase Plan Proposal”),

(d)         A non-binding resolution to approve the compensation of our named executive officers,

(e)          A non-binding proposal as to the frequency with which shareholders will vote on the compensation of our named executive officers in future years,

(f)           The ratification of the selection of BDO USA, LLP as the Company’s independent registered public accounting firm for fiscal 2014, and

(g)          Such other business as may properly come before the meeting or any adjournment thereof.

THE BOARD OF DIRECTORS BELIEVES THAT IT IS IMPORTANT THAT THE 2004 PLAN AND EMPLOYEE STOCK PURCHASE PLAN PROPOSALS BE ADOPTED SINCE THERE ARE ONLY 123,775 AND 45,970 SHARES, RESPECTIVELY, OF COMMON STOCK AVAILABLE FOR FUTURE GRANT UNDER THE PLANS.  WE NEED YOUR VOTE “FOR” THE PROPOSALS IN ORDER TO PROVIDE THE COMPANY WITH ADDITIONAL SHARES OF COMMON STOCK UNDER THE PLANS TO BE USED TO RETAIN, ATTRACT AND MOTIVATE KEY EXECUTIVES, TEAM MEMBERS AND NON-EMPLOYEE DIRECTORS.

The Board of Directors believes that, to achieve the Company’s strategic objectives for growth and increased profitability, the Company needs (i) to retain the top quality talent that currently exists at all levels in the organization, (ii) to motivate its team to achieve at the highest levels of performance and (iii) to continue to strengthen its team through the addition of top talent when necessary.

Our efforts to retain, attract and motivate key executives, team members and non-employee directors are enhanced by providing our team with the opportunity to acquire the Company’s Common Stock through stock incentive plans such as the 2004 Stock Plan and Employee Stock Purchase Plan.  These plans allow the Company to continue to provide equity incentives that are competitive with those offered by other companies with which the Company competes for talent.  In addition, the 2004 Stock Plan and Employee Stock Purchase Plan, by encouraging stock ownership, further align the interests of the Company’s team with those of the shareholders of the Company.

The Board of Directors believes that the 2004 Stock Plan and Employee Stock Purchase Plan provide significant benefits to the Company for the following reasons:

•                  The plans enhance the ability of the Company to attract, motivate and retain highly competent, effective and loyal team members in order to drive the Company’s growth strategy and create intrinsic value for shareholders.

•                  By encouraging the team to acquire an ownership interest in the Company, these plans further align the team’s interest with those of shareholders.

•                  The 2004 Stock Plan is the Company’s principal means of providing the team with the long-term incentives necessary to drive the Company’s growth strategy and create intrinsic value for shareholders.  Currently, there are only 123,775 shares of Common Stock available for future grant under the 2004 Stock Plan.  If the number of shares available for grant under the 2004 Stock Plan is not increased, the Company will need to use only cash-based incentive programs to motivate the team, which we believe will not be as effective as using both a stock-based plan like the 2004 Stock Plan and cash-based incentives.

•                  The Employee Stock Purchase Plan is structured as a benefit available to all eligible team members and encourages increased Common Stock ownership at all levels within the Company by providing eligible team members with an incentive to invest in the Company through payroll deductions.

•                  Grants under both the 2004 Stock Plan and Employee Stock Purchase Plan include a vesting or holding period requirement which require executive officers, directors and team members to contribute to the Company’s success over an extended period of time in order to benefit from these plans and tie their financial futures to the financial interests of the Company.

•                  We have active, hard-working and talented non-employee directors who are active in overseeing the strategic direction of the Company.  The Board and its committees held 27 meetings in fiscal 2013.  The 2004 Stock Plan is the Company’s only stock incentive plan available to non-employee directors.  The Company believes that these stock incentives are important elements of the Company’s efforts to attract and retain highly qualified outside directors.

•                  The 2004 Stock Plan permits non-employee directors to purchase shares of Common Stock through the 2004 Stock Plan at then current market values in exchange for all or a portion of the cash fees payable to them for serving as a director of the Company.  To date, non-employee directors have purchased 162,200 shares of Common Stock under the 2004 Stock Plan under this program.

The enclosed Proxy Statement offers a more complete description of the 2004 Plan and Employee Stock Purchase Plan Proposals.  The Board of Directors encourages you to read the Proxy Statement carefully.  We have also made available a copy of our Annual Report for fiscal year 2013.  We encourage you to read the Annual Report, which includes information about our business and products, as well as our audited financial statements.

After the formal business session at the Annual Meeting of Shareholders, there will be a report to the shareholders on the progress of the Company along with a discussion period.  I look forward to seeing you at the Annual Meeting and hope you will make plans to attend.  Whether or not you plan to attend the meeting, I urge you to sign, date and return the accompanying proxy in the postage-paid envelope enclosed for your convenience so that as many shares as possible may be represented at the meeting.  No postage is required if the envelope is mailed in the United States.

Sincerely,

Harry T. Rittenour

President and Chief Executive Officer

47827 Halyard Drive, Plymouth, Michigan 48170

NOTICE OF THE 2013 ANNUAL MEETING OF SHAREHOLDERS

TIME AND DATE	9:00 a.m., Eastern Time, on Tuesday, November 12, 2013

PLACE	Perceptron, Inc. Corporate Headquarters
47827 Halyard Drive
Plymouth, MI 48170

ITEMS OF BUSINESS	1. To elect seven directors to serve until the 2014 Annual Meeting of Shareholders and until their successors are elected and qualified;

2. To approve an amendment to the Company’s First Amended and Restated 2004 Stock Incentive Plan to extend the expiration date of the plan from October 22, 2014 to August 27, 2023 and to increase, by 700,000, the shares of Common Stock available for grant under such plan (the “2004 Plan Proposal”);

3. To approve an amendment to the Amended and Restated Employee Stock Purchase Plan to extend the expiration date of the plan from May 14, 2015 to August 27, 2023 and increase, by 100,000, the total number of shares of Common Stock available for purchase under such plan (the “Employee Stock Purchase Plan Proposal”);

4. To approve the compensation of our named executive officers;
5. To approve the frequency with which shareholders will vote on the compensation of our named executive officers in future years;
6. To ratify the selection of BDO USA, LLP as the Company’s independent registered public accounting firm for fiscal 2014; and
7. To transact such other business as may properly come before the meeting or any adjournments thereof.

RECORD DATE	In order to vote, you must have been a shareholder at the close of business on September 20, 2013.

PROXY VOTING

It is important that your shares be represented and voted at the Annual Meeting. If you hold your shares beneficially in street name with a broker, you can vote your shares electronically via the Internet or by telephone. If you are a shareholder of record you can vote your shares by completing and returning the proxy card or voting instruction card. Voting instructions are printed on your proxy card and included in the accompanying proxy statement. You can revoke a proxy at any time prior to its exercise at the Annual Meeting by following the instructions in the proxy statement.

A certified list of shareholders entitled to vote at the meeting will be available for examination by any shareholder during the meeting at the corporate offices at 47827 Halyard Drive, Plymouth, Michigan 48170.

A copy of the 2013 Annual Report for the fiscal year ended June 30, 2013 and Proxy Statement accompanies this notice.

By the Order of the Board of Directors

David W. Geiss
Vice President, General Counsel & Secretary
October 4, 2013

The vote of every shareholder is important, and your cooperation in promptly voting by returning your marked, dated and signed proxy will be appreciated.  The proxy is revocable and will not affect your right to vote in person if you attend the meeting.  Your proxy will, however, help to assure a quorum and to avoid added proxy solicitation costs.

PERCEPTRON, INC.

2013 ANNUAL MEETING OF SHAREHOLDERS

PROXY STATEMENT

i

_____________________________

PROXY STATEMENT

_____________________________

PERCEPTRON, INC.

2013 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD AT 9:00 A.M. ON NOVEMBER 12, 2013

_____________________________

INTRODUCTION

This Proxy Statement and the accompanying Notice of the 2013 Annual Meeting of Shareholders, 2013 Annual Report and proxy card are furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Perceptron, Inc., a Michigan corporation (the “Company”).  The proxies are being solicited for use at the 2013 Annual Meeting of Shareholders (“Annual Meeting”) of the Company to be held at the corporate offices of the Company on Tuesday, November 12, 2013, at 9:00 a.m., local time, and at any adjournment of that meeting.  The corporate offices of the Company are located at 47827 Halyard Drive, Plymouth, Michigan 48170, and the Company’s telephone number is (734) 414-6100.  The Company expects that this Proxy Statement and the accompanying materials will be first sent or given to shareholders on or about October 11, 2013.

Only shareholders of record of the Company’s Common Stock, $0.01 par value (“Common Stock”) at the close of business on September 20, 2013 (“Record Date”) will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.  Shareholders of record on the Record Date are entitled to one vote per share on any matter that may properly come before the Annual Meeting.  As of the Record Date, there were 8,832,608 shares of Common Stock outstanding and entitled to vote.  The Company has no other class of stock outstanding.  The presence, either in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting.  See “Share Ownership of Management and Certain Shareholders” for a description of the beneficial ownership of the Common Stock.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on November 12, 2013.

•                  The Notice of the 2013 Annual Meeting of Shareholders, Proxy Statement and our 2013 Annual Report are available at http://www.astproxyportal.com/ast/05067/.  The Notice of the 2013 Annual Meeting of Shareholders, Proxy Statement, our 2013 Annual Report and form of proxy were distributed via mail and made available via the Internet to shareholders on or about October 11, 2013.

Directors, officers and other employees of the Company may solicit, without additional compensation, proxies by any appropriate means, including personal interview, mail, telephone, courier service and facsimile transmissions.  Although the Company does not anticipate retaining a proxy solicitation firm to aid in solicitation of Proxies from its shareholders, if such a firm is retained, it would be paid customary fees and would be reimbursed for out-of-pocket expenses.  Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries which are record holders of the Company’s Common Stock to forward proxy soliciting material to the beneficial owners of such shares and the Company will reimburse such record holders for their reasonable expenses incurred in connection therewith.  The cost of soliciting proxies, including the preparation, assembling and mailing of the Notice of the 2013 Annual Meeting of Shareholders, the Proxy Statement, the 2013 Annual Report and the accompanying proxy card, as well as the cost of forwarding such material to the beneficial owners of Common Stock, will be borne by the Company.  Only one Notice of the 2013 Annual Meeting of Shareholders, Proxy Statement and Annual Report, as applicable, will be delivered to multiple shareholders sharing an address unless the Company has received contrary instructions from one or more of the shareholders.  Upon written or oral request from a shareholder who shares an address with another shareholder, the Company shall deliver a separate copy of the Notice of the 2013 Annual Meeting of Shareholders, Proxy Statement and Annual Report.  Shareholders can call or write the Company for a separate notice, annual report or proxy statement for the 2013 Annual Meeting or for a future meeting of shareholders at (734) 414-6100 or 47827 Halyard Drive, Plymouth, MI 48170-2461.  Similarly, those shareholders who share an address and wish to receive only one copy of the notice, annual report or proxy statement when they are receiving multiple copies can also call or write the Company at the number and address given above.

Shares may be voted by record holders in two separate ways as follows: (i) by completing and mailing the proxy, or (ii) by ballot at the Annual Meeting.  Shares represented by a duly executed proxy, unless previously revoked, will be voted at the Annual Meeting in accordance with the instructions of the shareholder thereon if the proxy is received by the Company before the close of business on November 11, 2013.  Shares represented by a proxy received after this time will be voted if the proxy is received by the Company in sufficient time to permit the necessary examination and tabulation of the proxy before the vote of shareholders is taken.  IF NO INSTRUCTIONS ARE PROVIDED ON A PROXY RETURNED BY THE SHAREHOLDER, SUCH SHARES WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS NAMED IN THIS PROXY STATEMENT, “FOR” THE APPROVAL OF THE 2004 PLAN PROPOSAL, “FOR” THE APPROVAL OF THE EMPLOYEE STOCK PURCHASE PLAN PROPOSAL, “FOR” THE APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS, “FOR” THE APPROVAL OF AN ANNUAL ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AND “FOR” THE RATIFICATION OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM DESCRIBED IN THIS PROXY STATEMENT.  A proxy also gives Messrs. Harry T. Rittenour, John H. Lowry, III and David W. Geiss discretionary authority, to the extent permitted by law, to vote all shares of Common Stock represented by the proxy on any other matter that is properly presented for action at the meeting; however, the Board does not intend to present any other matters at the Annual Meeting.  Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted.  Proxies may be revoked by (i) filing with the Secretary of the Company, at or before the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at the Company’s corporate offices at or before the Annual Meeting, or (iii) attending the Annual Meeting and voting in person, if the shareholder is a shareholder of record (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy).

If a shareholder owns shares through a bank or brokerage firm in street name, the shareholder’s bank or brokerage firm is required to vote the shares according to the shareholder’s instructions.  In order to vote the shares, a shareholder will need to follow the directions the bank or brokerage firm provides.  Many banks and brokerage firms also offer the option of voting over the Internet or by telephone, instructions for which would be provided by the bank or brokerage firm on its vote instruction form.  Under the rules of The New York Stock Exchange (“NYSE”), if a shareholder does not give instructions to a brokerage firm, it may still be able to vote your shares with respect to certain “discretionary” matters that are deemed by the NYSE to be routine (e.g., the ratification of the appointment of independent auditors), but it will not be allowed to vote shares with respect to certain “non-discretionary” items.  If a shareholder does not provide voting instructions to a broker with respect to non-discretionary items such as the election of directors, the 2004 Stock Plan Proposal, the Employee Stock Purchase Plan Proposal, the Advisory Vote on Executive Compensation or the Advisory Vote on the Frequency of the Approval of Executive Compensation, the shares will not be voted for any such proposal.  In such case, the shares will be treated as “broker non-votes.”  The ratification of the Company’s independent auditors is considered a routine matter, so a bank or broker will have discretionary authority to vote such shares held in street name on that proposal.  A broker non-vote may also occur if a broker fails to vote shares for any reason.

Abstentions, broker non-votes (i.e., shares held by brokers in street name, voting on certain matters due to discretionary authority or instructions from the beneficial owners but not voting on other matters due to lack of authority to vote on such matters from the beneficial owner) and withheld votes with respect to the election of directors, are counted only for purposes of determining whether a quorum is present at the 2013 Annual Meeting.  Broker non-votes and withheld votes will be excluded entirely from the vote on the election of directors and will, therefore, have no effect on the election.  Directors are elected by a plurality of the votes cast, so that only votes cast “for” directors are counted in determining which directors are elected.  Approval of the 2004 Stock Plan Proposal, the Employee Stock Purchase Plan Proposal, the Advisory Vote on Executive Compensation and the ratification of the Company’s independent auditors require a majority of the votes cast on the matters.  For purposes of the Advisory Vote on the Frequency of the Approval of Executive Compensation, shareholders may select a frequency of one, two or three years, or they may abstain from voting on this proposal. The Board will view as the non-binding selection of shareholders the frequency alternative that receives the greatest number of votes. For purposes of determining the number of votes cast with respect to the 2004 Stock Plan Proposal, the Employee Stock Purchase Plan Proposal, the Advisory Vote on Executive Compensation, the Advisory Vote on the Frequency of the Approval of Executive Compensation and the ratification of the Company’s independent auditors, only those cast “for” or “against” are included, and abstentions and broker non-votes are not counted for this purpose.

MATTERS TO COME BEFORE THE MEETING

PROPOSAL 1 — ELECTION OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES

At the Annual Meeting, Shareholders will be asked to elect a Board of seven directors to hold office, in accordance with the Bylaws of the Company, until the 2014 annual meeting and until the election and qualification of their successors, or until their resignation or removal.  The shares represented by properly executed proxies will be voted in accordance with the specifications made therein.  PROXIES WILL BE VOTED “FOR” THE ELECTION OF SUCH NOMINEES UNLESS THE SPECIFICATION IS MARKED ON THE PROXY INDICATING THAT AUTHORITY TO DO SO IS WITHHELD.  If a nominee is unable to serve or, for good cause, will not serve, the proxy confers discretionary authority to vote with respect to the election of any person to the Board.  The nominees receiving a plurality of votes cast at the Annual Meeting will be elected to the Board.  Shares may not be voted cumulatively for the election of directors.

The nominees named below have been selected by the Board of the Company.  Each of the nominees is currently a director of the Company.  The following table sets forth information regarding the nominees for election to the Company’s Board.  In addition, a description of the specific experience, qualifications, attributes and skills that led our Board to conclude that each of the nominees and each of the continuing members of the Board should serve as a director follows the biographical information of each nominee below.

Name and Age	Position, Principal Occupations and Other Directorships
W. Richard Marz, 70

Director since 2000 and Chairman of the Board since January 2008.  Mr. Marz is President of MMW Group, a private technology consulting group he founded in 2006.  From August 2005 to August 2006, he was a technical consultant to LSI Corporation (“LSI”), and prior to that time he was Executive Vice President, Worldwide Strategic Marketing (December 2003 to August 2005), Executive Vice President, Communications and ASIC Technology (July 2001 to December 2003) and Executive Vice President, Geographic Markets (May 1996 to July 2001) of LSI.  LSI is a semiconductor manufacturer.  Mr. Marz served as a director of one other public company, Lattice Semiconductor, Inc., during the past five years.

Mr. Marz brings to the Company extensive sales, marketing and engineering experience in semiconductor and related industries. Mr. Marz managed the field applications engineering activities in two corporations and the corporate marketing functions in two global semiconductor companies.  Mr. Marz also brings significant governance experience to the Company by way of his service on the boards of directors of various public and private companies.

David J. Beattie, 71

Director since 1997.  Mr. Beattie is retired.  Mr. Beattie was President of McNaughton - McKay Electric Company (“MME”) from February 2001 to December 2004.  Prior to that, Mr. Beattie was employed by MME since 1978 in various capacities including Chief Engineer, Sales Manager, Vice President, Senior Vice President Sales and Marketing and Chief Operating Officer of MME’s Southern region.  MME is a distributor of industrial automation products and services.

Mr. Beattie brings to the Company extensive sales, marketing and engineering experience in industrial automation industries.

Name and Age	Position, Principal Occupations and Other Directorships
Kenneth R. Dabrowski, 70

Director since 1999.  Mr. Dabrowski has been President of the Durant Group, L.L.C., a management consulting firm, since January 1999, and Chairman of the Advisory Board of American Industrial Partners, a New York based private equity firm. From 2005 to 2010, Mr. Dabrowski was a partner at American Industrial Partners.  He was a member of the faculty at Massachusetts Institute of Technology from June 1999 to January 2005.  Mr. Dabrowski was Vice President, Global Quality and Process Leadership, Ford Automotive Operations of Ford Motor Company from September 1996 to January 1999.

Mr. Dabrowski brings to the Board extensive engineering, product development, quality, information technology and automotive operations experience, as well as mergers and acquisitions experience from his work in private equity.

Philip J. DeCocco, 75

Director since 1996.  Mr. DeCocco has been President of Sturges House, LLC, a company founded by Mr. DeCocco, since 1983.  Sturges House, LLC offers executive recruiting and management consulting services in human resources, strategic planning, executive development and organization design and development to various companies.

Mr. DeCocco’s extensive senior level human resources and consulting experience provides the Board with valuable insights and guidance in the human resources arena, including executive compensation and benefits, the development and succession of management, human resources strategy, and specific human resources and strategic planning matters.

Robert S. Oswald, 72

Director since 1996.  Mr. Oswald has been Chief Executive Officer since March 2006 and a director of Paice, LLC, which is in the business of developing hybrid electric power train technology.  Mr. Oswald was Chairman, Bendix Commercial Vehicle Systems, LLC, a manufacturer of air brakes and other safety systems, from October 2003 to December 2009 and served as Chairman and Chief Executive Officer from March 2002 to September 2003.  Mr. Oswald was Chairman, President and Chief Executive Officer of Robert Bosch Corporation, a manufacturer of automotive components and systems, and a member of the Board of Management of Robert Bosch, GmbH from July 1996 to December 2000.  Mr. Oswald served as a director of one other public company, Dura Automotive Systems, Inc., during the past five years.

Mr. Oswald brings a deep understanding of the automotive and commercial products industries from his many years serving in senior leadership roles at automotive and commercial product companies, as well as technical expertise from his engineering education and various operational positions throughout his career.

Harry T. Rittenour, 67

Director since 2008.  Since January 2008, Mr. Rittenour has been President and Chief Executive Officer of the Company.  Prior to that he was Senior Vice President - Product Production and Quality from May 2001 to January 2008, Senior Vice President – Industrial Businesses Segment from May 2000 to May 2001 and Vice President – Quality Assurance from January 1997 to May 2000.  From 1993 to January 1997, Mr. Rittenour was the Branch Director, Office of the Chief of Naval Operations in Washington, D.C.  Mr. Rittenour retired from the U.S. Navy in 1997 as Rear Admiral.

Mr. Rittenour brings significant leadership experience and a deep understanding of the Company’s historical and current business strategies, objectives and products gained through his experience as Company's President and Chief Executive Officer and as a Vice President of the Company.

Name and Age	Position, Principal Occupations and Other Directorships
Terryll R. Smith, 63

Director since 1996.  Mr. Smith has been President and Chief Executive Officer of Water Security Corp., an early stage technology start-up focused on drinking water applications, since January 2007.  He was President and Chief Executive Officer of Novation Environmental Technologies Inc., a water purification company, from January 2000 to January 2007.  From 1998 to 1999, Mr. Smith was President and Chief Executive Officer of picoNetworks, an integrated circuits and software services company.  From 1989 to 1998, Mr. Smith held various senior sales and marketing positions including Group Vice President, Sales and Marketing, Group Vice President, Applications Solutions Products and Vice President, International Sales and Marketing with Advanced Micro Devices, Inc., a manufacturer of integrated circuits.

Mr. Smith brings considerable sales and marketing experience to the Board including extensive experience in international markets.

Director Compensation for Fiscal 2013

The following table provides information as to compensation paid by the Company for services rendered in all capacities to the Company and its subsidiaries during the fiscal year ended June 30, 2013 (“fiscal 2013”) by the members of our Board of Directors, other than Mr. Rittenour, whose compensation is described under “Compensation of Executive Officers”.  All payments to members of the Board of Directors set forth in the table are made pursuant to the standard director compensation arrangements described under “Standard Director Compensation Arrangements.”

DIRECTOR COMPENSATION FOR FISCAL 2013

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)(2)	Total ($)
W. Richard Marz	100,000(3)	18,364	118,364
David J. Beattie	65,000	18,364	83,364
Kenneth R. Dabrowski	67,250	18,364	85,614
Philip J. DeCocco	71,000(4)	18,364	89,364
Robert S. Oswald	66,000(5)	18,364	84,364
James A. Ratigan(6)	73,000	18,364	91,364
Terryll R. Smith	64,250	18,364	82,614

(1)         Represents the full grant date fair value associated with stock options awarded prior to the end of fiscal 2013 calculated in accordance with FASB ASC Topic 718, excluding any forfeiture reserves recorded for these awards.  There can be no assurance that the FASB ASC Topic 718 option award amounts shown above will ever be realized. The assumptions we used to calculate these amounts are included in Note 8 to our audited consolidated financial statements included in our Annual Report on Form 10-K for fiscal 2013.

(2)         At June 30, 2013, the members of our Board of Directors, other than Mr. Rittenour, held the following aggregate number of stock options:

Name	Number of Securities Underlying Options
W. Richard Marz	88,000
David J. Beattie	46,000
Kenneth R. Dabrowski	46,000
Philip J. DeCocco	46,000
Robert S. Oswald	46,000
James A. Ratigan	43,000
Terryll R. Smith	46,000

(3)         The director used $12,500 of his cash director fees to purchase 2,168 shares of the Common Stock, at the fair market value of Common Stock on the date of purchase, pursuant to the Directors Stock Purchase Rights Option of the 2004 Stock Incentive Plan (the “2004 Stock Plan”) described under “Matters To Come Before the Meeting – Proposal 1 – Election of Directors - Standard Director Compensation Arrangements” below.

(4)         The director used $36,750 of his cash director fees to purchase 6,383 shares of the Common Stock, at the fair market value of Common Stock on the date of purchase, pursuant to the Directors Stock Purchase Rights Option of the 2004 Stock Plan described under “Matters To Come Before the Meeting – Proposal 1 – Election of Directors - Standard Director Compensation Arrangements” below.

(5)         The director used $34,250 of his cash director fees to purchase 5,949 shares of the Common Stock, at the fair market value of Common Stock on the date of purchase, pursuant to the Directors Stock Purchase Rights Option of the 2004 Stock Plan described under “Matters To Come Before the Meeting – Proposal 1 – Election of Directors - Standard Director Compensation Arrangements” below.

(6)         On October 2, 2013, Mr. Ratigan resigned from the Board of Directors effective immediately.

Standard Director Compensation Arrangements

Our standard compensation arrangements for our Board of Directors who are not our employees (the “Eligible Directors”) include the following retainers:

Type of Compensation	Director	Non-Executive Board Chair
Board Annual Retainer	$45,000	$100,000
Committee Chair Annual Retainers:
Audit and Management Development	$8,000	-
Nominating	$5,000	-
Committee Annual Retainers Per Committee	$3,000	-

The annual cash retainers identified above are paid quarterly on September 1, December 1, March 1 and June 1.  All Eligible Directors, other than the non-executive Board Chair, also receive $1,250 for each Board meeting attended.  In addition, directors are reimbursed for their out-of-pocket expenses incurred in attending Board and committee meetings.

Eligible Directors are also eligible to participate in the 2004 Stock Plan, which replaced the Directors Stock Option Plan.  The Management Development, Compensation and Stock Option Committee (the “Management Development Committee”) or, if there is no such committee or similar committee, the Board, administers the 2004 Stock Plan.  Unless otherwise specified in the 2004 Stock Plan, the Management Development Committee has the power to select the recipients of awards under the 2004 Stock Plan, including Eligible Directors, and has broad power to determine the terms of awards and to change such terms in various ways subsequent to grant.  The 2004 Stock Plan permits grants to Eligible Directors of non-qualified stock options, restricted stock, restricted stock units, stock appreciation rights, performance share awards, including cash, and deferred stock units at any time prior to October 22, 2014 (August 27, 2023 if the 2004 Plan Proposal is approved by the Company’s shareholders).  Except for a single incentive stock option grant of 10,000 options, the Management Development Committee has only awarded non-qualified stock options under the 2004 Stock Plan.  The exercise price for a non-qualified stock option will be not less than 100% of the fair market value of Common Stock on the date of grant.  Fair market value means, for purposes of determining the value of Common Stock on the grant date, the closing sale price of the Common Stock on The NASDAQ Stock Market’s Global Market (“NASDAQ Global Market”) on the grant date.  On December 3, 2012, each Eligible Director received non-qualified stock options to purchase 8,000 shares under the 2004 Stock Plan, vesting one-fourth on each of the first four anniversaries of the date of grant.  The exercisability of options under the 2004 Stock Plan is accelerated in the event of the occurrence of certain changes in control of the Company.  See “Compensation of Executive Officers – Potential Payments Upon Termination or Change in Control.”  In addition, such options become immediately exercisable in the event that the Eligible Director’s service on the Board is terminated by the Company, he is not re-nominated by the Company to serve on the Board or, if re-nominated, is not re-elected, or voluntarily resigns from the Board at the request of the Company, following a Change in Control.  All options granted under the 2004 Stock Plan are exercisable for a period of ten years from the date of grant, unless earlier terminated due to the termination of the Eligible Director’s service as a director of the Company.

The 2004 Stock Plan also permits Eligible Directors to purchase shares of Common Stock through the 2004 Stock Plan in exchange for all or a portion of the cash fees payable to them for serving as a director of the Company (“Directors Stock Purchase Rights Option”).  By December 31 of each year, a director must make his or her election to purchase shares of Common Stock in exchange for all or a portion of a director’s fees payable from December 1 of that year to December 1 of the next year.

Directors fees are payable in cash on March 1, June 1, September 1 and December 1 of each year.  On each of these dates, we will determine the number of shares of the Common Stock each Director who has elected to participate in the Directors Stock Purchase Rights Option has earned on that date.  This determination will be made by dividing all director’s fees payable on each of those dates that the Director has elected to exchange for Common Stock, by the fair market value of the Common Stock on that date.  Any portion of the director’s fees payable on each of those dates that the Director has not elected to receive in Common Stock will be paid to the Director in cash.  The fair market value of the Common Stock will be determined by using the closing price of the Common Stock on the NASDAQ Global Market on the grant date (the first day of the month in which the quarterly payment date for directors’ fees falls).  We will issue share certificates for all shares of Common Stock purchased in a calendar year by December 15th of such year unless a director requests to receive his or her share certificate at any time during the year by sending written notice to the Company.

CORPORATE GOVERNANCE

Board Leadership Structure and Board and Committee Information

The Company’s Board consists of seven independent directors, including the Chairman of the Board, Mr. Marz, and one management director, Mr. Rittenour, the President and Chief Executive Officer of the Company.  The Board is responsible for direction of the overall affairs of the Company.  The Board has established three standing committees, being the Audit Committee, the Management Development, Compensation and Stock Option Committee and the Nominating and Corporate Governance Committee, as further detailed below.  Each of the committees is comprised solely of independent directors, and each committee has a different chair.  The Audit Committee currently does not have a chair due to the resignation of Mr. Ratigan from the Board on October 2, 2013.   The Company believes that it is beneficial to have a non-executive Chairman who is responsible for leading the Board.  The Company also believes that its predominantly independent Board, mixed with the experience of its management director, constitutes a leadership structure that is most appropriate for the Company and its shareholders at this time because it supports strategy development and execution and facilitates information flow between senior management and the Board.  The Board retains the authority to modify this structure to best address the Company’s unique circumstances as and when appropriate.

Our directors are elected to serve until their successors are elected.  The Board, and each committee thereof, meets formally from time to time and also takes action by consent resolutions.  During the fiscal year ended June 30, 2013, the Board met a total of ten times.  All of the current directors who are standing for re-election attended at least 75% of the total meetings of the Board, and of any committee on which they served, held during the period in fiscal 2013 in which they served as directors or members of any such committees.  Our policy is that each director is strongly encouraged to attend the Annual Meeting of Shareholders if reasonably possible.  All of the directors attended the 2012 Annual Meeting of Shareholders in person or via conference telephone.

Chairman.  Mr. Marz has been elected by the directors to serve as non-executive Chairman of the Board.  The Chairman provides leadership to enhance the Board’s effectiveness, presides over meetings of the directors, and serves as liaison between the Board and management.  The Chairman is responsible for determining when to hold executive sessions held by the independent directors.

The Board has delegated certain authority to an Audit Committee, a Management Development, Compensation and Stock Option Committee and a Nominating and Corporate Governance Committee to assist it in executing its duties.  The Board has adopted charters for each of these Committees.  The charters are available on our website at www.perceptron.com. The Board determined that all of the directors, other than Mr. Rittenour, are “independent directors” as defined in Marketplace Rule 4200(a)(15) of The NASDAQ Stock Market, Inc. (“NASDAQ”).

The composition and principal functions of each Committee are as follows:

Audit Committee.  The Audit Committee is currently comprised of two outside members of the Board: Messrs. Dabrowski and Oswald.  Mr. Ratigan served as the Chairman of the Audit Committee during fiscal 2013.  Mr. Ratigan took part in the relevant review and discussion of the Company’s audited financial statements and approved the Audit Committee Report set forth below prior to his resignation.  Due to Mr. Ratigan’s resignation from the Board on October 2, 2013, the Board has not appointed a third member to the Audit Committee nor has it determined whether Mr. Dabrowski or Mr. Oswald qualifies as an “audit committee financial expert” as defined by applicable SEC rules.  The Board determined that all of the members of the Audit Committee are independent as required by the rules of the Securities and Exchange Commission (“SEC”) and NASDAQ listing standards for audit committee members.  In addition, the Board determined that Mr. Ratigan qualified as an “audit committee financial expert” as defined by applicable SEC rules and that each of the Audit Committee members satisfies all other qualifications for Audit Committee members set forth in the applicable NASDAQ rules.  The Audit Committee held eight meetings in fiscal 2013.

On November 18, 2009 the Board approved and adopted the Audit Committee’s revised charter.  The Audit Committee’s primary responsibilities include the following:

(i)                                     oversee the Company’s financial reporting process on behalf of the Board;

(ii)                                  review, appoint, compensate, retain and oversee the accounting firm to be appointed as the Company’s independent registered public accounting firm;

(iii)                               review in advance the nature and extent of all services provided to the Company by its independent registered public accounting firm;

(iv)                              review the independence of the Company’s independent registered public accounting firm;

(v)                                 review the scope, purpose and procedures of the audit;

(vi)                              review the Company’s annual earnings press release, the audited financial statements and the proposed footnotes to be included in the Company’s Annual Report on Form 10-K with management and the auditors;

(vii)                           report annually to the Board whether the Audit Committee recommends to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for filing with the SEC;

(viii)                        review with such auditors its experience, findings and recommendations upon completion of the audit and receive from the auditors their required communications under generally accepted auditing standards;

(ix)                              review the Company’s quarterly earnings releases and financial statements with management and the auditors;

(x)                                 review the Company’s Quarterly Reports on Form 10-Q for filing with the SEC;

(xi)                              review the Company’s proxy statement when authority is delegated by the Board;

(xii)                           review the adequacy of the Company’s internal accounting procedures and financial controls and management’s report on internal control over financial reporting required by applicable SEC rules;

(xiii)                        oversee compliance by the Company with legal and regulatory requirements;

(xiv)                       establish procedures for receipt, retention and handling of complaints and concerns regarding financial matters;

(xv)                          act as the Qualified Legal Compliance Committee;

(xvi)                       review and approve any related party transactions;

(xvii)                    monitor the Company’s risk management activities; and

(xviii)                 review and reassess annually the adequacy of the Audit Committee’s charter and performance.

Management Development, Compensation and Stock Option Committee.  The Management Development, Compensation and Stock Option Committee (“Management Development Committee”) is currently comprised of three outside members of the Board:  Messrs. DeCocco, who serves as Chairman, Dabrowski and Smith.  The Board determined that all members of the Management Development Committee are independent as required by the NASDAQ listing standards for compensation committees responsible for determining compensation of executive officers.

On May 21, 2013, the Board approved and adopted the Management Development Committee’s revised charter. The Management Development Committee’s primary responsibilities include the following:

(i)                                     review the Company’s compensation programs and policies;

(ii)                                  establish and administer the compensation programs and policies for the Company’s CEO and other officers and key employees under its purview;

(iii)                               administer the Company’s stock-based compensation plans;

(iv)                              review and recommend compensation for service on the Board;

(v)                                 provide a compensation committee report for inclusion in the Company’s proxy statement;

(vi)                              monitor the Company’s succession planning; and

(vii)                           review and reassess annually the adequacy of the Management Development Committee’s charter and performance.

Ten employees are currently under the purview of the Management Development Committee, including all of the executive officers named in the Summary Compensation Table included herein.  Mr. Rittenour participates in meetings of the Management Development Committee and makes recommendations with respect to the annual compensation of employees under the Committee’s purview.  The Management Development Committee reviews and approves the compensation of employees under its purview other than Mr. Rittenour.  The Management Development Committee separately determines the compensation of Mr. Rittenour in executive session.  Pursuant to its charter, the Management Development Committee is authorized to retain any compensation consultants or other advisors as it deems appropriate to assist in compensation matters.  The Management Development Committee has the sole authority to hire and fire any compensation consultant.  In Fiscal 2013, the Management Development Committee did not engage any independent compensation consultant or other advisor.  The Management Development Committee held five meetings in fiscal 2013.

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee (“Nominating Committee”) is currently comprised of three outside members of the Board: Messrs. Beattie, who serves as Chairman, DeCocco and Oswald.  The Board determined that all members of the Nominating Committee are independent as required by the NASDAQ listing standards for nominating committee members.

On November 12, 2007, the Board approved and adopted the Nominating Committee’s revised charter. The Nominating Committee’s primary responsibilities include the following:

(i)                                     establish criteria for the selection of new Board members;

(ii)                                  conduct searches and interviews for individuals qualified to become Board members;

(iii)                               make recommendations to the Board regarding director nominees to stand for election as directors at each annual meeting of shareholders or to fill vacancies on the Board;

(iv)                              recommend to the Board the directors to serve on the standing committees of the Board and the structure and functions of such committees;

(v)                                 develop policies and procedures for Board consideration of shareholder recommendations of Board nominees and handling of shareholder proposals;

(vi)                              develop a process for shareholders to communicate with the Board;

(vii)                           advise the Board on corporate governance matters, including development, review and assessment of corporate governance principles;

(viii)                        oversee the Board and committee self-evaluation process;

(ix)                              evaluate independence of each Board member; and,

(x)                                 review and reassess annually the adequacy of the Nominating Committee’s charter and performance.

The Nominating Committee may use various methods to identify director candidates, including recommendations from existing Board members, management, shareholders, professionals and other sources outside the Company, which could include third party search firms.  The Nominating Committee will evaluate and screen the list of potential nominees and narrow the list to individuals they believe best satisfy the needs of the Company, with a strong preference given to the continuation of the current Board members.  The Nominating Committee will conduct interviews and gather additional information concerning the individuals, as they deem appropriate.  Based on the foregoing, the Nominating Committee will recommend to the Board the number of members of the Board to be elected at the next annual meeting of shareholders of the Company and the persons to be nominated for election to the Board.  Director candidates need not possess any specific minimum qualifications.  Rather, a candidate’s suitability for nomination and election to the Board will be evaluated in light of the portfolio of skills, experience, perspective and background required for the effective functioning of the Board.  While the Company does not have a formal written diversity policy, the Nominating Committee considers diversity of director nominees in terms of background, experience, skill set and expertise in matters relating to the Company’s business in an effort to promote balanced deliberation and consideration of matters presented to the Board.  Among the desired qualities that the Nominating Committee will consider are:  (i) high ethical character; (ii) practical intelligence and judgment, an inquiring mind and a good range of problem solving skills; (iii) independence; (iv) ability to work in a collaborative culture; (v) high-level leadership experience and personal achievement; (vi) sufficient personal commitment and time to devote to responsibilities as a director; and (vii) capacity and desire to represent the balanced best interests of the shareholders as a whole.

The Nominating Committee will consider candidates recommended by shareholders using the same procedures and standards utilized for evaluating candidates recommended by other sources except that the Nominating Committee will not consider a director nominee proposed by a shareholder if (i) the shareholder does not submit the required information timely (see “Shareholder Proposals and Nominees for 2014 Annual Meeting – Shareholder Nominees”); (ii) the shareholder or group of shareholders proposing the director nominee do not beneficially own, in the aggregate, more than 5% of the Company’s Common Stock, with the Common Stock used to satisfy this requirement owned for at least one year prior to the date of the recommendation, or (iii) the shareholder proposes as the nominee himself or herself, or an affiliate or affiliated party.  See “Shareholder Proposals and Nominees for 2014 Annual Meeting – Shareholder Nominees” for a description of the procedures to be used by shareholders to submit recommendations of possible director nominees to the Nominating Committee.  The Nominating Committee held four meetings in fiscal 2013.

Board Role in Risk Oversight

The Company’s management team is responsible for identifying and monitoring the material risks facing the Company, and the Board is responsible for oversight of management’s efforts with respect to risk, which oversight occurs at both the Board and the committee level.  For example, the Audit Committee focuses on financial and accounting exposures and compliance; the Management Development Committee monitors risks arising from compensation policies and practices; and the Nominating Committee oversees risks associated with the Company’s fiduciary responsibilities, which include board membership, board structure and corporate governance.  Management provides regular updates throughout the year regarding the management of the risks they oversee.

The Company’s risk structure allows the Company’s independent directors to exercise effective oversight of the actions of management, led by Mr. Rittenour as President and Chief Executive Officer, in identifying the risks and implementing effective risk management policies and controls.

Shareholder Communications with the Board of Directors

Shareholders desiring to communicate with the Board or any individual director may send communications to the Board in writing by mail addressed to the Board of Directors or an individual director, c/o Vice President, General Counsel & Secretary, Perceptron, Inc., 47827 Halyard Drive, Plymouth, MI 48170 or by e-mail addressed to dgeiss@perceptron.com.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics (“Code of Ethics”) that applies to the Company’s directors, executive officers and other employees.  The Code of Ethics is available on our website at www.perceptron.com.  Shareholders may also obtain a written copy of the Code of Ethics, without charge, by sending a written request to the Investor Relations Department, Perceptron, Inc., 47827 Halyard Drive, Plymouth, Michigan 48170.  We will disclose any amendments to, or waivers from, the provisions of the Code of Ethics applicable to the directors or executive officers on the Company’s website.

Certain information relating to corporate governance matters can be viewed at www.perceptron.com.  There we make available, free of charge, our (i) charters for the Audit Committee, Management Development, Compensation and Stock Option Committee and Nominating and Corporate Governance Committee and (ii) Code of Ethics.  We intend to post additional information on this website from time to time as the Board adopts or revises policies and procedures.  The information found on our website is not part of this or any report we file with, or furnish to, the SEC.

Audit Committee Report

In accordance with its revised charter, which was approved and adopted by the Board on November 18, 2009, the Audit Committee provides assistance to the Board in fulfilling its responsibility to the shareholders, potential shareholders and investment community relating to corporate accounting, reporting practices of the Company and the quality and integrity of the accounting policies, internal controls and financial reports of the Company.  In doing so, it is the responsibility of the Audit Committee to maintain free and open communication between the Board, the Company’s independent registered public accounting firm and the financial management of the Company.

The Company’s management is primarily responsible for the preparation, presentation and integrity of the Company’s financial statements.  The Company’s independent registered public accounting firm, BDO USA, LLP, is responsible for performing an independent audit of the Company’s financial statements and expressing an opinion as to the conformity of the financial statements with generally accepted accounting principles.

The Audit Committee received from the independent registered public accounting firm and reviewed a formal written statement describing all relationships between the firm and the Company that might bear on the firm’s independence consistent with the applicable requirements of Public Company Accounting Oversight Board (PCAOB) Rule 3526 (Communication with Audit Committees Concerning Independence), as may be modified or supplemented, discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors’ independence.

The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the PCAOB in Rule 3200T, and, with and without management present, discussed and reviewed the results of the independent registered public accounting firm’s examination of the financial statements.

The Audit Committee reviewed and discussed with management and the independent registered public accounting firm the audited financial statements of the Company as of and for the fiscal year ended June 30, 2013, including the quality of accounting principles and significant judgments affecting the financial statements and the results of BDO’s independent audit described above.

The members of the Audit Committee are not engaged in the practice of auditing or accounting.  In performing its functions, the Audit Committee necessarily relies on the work and assurances of the Company’s management and the independent registered public accounting firm.

Based on the above-mentioned reviews and discussions with management and the independent registered public accounting firm and in light of its role and responsibilities, the Audit Committee recommended to the Board that the Company’s audited financial statements as of and for the fiscal year ended June 30, 2013 be included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2013 for filing with the Securities and Exchange Commission.  Further, the Audit Committee approved the engagement of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ended June 30, 2014.

AUDIT COMMITTEE:	Kenneth R. Dabrowski
Robert S. Oswald

Management Development, Compensation and Stock Option Committee Interlocks and Insider Participation

The Management Development Committee currently consists of Messrs. Dabrowski, DeCocco and Smith.  During fiscal 2013, no member of the Management Development Committee served as an officer or employee of the Company or any of its subsidiaries nor had any member of the Management Development Committee formerly served as an officer of the Company or any of its subsidiaries.  See “Proposal 1 – Election of Directors”.  During fiscal 2013, none of our executive officers served on the board of directors or on the compensation committee of any other entity, any of whose executive officers served either on our Board or on our Management Development Committee.

PROPOSAL 2 – AMENDMENT TO THE 2004 STOCK INCENTIVE PLAN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2

Proposed Amendment to the 2004 Stock Plan

The Company proposes to amend the First Amended and Restated 2004 Stock Incentive Plan (the “2004 Stock Plan”) to (i) extend the expiration date of the 2004 Stock Plan from October 22, 2014 to August 27, 2023, and (ii) increase the total number of shares of Common Stock available for grant under such plan by 700,000 shares, from 1,400,000 to 2,100,000, which also results in a corresponding increase in the maximum number of shares of Common Stock that may be granted as incentive stock options under the 2004 Stock Plan (the “2004 Plan Proposal”).  The Board of Directors believes that the 2004 Plan Proposal will assist the Company in its efforts to attract new and retain highly-qualified executives, team members, consultants and non-employee directors and provide incentive to the Company’s existing key executives, team members and non-employee directors.

The 2004 Plan Proposal is necessitated by the fact that there are insufficient shares of Common Stock currently available under the 2004 Stock Plan for the Company to continue to grant stock-based compensation to new and existing team members, consultants and non-employee directors.  As of September 20, 2013, there are only 123,775 shares available for future grant under the 2004 Stock Plan.  The amendment, if approved by the shareholders of the Company, will permit the continued use of stock-based compensation to attract new team members, consultants and non-employee directors and to retain and provide incentive to the Company’s existing team members, consultants and non-employee directors.  The 2004 Stock Plan was originally approved by shareholders on December 6, 2004 with 600,000 shares available for grant.  Two amendments, each of which added 400,000 shares to the 2004 Stock Plan, were approved by shareholders on November 18, 2008 and November 15, 2011.

The Company’s team member compensation program reflects the Company’s philosophy that executive and team member compensation should be linked to performance.  As a result, the Company’s Management Development Committee has historically favored stock-based compensation incentives for the Company’s executives and team members.  These grants have primarily been in the form of stock options which permit the executives and team members to buy a specified number of shares of Common Stock at the fair market value on the date an option is granted.  Such stock options gain value only if the price of the Common Stock increases above the exercise price.  More recently, the Management Development Committee has granted restricted stock to executives and team members upon achievement of performance goals.  Once granted, the restricted stock is subject to a risk of forfeiture by the executive or team member if the special conditions of the grant are not met.

Further, the Company has a continuing need to attract highly qualified executive and team member candidates to meet the Company’s personnel requirements.  The Company utilizes stock grants as part of a standard compensation package developed to attract such candidates.

If the 2004 Stock Plan is amended as proposed, the Company intends to continue to use stock options, restricted stock and other stock-based compensation as a key component of its team member compensation program as described above.

If the 2004 Plan Proposal is not adopted, the Company believes that the number of available shares would be inadequate to meet the Company’s needs and would significantly impede the Company’s ability to retain existing key executives, team members and non-employee directors and to attract new executives, team members, and non-employee directors.

Because all of the shares of Common Stock included in the requested increase in the number of shares available for grant under the 2004 Stock Plan can be granted as incentive stock options, Code Section 422 requires shareholder approval of the 2004 Plan Proposal in order for these additional shares to be issued as incentive stock options.

Of the 1,400,000 shares reserved under the 2004 Stock Plan, as of September 20, 2013, only 123,775 shares are available for future grants, 863,726 shares are reserved for outstanding stock option grants and future potential restricted stock awards under the 2004 Stock Plan, 227,749 shares have been issued upon exercise of stock options previously granted under the 2004 Stock Plan, 22,550 shares have been issued in restricted stock awards and 162,200 shares have been issued to non-employee directors in exchange for all or a portion of the cash fees payable to them for serving as a director of the Company pursuant to the Directors Stock Purchase Rights Option.

Required Vote

Approval of the 2004 Plan Proposal requires the affirmative vote of holders of a majority of the shares properly cast on the matter.  For purposes of determining the number of votes cast with respect to the approval of the 2004 Plan Proposal, only those cast “for” or “against” are included and abstentions and broker non-votes are not counted for this purpose.

PROXIES WILL BE VOTED “FOR” THE APPROVAL OF THE 2004 PLAN PROPOSAL UNLESS OTHERWISE INDICATED ON THE PROXY.

The 2004 Stock Incentive Plan

The 2004 Stock Plan was adopted by the Board of Directors on October 22, 2004 and approved by the shareholders on December 6, 2004.  The 2004 Stock Plan expires on October 22, 2014 (August 27, 2023 if the 2004 Plan Proposal is approved by the Company’s shareholders).  On October 2, 2008, the 2004 Stock Plan was amended and restated by the Board for certain updates, including increasing the total number of shares of Common Stock available for grant under such plan from 600,000 to 1,000,000.  On November 18, 2008, the shareholders approved the amended and restated 2004 Stock Plan, re-approved the performance measures included in the 2004 Stock Plan pursuant to Internal Revenue Code of 1986, as amended (the “Code”), Section 162(m) (“Code Section 162(m)”), and approved the increase of the total number of shares of Common Stock available for grant under such plan from 600,000 to 1,000,000.  On August 23, 2011, the 2004 Stock Plan was amended by the Board to increase the total number of shares of Common Stock available for grant under such plan from 1,000,000 to 1,400,000.  On November 15, 2011, the shareholders approved the increase of the total number of shares of Common Stock available for grant under such plan from 1,000,000 to 1,400,000 and re-approved the Code Section 162(m) performance measures.

On August 27, 2013, the 2004 Stock Plan was amended by the Board, subject to approval of the Company’s shareholders, to extend the expiration date from October 22, 2014 until August 27, 2023 and increase the total number of shares of Common Stock available for grant under such plan from 1,400,000 to 2,100,000.  Such amendment is being submitted to the shareholders for approval at the Annual Meeting.

As of September 20, 2013, an aggregate of 863,726 shares of Common Stock are reserved for issuance upon the exercise of options granted under the 2004 Stock Plan and future potential restricted stock awards and only 123,775 shares are available for future awards.  An additional 700,000 shares will be available for future awards upon approval of the proposed amendment to the 2004 Stock Plan.  If, for any reason, an option lapses, expires or terminates without having been exercised in full, the unpurchased shares covered thereby are again available for grants of options under the 2004 Stock Plan.

The purpose of the 2004 Stock Plan is to (i) promote the best interests of the Company and its shareholders by encouraging team members, consultants, and non-employee directors of the Company and its subsidiaries to acquire an ownership interest in the Company, and (ii) enhance the ability of the Company to attract, motivate and retain highly competent, effective and loyal team members, consultants and non-employee directors in order to create intrinsic value for shareholders.

The Company believes that equity is a key element of the Company’s compensation package because equity awards encourage loyalty to the Company and align the interests of team members, consultants and non-employee directors directly with those of the Company’s shareholders.  The amendment to the 2004 Stock Plan will allow the Company to continue to provide these individuals with equity incentives that are competitive with those companies with which the Company competes for talent.

The 2004 Stock Plan replaced the 1992 Stock Option Plan (the “1992 Plan”) and the Directors Stock Option Plan (the “Directors Plan”) and currently is the Company’s only stock incentive plan.  Without the approval of the amendment to the 2004 Stock Plan, the Company will not, without shareholder approval, be able to meet its future anticipated needs for stock incentive awards.

The 2004 Stock Plan allows for awards of stock options, stock appreciation rights, restricted stock, restricted stock units, performance share awards, performance share award units and deferred stock units and permits non-employee directors to purchase shares of Common Stock through the 2004 Stock Plan in exchange for all or a portion of the cash fees payable to them for serving as a director of the Company.  To date, the Company only has granted stock options, awarded restricted stock and permitted non-employee directors to purchase Common Stock under the 2004 Stock Plan.  The 2004 Stock Plan enables the Company to design and grant different types of stock awards that it determines from time to time to be most effective in attracting, motivating and retaining key individuals essential for the Company’s success.  A broader plan, such as the 2004 Stock Plan, gives the Company greater flexibility to design and manage equity-based compensation to meet the changing needs of its business over an extended period of time.

Moreover, if the amendment to the 2004 Stock Plan is not approved by shareholders, no further stock incentive awards will be available for non-employee directors and non-employee directors will no longer be able to elect to receive Common Stock in lieu of their cash directors fees once rights to the remaining shares under the 2004 Stock Plan have been granted.  The Company believes these stock incentives are important elements of the Company’s compensation package for non-employee directors and assist the Company in its efforts to attract and retain highly qualified outside directors.  Further, the Company believes that director stock awards and stock purchase rights align non-employee directors’ interests and interests of the Company’s shareholders by encouraging non-employee directors to acquire shares of Common Stock.

The closing price of a share of Common Stock on the NASDAQ Global Market on September 20, 2013 was $10.50.  The proceeds received by the Company upon exercise of the awards of participants in the 2004 Stock Plan will be used for the general corporate purposes of the Company.

The 2004 Stock Plan is available on the Company’s website at www.perceptron.com.  A copy of the 2004 Stock Plan along with the proposed amendment will be furnished to any shareholder upon written request to the Company’s Secretary at the Company’s executive offices in Plymouth, Michigan.

Eligible Participants

Participants in the 2004 Stock Plan shall be such employees (including employees who are directors), non-employee directors or consultants of the Company and its subsidiaries as the Management Development Committee in its sole discretion may select from time to time.

Summary of the 2004 Stock Plan

The following is a summary of key provisions of the 2004 Stock Plan.  This summary does not purport to be a complete description of all the provisions of the 2004 Stock Plan, and it is qualified in its entirety by reference to the full text of the 2004 Stock Plan.

General.  The 2004 Stock Plan provides for the grant of incentive stock options, non-qualified stock options, restricted stock, restricted stock units, stock appreciation rights, performance share awards, including cash, director stock purchase rights and deferred stock units at any time prior to October 22, 2014 (August 27, 2023 if the 2004 Plan Proposal is approved by the Company’s shareholders).  A total of 1,400,000 shares of Common Stock (2,100,000 shares of Common Stock, if the 2004 Plan Proposal is approved by shareholders) have been set aside for issuance under the 2004 Stock Plan, all of which may be granted as incentive stock options.  This amount is subject to adjustment for stock splits and certain other corporate events.  Approximately 235 full time employees and seven (7) non-employee directors of the Company are eligible to receive grants under the 2004 Stock Plan.

Administration.  The Management Development, Compensation and Stock Option Committee (the “Management Development Committee”) or, if there is no such committee or similar committee, the Board of Directors, will administer the 2004 Stock Plan.  Unless otherwise specified in the 2004 Stock Plan, the Management Development Committee has the power to select the recipients of awards and, subject to Code Section 409A and the regulations thereunder (“Code Section 409A”) and Code Section 162(m), has broad power to determine the terms of awards and to change such terms in various ways subsequent to grant, including among others, accelerating the exercisability or vesting of awards or lapse of transfer restrictions, waiving or modifying performance conditions and transfer restrictions, and extending the post-termination exercise period of awards. Subject to applicable laws, the Management Development Committee may delegate to one or more officers or a committee of such officers the authority to grant awards and to otherwise act with respect to awards made to participants who are not officers or directors of the Company.  In accordance with current practice, the Management Development Committee has delegated such authority to the President, within parameters set by the committee from time to time.

Repricing Prohibition

The 2004 Stock Plan does not permit the cancellation of outstanding options or stock appreciation rights and the grant in substitution therefore of any new awards under the plan having a lower exercise price or the amendment of outstanding options or stock appreciation rights to reduce their exercise price without shareholder approval and compliance with the requirements of Code Section 409A.

Types of Awards

Awards under the 2004 Stock Plan may be in the form of stock options (either incentive stock options or non-qualified options), stock appreciation rights, restricted stock or restricted stock units, performance share awards, director stock purchase rights and deferred stock units; or any combination thereof.  The terms of awards under the 2004 Stock Plan will generally be set forth in an agreement between the Company and the recipient and will be determined by the Management Development Committee, unless specified in the 2004 Stock Plan.

•                  Stock Options.  Stock options represent the right to purchase shares of Common Stock within a specified period of time at a specified price.  Options granted under the 2004 Stock Plan may be (i) incentive stock options under Section 422 of the Code, or (ii) non-qualified stock options.  The exercise price for a stock option will be not less than 100% (110% for an incentive stock option granted to a 10% or more shareholder) of the fair market value of Common Stock on the date of grant.  The fair market value per share of the Common Stock on September 20, 2013 was $10.50. Fair market value means the final reported sales price (or, if there is no reported sale on such date, the final reported sales price on the last preceding date for which such reported sales price exists) of the Common Stock on the principal United States securities exchange on which the Common Stock may at the time be listed on the grant date.  The aggregate fair market value of the stock for which any person may be granted incentive stock options which become exercisable for the first time by such person in any calendar year cannot exceed the sum of $100,000 (determined on the date such option is granted).  No incentive stock option will be granted to a person who is not an “employee” as defined in the applicable provisions of the Code and regulations issued thereunder.  An incentive stock option shall expire in ten years (five years in the case of an incentive stock option granted to a 10% or more shareholder) after the date of grant.  No incentive stock options can be granted under the 2004 Stock Plan after October 22, 2014 (August 27, 2023 if the 2004 Plan Proposal is approved by the Company’s shareholders), but options granted before that date may be exercised thereafter.  Options granted under the 2004 Stock Plan become exercisable and will expire at such times as the Management Development Committee may determine; provided that options will expire not later than ten years after grant.  The maximum number of shares that may be subject to option grants under the 2004 Stock Plan to any participant during any one fiscal year of the Company is 200,000 shares of Common Stock (subject to adjustment for stock splits and other corporate events).  Payment for shares to be acquired upon exercise of options granted under the 2004 Stock Plan may be made (i) in cash, (ii) by check, (iii) at the discretion of the Management Development Committee, through a cashless exercise procedure whereby the holder provides an option exercise notice to the Company and simultaneously irrevocably instructs a broker to sell a sufficient number of shares from the option exercise to pay the option exercise price and accompanying taxes, (iv) at the Management Development Committee’s discretion, shares held by the holder may be tendered to the Company to pay the exercise price and tax withholding obligations, if any, (v) any combination of the foregoing or (vi) other means determined by the Management Development Committee.

•                  Stock Appreciation Rights.  A stock appreciation right is an award which provides the holder with the ability to profit from the appreciation in value of a set number of shares of the Common Stock over a set period of time.  The 2004 Stock Plan provides for the grant of two types of stock appreciation rights: tandem stock appreciation rights, which are granted in conjunction with a stock option, and stand-alone stock appreciation rights, which are granted as independent instruments and are not necessarily issued in conjunction with any options.  The exercise price for a stock appreciation right shall not be less than 100% of the fair market value of the shares of Common Stock covered by the stock appreciation right on the grant date and the per share exercise price subject to a tandem stock appreciation right will be the same per share exercise price as the related option.  Stock appreciation rights granted under the 2004 Stock Plan become exercisable at such times as the Management Development Committee may determine or as set forth in the related option and shall not have a term of more than ten years.  If a tandem stock appreciation right, a stock appreciation right shall be exercisable only at such times and in such amounts as the related option may be exercised.  A tandem stock appreciation right shall terminate and cease to be exercisable no later than the date on which the related option expires or is terminated or canceled.  Upon the exercise of a tandem stock appreciation right with respect to some or all of the shares subject to such stock appreciation right, the related option shall be canceled automatically as to the number of shares with respect to which the tandem stock appreciation right was exercised.  Upon the exercise of an option related to a tandem stock appreciation right as to some or all of the shares subject to such Option, the related tandem stock appreciation right shall be canceled automatically as to the number of shares with respect to which the related option was exercised.  The maximum number of shares that may be subject to stock appreciation rights under the 2004 Stock Plan granted to any participant during any one fiscal year of the Company is 200,000 shares of Common Stock (subject to adjustment for stock splits and other corporate events).  Upon exercise of a stock appreciation right, a participant will be entitled to payment from the Company, in cash, shares of Common Stock, or partly in each, as determined by the Management Development Committee in accordance with any applicable terms of the agreement.

•                  Restricted Stock Awards and Restricted Stock Units.  Restricted stock is Common Stock that is subject to risk of forfeiture or other restrictions that will lapse upon satisfaction of specified conditions.  Restricted stock units represent the right to receive shares of Common Stock, or an equivalent value in cash, in the future, with the right to future delivery of the shares or cash subject to a risk of forfeiture or other restrictions that will lapse upon satisfaction of specified conditions.  Restricted shares and restricted stock units will initially be non-transferable but will become transferable upon fulfillment of conditions established by the Management Development Committee at the time of grant.  An award of restricted stock or restricted stock units may also be subject to vesting or other restrictions, which may include performance measures.  All of the terms relating to vesting or other restrictions, including performance measures, the length of any performance period, and the termination of the restriction period relating to a restricted stock award or restricted stock unit, will be determined by the Management Development Committee and set forth in the agreement relating to such restricted stock award or restricted stock unit.  The holder of restricted shares will have rights as a shareholder of the Company, including the right to vote and receive dividends with respect to such shares.  The holder of shares subject to a restricted stock unit will have no rights as a shareholder of the Company until share certificates are issued by the Company, but, at the discretion of the Management Development Committee, will have the right to receive a “Dividend Equivalent” (generally, a credit equal to the cash dividends paid on the number of shares subject to the award).

•                  Performance Share Awards.  The 2004 Stock Plan also provides for the grant of performance share awards.  A performance share award is a right, contingent upon the attainment of performance measures within a specified performance period, to receive cash, shares of Common Stock, which may be restricted stock, or a combination of both.  All of the terms relating to the satisfaction of performance measures, the length of any performance period, the amount of any performance share award granted, the amount of any payment or transfer to be made pursuant to any performance share award, and any other terms and conditions of any performance share award, will be determined by the Management Development Committee and included in an agreement between the recipient and the Company.  Awards must be paid within 30 days after the Management Development Committee certifies satisfaction of the performance measures.  The holder of performance share awards who receive the award in the form of restricted stock will have rights as a shareholder of the Company, including the right to vote and receive dividends with respect to such shares, but will be prohibited from transferring the stock until the satisfaction of the performance measures.  Performance share awards may also be granted in the form of units providing the right to receive shares of Common Stock, or an equivalent in cash, in the future.  The holder of a performance share award unit will have no right as a shareholder of the Company until share certificates are issued by the Company and, at the discretion of the Management Development Committee, will have Dividend Equivalent rights.

•                  Directors Stock Purchase Rights.  The 2004 Stock Plan also permits directors to purchase shares of Common Stock through the 2004 Stock Plan in exchange for all or a portion of the cash fees payable to them for serving as a director of the Company (“Directors Stock Purchase Rights Option”).  Only non-employee directors currently receive cash fees for serving as a director of the Company.  Under the terms of the 2004 Stock Plan, eligible non-employee directors are also eligible for awards under the 2004 Stock Plan in addition to their meeting fees.  See “Further Information – Compensation of Directors and Executive Officers – Directors.”

Under the Directors Stock Purchase Rights Option, directors may elect to use all or a portion of their annual directors fees payable in cash to purchase Common Stock in exchange for all or a portion of director fees payable from December 1 of that year to December 1 of the next year.

Directors fees are payable in cash on March 1, June 1, September 1 and December 1 of each year.  On each of these dates, the Company will determine the number of shares of the Common Stock each Director who has elected to participate in the Directors Stock Purchase Rights Option has earned on that date.  This determination will be made by dividing all director’s fees payable on each of those dates that the Director has elected to exchange for Common Stock, by the fair market value of the Common Stock on that date.  Any portion of the director’s fees payable on each of those dates that the Director has not elected to receive in Common Stock will be paid to the Director in cash.  The fair market value of the Common Stock will be determined by the final reported sales price (or, if there is no reported sale on such date, the final reported sales price on the last preceding date for which such reported sales price exists) of the Common Stock on the principal United States securities exchange on which the Common Stock may at the time be listed on the first day of the month in which the quarterly payment date for directors fees falls.  The Company will issue share certificates for all shares of Common Stock purchased in a calendar year by December 15th of such year unless a director requests to receive his or her share certificate at any time during the year by sending written notice to the Company.

•                  Deferred Stock Units.  The 2004 Stock Plan permits participants designated by the Management Development Committee who are among a select group of management or highly compensated team member of the Company to elect to reduce compensation otherwise payable in cash in exchange for a grant of deferred stock units (subject to minimums and maximums imposed by the Management Development Committee and the requirements of Code Section 409A).  Participants have no voting rights with respect to deferred stock units until the issuance of shares under the plan.  Participants are entitled to Dividend Equivalents with respect to cash dividends having a record date prior to the date on which deferred stock units are settled (paid by crediting such participant with additional deferred stock units).  Settlement of deferred stock units is made by issuance of fully vested Common Stock.

•                  Code Section 162(m) Awards and Performance Measures.  In its discretion, the Management Development Committee may designate any grant of restricted stock, restricted stock units, performance share award or performance share award units to any key employee as intended to satisfy the requirements of Code Section 162(m).  Such grants will be subject to certain additional requirements intended to satisfy the exemption for performance-based compensation under Code Section 162(m).  The performance criteria will be one or more of the following objective performance measures, either individually, or in any combination, based on performance of the Company as a whole or any division, business segment or unit selected by the Management Development Committee and measured over a designated performance period, in each case as specified by the Management Development Committee: (i) revenue; (ii) gross margin; (iii) operating margin; (iv) operating income; (v) pre-tax profit; (vi) earnings before interest, taxes, depreciation and/or depreciation, (vii) net income; (viii) cash flow; (ix) expenses; (x) stock market price of the Common Stock; (xi) earnings per share; (xii) operating income per share; (xiii) return on stockholder equity; (xiv) return on capital; (xv) return on net assets; (xvi) economic value added; (xvii) market share; (xviii) return on investment; (xix) profit after tax; (xx) product approval; (xxi) market capitalization; (xxii) new products; and (xxiii) research and development activity.  The restriction or performance period may be a one, two, three, four or five fiscal year period, determined by the Management Development Committee.  A performance-based restricted stock award, restricted stock unit, performance share award or performance share award unit shall not be paid until the Management Development Committee has certified in writing that the applicable performance measures have been attained.  The performance measures criteria stated above shall have the same meanings as used in the Company’s financial statements or, if such terms are not used in the Company’s financial statements, the meaning applied pursuant to generally accepted accounting principles, or as used generally in the Company’s industry.  The performance measures criteria stated above were originally approved by shareholders in connection with their approval of the 2004 Stock Plan on December 6, 2004 and subsequently re-approved by shareholders on November 18, 2008 and November 15, 2011 and are required to be reapproved by shareholders of the Company, to the extent required by Code Section 162(m), which currently requires such re-approval at the first shareholders meeting that occurs in the fifth year following the year in which shareholders previously approved the performance measures. Dividends paid on Code Section 162(m) restricted stock or performance share awards shall be automatically reinvested in additional shares of restricted stock.

No participant may be granted a Code Section 162(m) restricted stock, restricted stock unit, performance share or performance share award unit during any one fiscal year of the Company for more than 200,000 shares of Common Stock (subject to adjustment for stock splits and other corporate events), or, if the performance share award unit is not based upon a set number of shares of Common Stock, then no participant may receive a performance share award unit that could result in such participant receiving more than $500,000 for each fiscal year of the Company covered by the performance period for the award.

Change in Control or Termination of Employment

Unless otherwise provided in the applicable agreement, any portion of an option or stock appreciation right which is not yet exercisable, any portion of a restricted stock grant or restricted stock unit which is not yet transferable and any portion of a performance share award with respect to which performance measures have not yet been achieved will be forfeited if the participant terminates employment or services for any reason.

Participants shall have the right within the period specified in the applicable agreement to exercise an option or stock appreciation right to the extent it was exercisable and unexercised on the date of the participant’s termination of employment or services, death, or disability, subject to any other limitation on exercise in effect on the date of exercise; provided, however, that the beneficial tax treatment of an incentive stock option may be forfeited if the option is exercised more than (i) three months after a participant’s termination of employment, or (ii) one year after the participant’s date of death or participant’s termination of employment due to disability.

Subject to the requirements of Code Sections 162(m) and 409A, the Management Development Committee has discretion under the 2004 Stock Plan to accelerate the exercisability of options and stock appreciation rights, extend the exercise period of an option or stock appreciation right and waive, change or add restrictions or conditions applicable to restricted stock, restricted stock units or performance share awards, in the event of a participant’s termination of employment or services, death or disability.

The Management Development Committee in its discretion may provide in the applicable agreements with participants or otherwise that in the event of a change in control of the Company, as defined in the 2004 Stock Plan, or the occurrence of a change in control as determined by the Management Development Committee, any or all of the following will occur: (i) any outstanding option or stock appreciation right granted to participants immediately shall become fully vested and exercisable in full, regardless of any installment provision applicable to such option or stock appreciation right; (ii) the remaining restriction period on any shares of Common Stock subject to a restricted stock grant or restricted stock unit immediately shall lapse and the shares shall become fully transferable, subject to any applicable federal or state securities laws; (iii) all performance measures and conditions shall be deemed to have been satisfied and all restrictions shall lapse on any outstanding performance share awards granted to participants, and such awards shall become payable in full; (iv), for purposes of any deferred stock unit granted to participants, payments due under the deferred stock unit shall become immediately payable if the change in control satisfies the requirements under Code Section 409A; or (v) such other treatment as the Management Development Committee may determine.  The Management Development Committee may, in its sole discretion and without the consent of any participant, determine that, upon the occurrence of a change in control, each or any option or stock appreciation right outstanding immediately prior to the change in control shall be canceled in exchange for a payment with respect to each vested share of Common Stock subject to such canceled option or stock appreciation right in (i) cash, (ii) stock of the Company or of a corporation or other business entity a party to the change in control, or (iii) other property which, in any such case, shall be in an amount having a fair market value equal to the excess of the fair market value of the consideration to be paid per share of Common Stock in the change in control transaction over the exercise price per share under such option or stock appreciation right (the “Spread”).  In the event such determination is made by the Management Development Committee, the Spread (reduced by applicable withholding taxes, if any) shall be paid to participants in respect of their canceled options and stock appreciation rights as soon as practicable following the date of the change in control.

Assignments

Except as otherwise determined by the Management Development Committee, no award under the 2004 Stock Plan shall be assignable except by will or the laws of descent and distribution.

Adjustments

The shares of Common Stock under the 2004 Stock Plan and subject to any award under the Plan shall be adjusted pro rata for stock dividends, stock splits, reverse stock splits and other similar transactions.

In the event of a liquidation of the Company, the Management Development Committee may provide for outstanding awards to become exercisable in full and all restrictions on such awards to lapse and for such awards to terminate on the effective date of the liquidation.

In the event of a merger of the Company in which the Company is not the survivor, a reverse triangular merger in which the Company becomes a subsidiary of another company, a sale of all or substantially all of the assets of the Company or other similar transaction (a “Corporate Transaction”), it is intended that the awards will be assumed by the acquirer, subject to the requirements of Code Section 409A.  If the awards are not assumed, subject to the requirements of Section 409A, the awards shall become fully exercisable and all restrictions on such awards shall lapse and the Management Development Committee may provide for such awards to terminate on a date established by the committee.

Termination or Amendment

The 2004 Stock Plan shall continue in effect until the earlier of October 22, 2014 (August 27, 2023 if the 2004 Plan Proposal is approved by the Company’s shareholders), its termination by the Board or the issuance of all shares under the plan.  The Management Development Committee may at any time discontinue granting awards under the 2004 Stock Plan.

The Management Development Committee may amend the 2004 Stock Plan, except that no amendment may adversely affect the rights of any participant without his or her consent and no amendment will, without the approval of the shareholders of the Company, and without complying with Code Section 409A, materially increase the benefits accruing to participants under the 2004 Stock Plan, increase the number of shares of Common Stock available under the 2004 Stock Plan, change the group of persons eligible to receive awards, permit the repricing of options or stock appreciation rights in a fashion prohibited as described under “Repricing Prohibition” above, or permit the granting of options with exercise prices below fair market value.  The 2004 Stock Plan and agreements issued under the plan are subject to amendment, with or without notice to participants, on a prospective or retroactive basis, including amendments that adversely affect the rights of participants, to the extent necessary to comply with Code Section 409A.

So long as the Common Stock is listed on the NASDAQ Global Market, the Company will also be subject to NASDAQ requirements that prohibit the Company from materially amending the 2004 Stock Plan without the approval of shareholders.

Federal Income Tax Consequences

The following discussion outlines the current U.S. federal income tax consequences of the 2004 Stock Plan but does not purport to be a complete analysis of all of the potential tax effects of the 2004 Stock Plan.  Applicable tax laws and their interpretations are subject to change at any time and application of such laws may vary in individual circumstances.  No information is provided with respect to persons who are not citizens or residents of the United States, or foreign, state or local tax laws, or estate and gift tax considerations.  Each participant should rely on his or her own tax counsel for advice regarding U.S. federal income tax treatment under the 2004 Stock Plan.

Incentive Stock Options.  A participant who is granted an incentive stock option does not recognize taxable income upon the grant or exercise of the option.  However, the difference between the fair market value of the Common Stock received on the date of exercise and the option exercise price is a tax preference item that may subject the participant to alternative minimum tax.  A participant generally will receive long-term capital gain or loss treatment on the disposition of shares acquired upon exercise of the option, provided that the disposition occurs more than two years from the date the option is granted, and the participant holds the stock acquired for more than one year.  A participant who disposes of shares acquired by exercise prior to the expiration of the forgoing holding periods recognizes ordinary income upon the disposition equal to the difference between the option price and the lesser of the fair market value of the shares on the date of exercise and the disposition price.  Any appreciation between the fair market value of the shares on the date of exercise and the disposition price is taxed to the participant as long or short-term capital gain, depending on the length of the holding period.  To the extent that the participant recognizes ordinary income, the Company will receive a corresponding tax compensation deduction.

Non-qualified Stock Options.  A participant will not recognize income upon the grant of a non-qualified stock option.  Upon exercise, the participant will recognize ordinary income equal to the excess of the fair market value of the Common Stock received on the date of exercise over the price paid for the stock.  The Company is entitled to a tax compensation deduction equal to the ordinary income recognized by the participant.  Any taxable income recognized by an employee participant in connection with an option exercise is subject to income and employment tax withholding.  When the participant disposes of shares acquired by the exercise of an option, any amount received in excess of the fair market value of the shares on the date of exercise will be treated as long or short-term capital, depending upon the length of the holding period.

Stock Appreciation Rights.  A participant will not recognize income upon the grant of a stock appreciation right.  Upon exercise, the participant will recognize ordinary income equal to the cash or fair market value of the shares of Common Stock received from the exercise, which will be subject to income and employment tax withholding for an employee participant.  The Company will receive a tax compensation deduction equal to the ordinary income recognized by the participant.  When the participant disposes of shares acquired by the exercise of a stock appreciation right, any amount received in excess of the  fair market value of the shares on the date of exercise will be treated as long or short-term capital gain, depending upon the length of the holding period.

Restricted Stock and Restricted Stock Units.  Generally, a participant who is granted restricted stock or restricted stock units will not be taxed on the grant.  However, the participant will recognize ordinary income equal to the fair market value of the shares of Common Stock or cash received when the restrictions lapse, at which time an employee participant also will be subject to income and employment taxes.  The Company will receive a compensation tax deduction equal to the ordinary income recognized by the participant.  If a participant receives a restricted stock or restricted stock unit award that is subject to  “substantial risk of forfeiture,” as defined in Section 83(b) of the Code, the participant may elect to accelerate his or her tax obligation by submitting a Code Section 83(b) election within 30 days after the grant date, pursuant to which the participant will be taxed on the fair market value of the award as of the grant date, and the Company will receive a tax compensation deduction as of the grant date equal to the ordinary income recognized by the participant. Upon disposition of any shares received from a restricted stock or restricted stock unit award, any excess over the fair market value of the shares when the restrictions lapsed (or the fair market value of the shares when a Code Section 83(b) election was filed) will be subject to long or short-term capital gain, depending upon the length of the holding period.

Performance Share Awards.  Generally, a participant will not be taxed upon the grant of a performance share award that is subject to restrictions or performance measures.  However, the participant will recognize ordinary income equal to the cash or fair market value of the Common Stock, or combination thereof, received when the restrictions or other performance measures have been satisfied, at which time an employee participant also will be subject to income and employment tax withholding.  The Company will receive a tax compensation deduction equal to the amount of ordinary income recognized by the participant.  A participant who receives a performance share award that is subject to a “substantial risk of forfeiture,” as defined in Section 83 of the Code, may elect to accelerate his or her tax obligation by submitting a Code Section 83(b) election within 30 days after the grant date, pursuant to which the participant will be taxed on the fair market value of the award as of the date of grant, and the Company will receive a tax compensation deduction as of the grant date equal to the ordinary income recognized by the participant.

Deferred Stock Units.  Generally, a participant will not be taxed on the grant of a deferred stock unit.  When a deferred stock unit ultimately is settled in shares or cash and distributed from the 2004 Stock Plan, a participant will recognize ordinary income in the year of settlement equal to the fair market value of the Common Stock or cash received, and an employee participant will be subject to income and employment tax withholding on such amount at the time of settlement.  The Company will receive a tax compensation deduction equal to the ordinary income recognized by the participant.  Upon the sale of any shares received, any excess over the fair market value of the shares on the settlement date will taxed to the participant as long or short-term capital gain, depending upon the length of the holding period.

Directors Stock Purchase Rights.  A Director who elects to purchase shares of Common Stock under the 2004 Stock Plan using all or a part of his or her cash directors’ fees will recognize ordinary income at each quarterly payment date equal to the fair market value of the shares received, which generally will equal the cash directors’ fees used to purchase the shares.  The Company will receive a tax compensation deduction equal to the ordinary income recognized by the Director.  Upon the sale of shares received, any excess over the fair market value of the shares recognized on the original quarterly payment date will be taxed to the Director as long or short-term capital gain, depending upon the length of the holding period.

Code Section 162(m).  Code Section 162(m) denies a federal income tax deduction for certain compensation in excess of $1,000,000 per year paid to the chief executive officer and the three other most highly-paid executive officers of a publicly traded corporation (other than the chief financial officer).  Certain types of compensation, including compensation based on performance targets that are approved in advance by shareholders, are excluded from the deduction limit.  Awards of options and stock appreciation rights under the 2004 Stock Plan are intended to be exempt from the deduction limits under Code Section 162(m).  At the discretion of the Management

Development Committee, restricted stock, restricted stock units, performance share award and performance share award units may be granted under the 2004 Stock Plan in a manner that exempts them from Code Section 162(m).

Code Section 409A.  We have also structured the 2004 Stock Plan with the intention that it comply with or be exempt from Section 409A of the Code which may impose additional taxes on our executives and other team members for certain types of deferred compensation that are not in compliance with Section 409A.  However, the Company does not generally assume responsibility for any additional tax, interest or penalties under Code Section 409A arising out of payments under the 2004 Stock Plan.

New Incentive Plan Benefits

The future benefits or amounts that would be received under the 2004 Stock Plan by executive officers and other team members are discretionary and are therefore not determinable at this time.  In addition, the benefits or amounts which would have been received by or allocated to such persons for the last completed fiscal year if the 2004 Stock Plan had been in effect cannot be determined.

Aggregate Awards Granted Under the 2004 Stock Plan from Plan Inception

The following table lists each person named in the Summary Compensation Table under “Further Information – Executive Compensation – Summary Compensation Table”, all director nominees, all current executive officers as a group, all current directors (other than executive officers) as a group, each associate of the foregoing persons, each other person who received or is to receive at least five percent of the shares granted or issued under the 2004 Stock Plan, and all current team members of the Company (other than executive officers) as a group, indicating, as of September 20, 2013, the aggregate number and weighted average exercise price of options granted under the 2004 Stock Plan and restricted stock awarded under the 2004 Stock Plan to each of the foregoing since the inception of the plan in 2004.  The table does not include options previously granted under the Company’s 1992 Stock Option Plan, 1998 Stock Option Plan or Directors Stock Option Plan.  The table also does not include the following shares purchased by non-employee Directors under the Directors Stock Purchase Rights Option: Mr. Marz 34,551 shares, Mr. Dabrowski 26,273 shares, Mr. DeCocco 52,643 shares and Mr. Oswald 48,733 shares.  The table also does not include up to 3,000 shares of restricted stock which could be issued to each of Messrs. Rittenour, Lowry and Hoefing and up to 28,500 shares of restricted stock which could be issued to current team members other than executive officers under the 2004 Stock Plan in fiscal 2015 pursuant to the 2014 Annual Incentive Compensation Plan.

NAME AND PRINCIPAL POSITION	OPTION GRANTS		RESTRICTED STOCK GRANTS
	Option Shares Granted Under 2004 Stock Plan From Plan Inception(1)	Weighted Average Exercise Price($)	Shares of Restricted Stock Granted under 2004 Stock Plan From Plan Inception
Harry T. Rittenour, President and Chief Executive Officer and Director Nominee	207,500(2)	7.30	-
Mark S. Hoefing, Senior Vice President	85,000(3)	7.66	3,000(7)
John H. Lowry, III, Vice President – Finance and Chief Financial Officer	43,000(4)	7.65	-
W. Richard Marz, Chairman of the Board, Director and Director Nominee	90,000(5)	8.02	-
David J. Beattie, Director and Director Nominee	40,000(6)	7.04	-
Kenneth R. Dabrowski, Director and Director Nominee	40,000(6)	7.04	-
Philip J. DeCocco, Director and Director Nominee	40,000(6)	7.04	-
Robert S. Oswald, Director and Director Nominee	40,000(6)	7.04	-
Terryll R. Smith, Director and Director Nominee	40,000(6)	7.04	-
All Current Executive Officers as a Group (3 persons)	335,500	7.44	3,000(7)
All Current Directors (other than Executive Officers) as a Group (6 persons)	290,000	7.34	-
All Current Team Members (other than Executive Officers) as a Group	334,925	6.50	19,550(8)

(1)         All options are non-qualified stock options, except that 10,000 shares held by Mr. Hoefing are incentive stock options.  The exercise price of all options is equal to 100% of the fair market value of the Common Stock on the date of grant.

(2)         Options for 12,500, 15,000, 100,000, 20,000, 20,000, 20,000 and 20,000 shares held by Mr. Rittenour, became or become exercisable in cumulative annual installments of 25% beginning January 2, 2007, June 1, 2008, February 1, 2009,  June 1, 2010, September 1, 2012, December 1, 2012 and December 3, 2013, respectively, and expire on the earlier of January 1, 2016, May 31, 2017, January 31, 2018, May 31, 2019, August 31, 2021, November 30, 2021 and December 2, 2022, respectively, or, if earlier, one year after Mr. Rittenour’s death or permanent disability or three months after Mr. Rittenour’s termination of employment.  As of September 20, 2013, Mr. Rittenour held unexercised options for 157,500 shares of Common Stock under the 2004 Stock Plan, of which 112,500 options are exercisable.

(3)        Options for 10,000, 5,000, 8,000, 10,000, 10,000, 12,000, 15,000 and 15,000 shares held by Mr. Hoefing, became or become exercisable in cumulative annual installments of 25% beginning January 3, 2006, January 2, 2007, June 1, 2008, April 1, 2009, March 2, 2010, September 1, 2012, September 4, 2013 and September 3, 2014, respectively, and expire on the earlier of January 2, 2015, January 1, 2016, May 31, 2017, March 31, 2018, March 1, 2019, August 31, 2021, September 3, 2022 and September 2, 2023, respectively, or, if earlier, one year after Mr. Hoefing’s death or permanent disability or three months after his termination of employment.  As of September 20, 2013, Mr. Hoefing held unexercised options for 85,000 shares of Common Stock under the 2004 Stock Plan, of which 52,750 options are exercisable.

(4)     Options for 25,000, 8,000, 5,000 and 5,000 shares held by Mr. Lowry, became or become exercisable in cumulative annual installments of 25% beginning July 2, 2008, March 2, 2010, September 1, 2012 and September 4, 2013, respectively, and expire on the earlier of July 1, 2017, March 1, 2019, August 31, 2021 and September 3, 2022, respectively, or, if earlier, one year after Mr. Lowry’s death or permanent disability or three months after his termination of employment.  As of September 20, 2013, Mr. Lowry held unexercised options for 6,250 shares of Common Stock under the 2004 Stock Plan, of which no options are exercisable.

(5)         Options for 8,000, 8,000, 50,000, 8,000, 8,000 and 8,000 shares held by Mr. Marz, became or become exercisable in cumulative annual installments of 25% beginning September 1, 2007, September 4, 2008, February 1, 2009, January 2, 2010, September 1, 2012 and December 3, 2013, respectively, and expire on the earlier of August 31, 2016, September 3, 2017, January 31, 2018, January 1, 2019, August 31, 2021 and December 2, 2022, respectively, or, if earlier, one year after his death or permanent disability or three months after his termination of services.  As of September 20, 2013, Mr. Marz held unexercised options for 82,000 shares of Common Stock under the 2004 Stock Plan, of which 70,000 are exercisable.

(6)         Options for 8,000, 8,000, 8,000, 8,000 and 8,000 shares held by Messrs. Beattie, Dabrowski, DeCocco, Oswald and Smith, became or become exercisable in cumulative annual installments of 25% beginning September 1, 2007, September 4, 2008, January 2, 2010, September 1, 2012 and December 3, 2013, respectively, and expire on the earlier of August 31, 2016, September 3, 2017, January 1, 2019, August 31, 2021 and December 2, 2022,  respectively, or, if earlier, one year after their death or permanent disability or three months after their respective termination of services.  As of September 20, 2013, Messrs. Beattie, Dabrowski, DeCocco, Oswald and Smith each held unexercised options for 40,000 shares of Common Stock under the 2004 Stock Plan, of which 28,000 are exercisable.

(7)         Grant of restricted stock made on August 27, 2013. Risk of forfeiture and other restrictions will lapse on August 27, 2014 if Mr. Hoefing’s services or employment has not terminated on or prior to such date.

(8)         Grants of restricted stock made on August 27, 2013.  Risk of forfeiture and other restrictions will lapse on August 27, 2014 if the team member’s services or employment has not terminated on or prior to such date.

Equity Compensation Plan Information

The following table gives information about the Company’s Common Stock that may be issued upon the exercise of options, warrants and rights under all of the Company’s existing equity compensation plans as of June 30, 2013, including the 2004 Stock Plan, the 1992 Stock Option Plan, the Directors Stock Option Plan, the 1998 Global Team Member Stock Option Plan, and the Employee Stock Purchase Plan (together, the “Plans”):

			Weighted	Number of securities
			average exercise	remaining available for
	Number of securities		price of	future issuance under
	to be issued upon		outstanding	equity compensation
	exercise of		options,	plans (excluding
	outstanding options,		warrants and	securities reflected in
Plan Category	warrants and rights		rights ($)	column (a))
	(a)		(b)	(c)
Equity compensation plans approved
by shareholders:
2004 Stock Incentive Plan	864,725	(1)(2)	7.03	264,450
1992 Stock Option Plan	35,000	(3)	6.71	-
Directors Stock Option Plan	39,000	(3)	7.10	-
Employee Stock Purchase Plan	7,527	(4)	4.98	45,970
Total of equity compensation plans approved by shareholders	946,252		7.00	310,420
Equity compensation plans not
approved by shareholders:
1998 Global Team Member
Stock Option Plan	183,950	(5)	7.35	-
Total:	1,130,202		7.06	310,420

(1)         Awards under the 2004 Stock Plan may be in the form of stock options, stock appreciation rights, restricted stock or restricted stock units, performance share awards, director stock purchase rights and deferred stock units; or any combination thereof.

(2)         After June 30, 2013, options and restricted stock for 103,550 shares of Common Stock were granted under the 2004 Stock Plan to executive officers, other officers and team members of the Company.  Does not include up to 37,500 shares of restricted stock which could be issued under the 2004 Stock Plan in fiscal 2015 to executive officers, other executives and director-level team members of the Company pursuant to the 2014 Annual Incentive Compensation Plan.

(3)         The 2004 Stock Plan replaced the 1992 Stock Option Plan and Directors Stock Option Plan effective December 7, 2004.  No further grants under these plans will be made.

(4)         Does not include an undeterminable number of shares subject to a payroll deduction election under the Employee Stock Purchase Plan for the period from July 1, 2013 until December 31, 2013, which will not be issued until January 2014.

(5)         The 1998 Global Team Member Stock Option Plan expired on February 25, 2008.  No further grants under this plan will be made.

1998 Global Team Member Stock Option Plan

On February 26, 1998, the Company’s Board approved the 1998 Global Team Member Stock Option Plan (the “1998 Plan”), pursuant to which non-qualified stock options may be granted to employees who were not officers or directors or subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The 1998 Plan was amended by the Board on several occasions thereafter.  The 1998 Plan expired on February 25, 2008.  No further grants under this plan will be made.  The expiration of the 1998 Plan does not affect any awards previously granted under the 1998 Plan.

The purpose of the 1998 Plan was to promote the Company’s success by linking the personal interests of non-executive employees to those of the Company’s shareholders and by providing participants with an incentive for outstanding performance.  The 1998 Plan authorized the granting of non-qualified stock options only.  The President of the Company administers the 1998 Plan and had the power to set the terms of any grants under the 1998 Plan.  The exercise price of an option could not have been less than the fair market value of the underlying stock on the date of grant and no option has a term of more than ten years.  All of the options that are currently outstanding under the 1998 Plan are fully vested and expire ten years from the date of grant.

The exercise price is payable in full in cash at the time of exercise; or in shares of Common Stock, (but generally, only if such shares have been owned for at least six months or, if they have not been owned by the optionee for at least six months, the optionee then owns, and has owned for at least six months, at least an equal number of shares of Common Stock as the option shares being delivered); or the exercise price may be paid by delivery to the Company of a properly executed exercise notice, together with irrevocable instructions to the participant’s broker to deliver to the Company sufficient cash to pay the exercise price and any applicable income and employment withholding taxes, in accordance with a written agreement between the Company and the brokerage firm (“cashless exercise” procedure).

Generally, if the employment by the Company of any optionee who is an employee terminates for any reason, other than by death or total and permanent disability, any option which the optionee is entitled to exercise on the date of employment termination may be exercised by the optionee at any time on or before the earlier of the expiration date of the option or three months after the date of employment termination, but only to the extent of the accrued right to purchase at the date of such termination.  In addition, the President of the Company has the discretionary power to extend the date to exercise beyond three months after the date of employment termination.  If the employment of any optionee who is an employee is terminated because of total and permanent disability, the option may be exercised by the optionee at any time on or before the earlier of the expiration date of the option or one year after the date of termination of employment, but only to the extent of the accrued right to purchase at the date of such termination. If any optionee dies while employed by the Company and, if at the date of death, the optionee is entitled to exercise an option, such option may be exercised by any person who acquires the option by bequest or inheritance or by reason of the death of the optionee, or by the executor or administrator of the estate of the optionee, at any time before the earlier of the expiration date of the option or one year after the date of death of the optionee, but only to the extent of the accrued right to purchase at the date of death.

The Board may amend or terminate the 1998 Plan at any time without shareholder approval, but no amendment or termination of the 1998 Plan or any award agreement may adversely affect any award previously granted under the 1998 Plan without the consent of the participant.  The NASDAQ listing requirements prohibit the Company from amending the 1998 Plan to add additional shares of Common Stock without shareholder approval.

PROPOSAL 3 – AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 3

Proposed Amendments to the Employee Stock Purchase Plan

The Company proposes to amend the Employee Stock Purchase Plan (the “Employee Stock Purchase Plan”) to (i) extend the expiration date of the Employee Stock Purchase Plan from May 14, 2015 to August 27, 2023; and (ii) increase the total number of shares of Common Stock available for purchase under such plan by 100,000 shares, from 250,000 to 350,000 (the “Employee Stock Purchase Plan Proposal”).

The proposed amendments to the Employee Stock Purchase Plan are necessitated by the fact that the Employee Stock Purchase Plan currently expires on May 14, 2015 and there are insufficient shares of Common Stock currently available under the Employee Stock Purchase Plan to meet the Company’s future anticipated needs for shares under the plan.  If the Employee Stock Purchase Plan is not extended, no further purchases of Common Stock by team members of the Company will be permitted under the Employee Stock Purchase Plan beginning May 15, 2015.  The Employee Stock Purchase Plan, which was originally approved by the shareholders at the 1995 Annual Meeting of Shareholders was previously amended to add 100,000 additional shares on December 6, 2004 by the shareholders.

The Board of Directors believes that the extension of the expiration date of the Employee Stock Purchase Plan until August 27, 2023 and the increase in the shares available under the Employee Stock Purchase Plan will assist the Company in its efforts to encourage increased ownership of the Company’s Common Stock by team members of the Company, including its executive officers, thereby aligning team member interests with those of the shareholders.  The Board also believes that the Employee Stock Purchase Plan operates as an incentive program by providing eligible team members of the Company with the means to purchase, through payroll deductions, shares of Common Stock at a discount of 15% from market prices.  In addition, such purchases are made directly from the Company, thus avoiding brokerage fees and commissions.

The Employee Plan was structured to encourage long-term investment by team members in Common Stock by imposing a one-year holding period on Common Stock issued under the Employee Stock Purchase Plan.  The Employee Stock Purchase Plan was also structured as a qualified employee stock plan under Section 423 of the Code.  As a result, the most favorable tax treatment is accorded team members who hold Common Stock purchased under the plan for two years from the date of grant.

Required Vote

Approval of the Employee Stock Purchase Plan Proposal requires the affirmative vote of holders of a majority of the shares properly cast on the matter.  For purposes of determining the number of votes cast with respect to the approval of the Employee Stock Purchase Plan Proposal, only those cast “for” or “against” are included and abstentions and broker non-votes are not counted for this purpose

PROXIES WILL BE VOTED “FOR” THE APPROVAL OF THE AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN UNLESS OTHERWISE INDICATED ON THE PROXY.

The Employee Stock Purchase Plan

The Employee Stock Purchase Plan was adopted by the Board of Directors on May 15, 1995 and approved by the shareholders on June 23, 1995.  On October 22, 2004, the Employee Stock Purchase Plan was amended and restated by the Board for certain updates, including extending the plan’s expiration date from May 14, 2005 to May 14, 2015, increasing the total number of shares of Common Stock available for purchase under such plan from 150,000 to 250,000 and revising the definition of “Fair Market Value”.  On December 6, 2004, the shareholders approved the amended and restated Employee Stock Purchase Plan and proposed amendments.

On August 27, 2013, the Employee Stock Purchase Plan was amended by the Board, subject to approval of the Company’s shareholders, to extend the expiration date from May 14, 2015 until August 27, 2023 and increase the total number of shares of Common Stock available for purchase under such plan from 250,000 to 350,000.  Such amendment is being submitted to the shareholders for approval at the Annual Meeting.

The Employee Stock Purchase Plan is administered by the Management Development Committee.  The Employee Stock Purchase Plan provides eligible team members of the Company with a means to purchase, through payroll deductions, shares of the Company’s Common Stock.  The Management Development Committee from time to time may grant to all eligible team members of the Company and its subsidiaries the right to purchase shares of

Common Stock at a discount of 15% from the Fair Market Value of the Common Stock.  For purposes of the Employee Stock Purchase Plan, the Fair Market Value of the Common Stock is defined as the average of the closing sales prices of the Common Stock on the principal securities exchange on which the Common Stock may at the time be listed (or, if there have been no sales on such exchange on any day, the average of the closing high bid and low asked prices on such exchange at the end of such day) for the five (5) consecutive trading days on such exchange immediately preceding the grant date.  The grant date is the first day of the Purchase Period (as defined below).  As of the close of business on September 20, 2013, the price per share of Common Stock as quoted on the NASDAQ Global Market was $10.50.

Following the designation and announcement by the Management Development Committee of an offering under the Employee Stock Purchase Plan, a team member may elect to participate in the offering by presenting an election form and payroll deduction form specifying the percentage of his or her cash compensation that the Company is authorized to withhold, up to 10% of his or her after-tax base salary (not including overtime or bonus payments).  Payroll deductions will be made in installments over a six-month purchase period, unless terminated earlier as a result of an extraordinary corporate event (the “Purchase Period”).  The minimum payroll deduction that a participating team member may authorize in any Purchase Period is 1% of his or her after-tax base salary (not including overtime or bonus payments).  Team members may not accrue rights to purchase more than $25,000 in Common Stock under the Employee Stock Purchase Plan (and any future plan qualified under Section 423 of the Code) in any calendar year, based upon the fair market value of the Common Stock to be purchased as of the beginning of each Purchase Period.  Purchase Periods are from January 1 to June 30 and July 1 to December 31.

Eligible team members may not sell Common Stock purchased under the Employee Stock Purchase Plan for one year from the exercise date, which is the last day of the Purchase Period.  The Management Development Committee may waive this holding period in the event of hardship as determined by such committee in its sole discretion.

Participants shall acquire whole shares of Common Stock from the Company with all payroll deductions made during the Purchase Period as of the last business day of the Purchase Period.  In the event that there are insufficient shares available for purchase under the Employee Stock Purchase Plan at the end of a Purchase Period, the shares available for purchase will be allocated to participants in the same proportion that each such participant’s base salary paid by the Company for the Purchase Period bears to the total of such base salaries paid by the Company to all participants during the same period.

Eligible team members may terminate an election during a Purchase Period at any time by written notice to the Company.  Funds withheld prior to withdrawal, but not yet applied to the purchase of Common Stock, may, at the eligible team member’s election, be applied to the purchase of Common Stock at the end of the Purchase Period or be paid to the eligible team member.  Eligible team members may waive their right to withdraw at any time.

In the event of changes in the Common Stock due to a stock dividend, stock split, recapitalization, reorganization, merger, consolidation, combination, exchange or other relevant change in the capital structure of the Company, an appropriate adjustment will be made by the Committee in the number of shares and kind of stock or other securities which may be purchased under the Employee Stock Purchase Plan and the price therefore, to the end that the participant’s proportionate interests shall be maintained as before the occurrence.

In the event of a merger or share exchange in which the Company is the surviving corporation, a team member shall be entitled to acquire the number of shares of stock or other securities which such team member would have been entitled to receive if at the time of merger or share exchange such team member had been a holder of record of the number of shares of Common Stock the participant would otherwise acquire at the end of the Purchase Period.  In addition, if any person or entity becomes the beneficial owner of more than 50% of the number of shares then issued and outstanding, whether in connection with such merger or share exchange or otherwise, or upon any sale by the Company of all or substantially all of its assets, the Committee may terminate the Purchase Period as of such date, and, if so terminated, each participant shall, immediately prior to such merger, share exchange acquisition or sale of assets, acquire shares to the extent payroll deductions were made prior thereto.  If the Company is liquidated or dissolved or is not the surviving corporation in the event of a merger or share exchange (other than merger with a wholly-owned subsidiary of the Company formed for the purpose of changing the Company’s corporate domicile), the Purchase Period shall terminate as of the date of the aforementioned event and each participant shall, immediately prior to such dissolution, liquidation, merger or share exchange, acquire shares to the extent payroll deductions were made prior thereto.

Upon termination of employment of an eligible team member, for any reason including death or disability, all withheld funds not yet applied to purchase Common Stock may, at the eligible team member’s election, be applied to the purchase of Common Stock at the end of the Purchase Period or returned to the eligible team member.

The Employee Stock Purchase Plan is available on the Company’s website at www.perceptron.com.  A copy of the Employee Stock Purchase Plan along with the proposed amendment will be furnished to any shareholder upon written request to the Company’s Secretary at the Company’s executive offices in Plymouth, Michigan.

Eligible Participants

Subject to the limited exceptions described below, all team members of the Company and its subsidiaries (as determined in accordance with Section 423 of the Code) with at least six months of service at the Company will be eligible to participate in the Employee Stock Purchase Plan.  Team members who customarily work 20 hours per week or less or five months a year or less, and team members who own or hold outstanding Common Stock (including all outstanding stock options granted to them, whether or not currently exercisable) totaling 5% or more of the outstanding Common Stock may not participate in the Employee Stock Purchase Plan.  In addition, the Company’s non-employee directors are not eligible to participate in the Employee Stock Purchase Plan.  As of September 20, 2013, there were approximately 235 team members eligible to participate in the Employee Stock Purchase Plan.

Amendment and Termination

Unless previously terminated, no Purchase Periods will begin under the Employee Stock Purchase Plan, as amended and restated, after May 14, 2015 (August 27, 2023 if the Proposed Employee Stock Purchase Plan Proposal is approved by the Company’s shareholders).  The Board may, at any time prior to that date, terminate or discontinue the Employee Stock Purchase Plan, or from time to time alter, amend or modify the Employee Stock Purchase Plan, provided, however, that the Board may not, without the approval of the shareholders of the Company, amend the Employee Stock Purchase Plan in a manner that would disqualify the Employee Stock Purchase Plan under Section 423 of the Code or Rule 16b-3 under the Securities Exchange Act of 1934, as amended  (the “Exchange Act”).

Federal Income Tax Consequences

The Employee Stock Purchase Plan is not a retirement plan qualified under Section 401 of the Code, but is intended to be a qualified employee stock purchase plan under Section 423 of the Code.  A team member will not recognize taxable income prior to the sale or other disposition of the shares of Common Stock purchased.  If the Common Stock has been held by the team member for two years from the date of grant and one year from the date of transfer (the “Holding Period”), upon the sale or other disposition of such Common Stock, the team member will recognize ordinary income in an amount equal to the difference between the purchase price and the lower of (i) the fair market value of the Common Stock on the date of grant or (ii) the disposition price.  The team member will recognize capital gain on the amount by which the disposition price exceeds the fair market value of the Common Stock on the date of purchase, if any.  If the disposition price is less than the purchase price, the team member will not recognize ordinary income and will have a capital loss in the amount of the difference between the disposition price and the purchase price.  If the team member disposes of the shares prior to satisfying the Holding Period requirements, the team member will recognize ordinary income on the difference between the purchase price and the fair market value of the shares on the date of exercise.  Any amount received on disposition in excess of the fair market value of the Common Stock on the date of exercise.  Any amount received on disposition in excess of the fair market value of the Common Stock on the date of exercise will be taxed to the team member as capital gain.  In the event the team member recognizes ordinary income as described above upon the disposition of Common Stock, the Company will receive a corresponding compensation tax deduction.

PROPOSAL 4 – ADVISORY VOTE ON EXECUTIVE COMPENSATION

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 4

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, provides shareholders with the opportunity to vote to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers.  This advisory vote is commonly known as “Say-on-Pay”. Accordingly, the Board of Directors is asking our shareholders to indicate their support for the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement.

This proposal is not intended to address the specific item of compensation, but rather the overall compensation of our named executive officers and the Company’s executive compensation program and practices.  Please read the Compensation of Executive Officers, together with the related compensation tables and narrative disclosure, below, for a detailed explanation of the Company’s executive compensation program and practices.

The Board is asking our shareholders to vote “FOR” the following non-binding resolution:

“Resolved, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, and the related compensation tables and narrative disclosure, in the Proxy Statement is hereby approved on an advisory basis.”

Required Vote

The approval of this proposal requires the affirmative vote of a majority of the votes cast by the shareholders.  As an advisory vote, the result will not be binding on the Board; however, the Management Development Committee, which is comprised solely of independent directors, will consider the outcome of the vote when evaluating the effectiveness of the Company’s compensation policies and practices.

PROXIES WILL BE VOTED “FOR” THE APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS UNLESS OTHERWISE INDICATED ON THE PROXY.

PROPOSAL 5 – ADVISORY VOTE ON THE FREQUENCY

OF THE APPROVAL OF EXECUTIVE COMPENSATION

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” AN ANNUAL

ADVISORY VOTE UNDER PROPOSAL 5

The Dodd-Frank Act also provides shareholders with an opportunity to indicate, on a non-binding advisory basis, how frequently the Company should seek an advisory “Say-on-Pay” vote.  Accordingly, the Board is asking our shareholders to express their preference as to the frequency with which the Company should present the “Say-on-Pay” vote to shareholders.  Shareholders may select a frequency of one, two or three years, or they may abstain from voting.

After careful consideration, the Board has determined that a “Say-on-Pay” vote that occurs every year is the most appropriate alternative for the Company. In reaching this conclusion, the Board believes that an annual “Say-on-Pay” vote will allow shareholders to provide the Board and the Management Development Committee with more meaningful and direct input into the Company’s executive compensation philosophy, policies and programs.  The Board believes an annual advisory vote will also foster more useful communication with shareholders by providing shareholders with a clear and timely means to express any concerns and questions.  Nonetheless, shareholders are not being asked to approve or disapprove of the Board’s recommendation, but rather to indicate their own choice as among the frequency alternatives.

Required Vote

The Board will view as the selection of shareholders the frequency alternative that receives the greatest number of votes.  Although this vote is advisory and not binding, the Board values the opinions of the Company’s shareholders and will consider the outcome of this proposal when determining the frequency of future “Say-on-Pay” votes.

PROXIES WILL BE VOTED “FOR” THE APPROVAL OF AN ANNUAL ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS UNLESS OTHERWISE INDICATED ON THE PROXY.

PROPOSAL 6 –

RATIFICATON OF COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 6

As provided in its charter, the Audit Committee selects our independent registered public accounting firm, reviews the scope of the annual audit and approves all audit and non-audit services permitted under applicable law to be performed by the independent registered public accounting firm.  The Audit Committee has evaluated the performance of BDO USA, LLP (“BDO”) and has selected them as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ended June 30, 2014.  BDO has served as our independent accountants since January 7, 2013.  You are requested to ratify the Audit Committee’s appointment of BDO.  Representatives of BDO are expected to be present at the annual meeting and will be given the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions from shareholders present at the meeting.

A majority of the votes cast at the annual meeting is required for ratification.  However, by Nasdaq and SEC rules, selection of the Company’s independent registered public accounting firm is the direct responsibility of the Audit Committee.  Therefore, if shareholders fail to ratify the selection, the Audit Committee will seek to understand the reasons for such failure and will take those views into account in this and future appointments.  Even if the current selection is ratified by shareholders, the Audit Committee reserves the right to appoint a different independent registered public accounting firm at any time during the fiscal year if the Audit Committee determines that such change would be in the best interests of the Company and its shareholders.

Additional information regarding the Company’s independent registered public accounting firm can be found on page 44.

Required Vote

Approval of the ratification of the Company’s independent auditors requires a majority of the votes cast on the matter.  For purposes of determining the number of votes cast with respect to the ratification of the Company’s independent auditors, only those cast “for” or “against” are included, and abstentions and broker non-votes are not counted for this purpose.

PROXIES WILL BE VOTED “FOR” THE RATIFICATION OF THE COMPANY’S INDEPENDENT AUDITORS UNLESS OTHERWISE INDICATED ON THE PROXY.

SHARE OWNERSHIP OF MANAGEMENT AND CERTAIN SHAREHOLDERS

Principal Shareholders

The following table sets forth information with respect to beneficial ownership of the Common Stock by each person known by us to be the beneficial owner of more than five percent of our outstanding Common Stock.  The number of shares reported is as of the dates indicated in the footnotes below.  The percentage of class is based on 8,832,608 shares of Common Stock outstanding on September 20, 2013.  The information has been furnished by each such person.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class
Ariel Investments, LLC 200 E. Randolph Dr., Suite 2900 Chicago, IL 60601	769,336(2)	8.71
Dimensional Fund Advisors LP Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	620,972(3)	7.03
Rutabaga Capital Management LLC 64 Broad Street, 3rd Floor Boston, MA 02109	535,396(4)	6.06

———

(1)         Unless otherwise indicated below, each shareholder listed has sole voting and sole investment power with respect to all shares beneficially owned by such person.

(2)         Based upon a Holdings Report on Schedule 13F – HR, dated and filed with the SEC on August 13, 2013, by Ariel Investments, LLC (“Ariel”), which disclosed that Ariel owned 769,336 shares as of June 30, 2013.  In its statement on Schedule 13G, filed with the SEC on February 14, 2013, Ariel reported that it had sole power to dispose of 626,255 shares and sole power to vote 275,051 shares of Common Stock.   Further, based upon its statement on Schedule 13G, the shares of Common Stock are beneficially owned by accounts which are advised by Ariel and none of which own more than 5% of the shares of Common Stock.

(3)         Based upon a Holdings Report on Schedule 13F – HR, dated and filed with the SEC on August 15, 2013, by Dimensional Fund Advisors LP (“Dimensional”), which disclosed that Dimensional owned 620,972 shares as of June 30, 2013.  In its statement on Schedule 13G, dated February 8, 2013 and filed with the SEC on February 11, 2013, Dimensional reported that it had sole power to dispose of 583,554 shares and sole power to vote 573,979 shares of Common Stock.  Further, based upon its statement on Schedule 13G, the shares of Common Stock are beneficially owned by investment companies, trusts and accounts which are advised by Dimensional and none of which own more than 5% of the shares of Common Stock.  Dimensional disclaims beneficial ownership of such shares of Common Stock.

(4)        Based on a Holdings Report on Form 13F - HR, dated and filed with the SEC on August 15, 2013, by Rutabaga Capital Management LLC (“Rutabaga”), which disclosed that Rutabaga owned 535,396 shares as of June 30, 2013.  In its statement on Schedule 13G, dated February 13, 2013 and filed with the SEC on February 15, 2013, Rutabaga reported that it had sole power to dispose of 715,652 shares, sole power to vote 628,252 shares and shared power to vote 87,400 shares of Common Stock.

Beneficial Ownership by Directors and Executive Officers

The following table sets forth information with respect to beneficial ownership of the Common Stock by each of our directors and director nominees, the persons named in the Summary Compensation Table and by all our directors and executive officers as a group as of September 20, 2013, unless otherwise indicated.  The information as to each person has been furnished by such person and, except as where otherwise indicated, each person has sole voting power and sole investment power with respect to all shares beneficially owned by such person.

Name of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percent of Class
David J. Beattie (2)(3)	41,290	*
Kenneth R. Dabrowski (2)(4)	88,307	1.00
Philip J. DeCocco (2)(5)	123,068	1.39
W. Richard Marz (2)(6)	149,779	1.68
Robert S. Oswald (2)(7)	143,805	1.62
Harry T. Rittenour (2)(8)	189,200	2.11
Terryll R. Smith (2)(9)	37,000	*
Mark S. Hoefing (10)	138,200	1.56
John H. Lowry, III	21,709	*
All current executive officers and directors as a group (9 persons) (11)	932,358	9.93

*  Less than 1% of class

(1)                     To the best of the Company’s knowledge, based on information reported by such directors and officers or contained in the Company’s shareholder records.

(2)                     Serves as a member of the Board of the Company.

(3)                     Includes options to purchase 34,000 shares of Common Stock, which are presently exercisable or which are exercisable within 60 days of September 20, 2013.

(4)                     Includes options to purchase 28,000 shares of Common Stock, which are presently exercisable or which are exercisable within 60 days of September 20, 2013.

(5)                     Includes options to purchase 34,000 shares of Common Stock, which are presently exercisable or which are exercisable within 60 days of September 20, 2013.

(6)                     Includes options to purchase 76,000 shares of Common Stock, which are presently exercisable or which are exercisable within 60 days of September 20, 2013.

(7)                     Includes options to purchase 34,000 shares of Common Stock, which are presently exercisable or which are exercisable within 60 days of September 20, 2013.

(8)                     Includes options to purchase 137,500 shares of Common Stock, which are presently exercisable or which are exercisable within 60 days of September 20, 2013.

(9)                     Includes options to purchase 34,000 shares of Common Stock, which are presently exercisable or which are exercisable within 60 days of September 20, 2013.

(10)              Includes options to purchase 52,750 shares of Common Stock, which are presently exercisable or which are exercisable within 60 days of September 20, 2013.

(11)              Includes options to purchase 430,250 shares of Common Stock, which are presently exercisable or which are exercisable within 60 days of September 20, 2013.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, our directors, executive (and certain other) officers, and any persons holding more than ten percent of the Common Stock are required to report their ownership of the Common Stock and any changes in that ownership to the SEC.  Directors, officers and greater than ten percent shareholders are required by the SEC to furnish us with copies of all Section 16(a) reports they file.  Specific due dates for these reports have been established and we are required to report in this proxy statement any failure to file by these dates during our last fiscal year.  To our knowledge, all of these filing requirements were satisfied during our last fiscal year by our officers, directors and ten percent shareholders.  In making this statement, we have relied solely on the representations of our directors, officers and ten percent shareholders and copies of the reports that have been filed with the SEC.

EXECUTIVE OFFICERS

The executive officers listed below were appointed by the Board and serve in the capacities indicated. Executive officers are normally appointed annually by the Board and serve at the pleasure of the Board.

Name and Age	Position and Principal Occupations
Harry T. Rittenour, 67	President and Chief Executive Officer of the Company since January 2008. Mr. Rittenour’s business experience is described under “Proposal 1 – Election of Directors.”
Mark S. Hoefing, 54

Senior Vice President of the Company since March 2008 and acting head of Global Automotive Business Unit from September 2007 to March 2008. Mr. Hoefing was Vice President - Sales and Marketing of the Company from December 2004 until March 2008. Prior to that he was Director - Sales and Marketing of the Company from March 2001 until December 2004.

John H. Lowry, III, 66

Vice President – Finance and Chief Financial Officer of the Company since June 2007. He served as Vice President and Chief Financial Officer of Catuity Inc., a provider of information technology software and services, from May 2000 to January 2007.

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

The following table sets forth certain information as to compensation paid by us for services rendered in all capacities to the Company and its subsidiaries during fiscal 2013 and 2012 to (i) our Chief Executive Officer, (ii) our Chief Financial Officer, and (iii) our other executive officer as of June 30, 2013 (collectively, the “named executive officers” or “NEOs”).  Please see below for additional narrative disclosure of the Company’s compensation philosophy, practices and fiscal 2013 compensation decisions.

SUMMARY COMPENSATION TABLE FOR FISCAL 2013 AND 2012

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total
Harry T. Rittenour,	2013	350,000	10,000(5)	16,170	45,910	145,775	13,308	$581,163
President and Chief Executive Officer	2012	350,000	-	-	92,908	-	7,559	$450,467
Mark S. Hoefing,	2013	231,527	-	16,170	33,651	75,803	22,426	$379,577
Senior Vice President	2012	227,500	10,000	-	30,041	-	20,088	$287,629

John H. Lowry III,	2013	208,785	4,000(5)	16,170	11,217	68,306	29,930	$338,408
Vice President – Finance and Chief Financial Officer	2012	203,115	-	-	12,517	-	20,646	$236,278

____________

(1)         Represents the full grant date fair value associated with restricted stock awards under our 2013 Annual Incentive Plan made during the applicable fiscal year calculated in accordance with FASB ASC Topic 718, excluding any forfeiture reserves recorded for those awards.  As discussed under “Compensation of Executive Officers – Compensation Discussion and Analysis – Annual Profit Sharing/Incentive Plan – Fiscal 2013 Annual Incentive Plan,” the restricted stock awards are earned based on an individual’s achievement of performance goals during fiscal 2013 with a subsequent one year service vesting after the issuance date.  Compensation expense related to the restricted stock awards is based on the closing price of the Company’s Common Stock on November 13, 2012, the date of grant, multiplied by the number of restricted stock awards expected to be issued and is amortized over the combined performance and service periods.  Pursuant to the 2013 Annual Incentive Plan, Mr. Hoefing received a grant of 3,000 shares of restricted stock under the 2004 Stock Plan on August 27, 2013. Risk of forfeiture and other restrictions will lapse on those shares on August 27, 2014 if Mr. Hoefing’s services or employment has not terminated on or prior to such date.  Messrs. Rittenour and Lowry did not receive an award of restricted stock in August 2013.

(2)         Represents the full grant date fair value associated with stock options awarded prior to the end of such fiscal year calculated in accordance with FASB ASC Topic 718, excluding any forfeiture reserves recorded for these awards. There can be no assurance that the FASB ASC Topic 718 option award amounts shown above will ever be realized. The assumptions we used to calculate these amounts are included in Note 8 to our audited consolidated financial statements included in our Annual Report on Form 10-K for fiscal 2013.

(3)         The profit sharing payments were earned under our 2013 Annual Incentive Plan and paid in September 2013.  As discussed under “Compensation of Executive Officers – Compensation Discussion and Analysis – Annual Profit Sharing/Incentive Plan – 2013 Annual Incentive Plan,” the plan provides for annual profit sharing payments based on annual performance goals for fiscal 2013 which were partially achieved.

(4)         “All Other Compensation” in fiscal 2013 is comprised of (i) contributions made by us to the accounts of the named executive officers under our 401(k) Plan with respect to fiscal 2013, (ii) the dollar value of any life insurance premiums we paid in fiscal 2013 with respect to term life insurance for the benefit of the named executives, (iii) the dollar value of any supplemental executive disability insurance premiums we paid in fiscal 2013 for the benefit of the named executives, and (iv) the aggregate incremental cost to the Company in fiscal 2013 for personal and business use by Messrs. Hoefing and Lowry of a company leased automobile including insurance, gasoline and maintenance expenses.  SEC rules require automobile related costs of commuting and other uses not directly and integrally related to our business to be disclosed as compensation to the executive.  Because we do not track automobile use in this way, the automobile related costs included in the table for Messrs. Hoefing and Lowry represent 100 percent of our actual expenditures for both personal and business use of the leased automobiles.

(5)         Special discretionary bonuses were paid to Messrs. Rittenour and Lowry in recognition of the successful divestiture of the Company’s former Commercial Products Business Unit in August 2012.

Compensation Discussion and Analysis

The following narrative disclosure is intended to provide additional information and place in perspective the compensation information contained in the Summary Compensation Table that precedes this discussion and in the Outstanding Equity Awards at 2013 Fiscal Year-End Table that follows this discussion.

Our executive compensation program consists of six components:

•                                          Base salary;

•                                          Annual cash profit sharing incentive opportunities;

•                                          Annual restricted stock grants;

•                                          Long-term incentives represented by stock-based awards;

•                                          Employee benefits; and

•                                          Severance and change in control benefits.

Base Salary.  The Management Development Committee recognizes the importance of a competitive compensation structure in retaining and attracting valuable senior executives.  Executive salary levels are reviewed and established annually.  The salaries received by our executives generally reflect their levels of responsibility, our profitability and other factors, such as assessments of individual performance and market practices.

Our approach to NEO base salaries is to ensure that they are competitive so that they are effective in attracting and retaining a high quality executive team.  Similarly, in designing our employee benefit programs and severance and change in control benefits, we strive to offer benefits consistent with the general practice of comparable companies.

In fiscal 2013, the Management Development Committee did not increase the base salary of Harry T. Rittenour, our President and Chief Executive Officer.  Base salary increases for the other NEOs in fiscal 2013 ranged from 0% to 4.0% (or 0% to 2.9% on an annualized basis since their last increase in fiscal 2012).  The size of the increase was based upon the Management Development Committee’s view of the contribution of the NEO during the prior fiscal year to the achievement of our business plan (and in the case of the NEOs, other than the Chief Executive Officer, with the recommendation of the Chief Executive Officer) and competitive market pay considerations.

Annual Profit Sharing/Incentive Plan.  Our executive officers are eligible for annual profit sharing incentive opportunities.  Generally, at the beginning of each fiscal year, the Management Development Committee develops a profit sharing plan applicable to all team members, including the Chief Executive Officer of the Company, the other NEOs and our other executives.

In the case of our annual cash profit sharing incentive, each of our team members, including the NEOs and other executives, has a set target percentage of their base salary that can be earned as an annual cash profit sharing incentive for achievement of Company-wide performance metrics.

Fiscal 2013 Annual Incentive Plan

For fiscal 2013, the Management Development Committee adopted the 2013 Annual Incentive Compensation Plan (the “2013 Annual Incentive Plan”), which applied to Mr. Rittenour, the other NEOs, our other executives and director-level team members, and the Fiscal Year 2013 Profit Sharing Plan (the “2013 Profit Sharing Plan”), which applied to all eligible team members of the Company, other than those included in the 2013 Annual Incentive Plan.  Because our fiscal 2013 operating income and revenue were above the applicable operating income and revenue financial target thresholds, cash bonuses were paid in fiscal 2013 to Mr. Rittenour, the other NEOs, other executives and director-level team members under the 2013 Annual Incentive Plan.

The cash amount that could be received by Mr. Rittenour under the 2013 Annual Incentive Plan ranged from 0% (assuming the threshold objectives were not met) and 60% of base salary, with a threshold bonus amount of 26.25% of base salary.  For each of the other named executive officers, the amount such officers could receive under the Annual Incentive Plan ranged from 0% to 48% of base salary, with a threshold bonus amount of 21% of base salary.

Under the 2013 Annual Incentive Plan, the Company’s NEOs, other executives and director-level team members, could have earned annual incentive cash compensation and restricted share awards as follows:

                                 annual incentive cash compensation based upon performance against pre-established Company financial targets and restricted shares of the Company’s common stock based upon achievement of two personal goals that were aligned with the Company’s strategic objectives.

The financial targets included progressive threshold, goal, full and maximum level incentive objectives for the NEOs, other executives and director-level team members.  The amount of the award of any cash incentives under the 2013 Annual Incentive Plan for fiscal 2013 performance was based on the Company’s achievement of specified results with respect to corporate operating income and revenue targets for fiscal 2013. However, no annual incentive cash compensation payouts would have been made under the 2013 Annual Incentive Plan unless the Company’s income from continuing operations exceeded a specified minimum trigger point.

The financial targets and weightings relevant to the cash incentive determination for fiscal 2013 for each of the NEOs were as follows:

Financial Target	Threshold	Goal	Full	Maximum
Company Revenue	40%	45%	55%	66%
Company Operating Income	35%	40%	45%	54%

The personal goals included three discrete incentive objectives which if satisfied would have entitled (i) NEOs and other executives to receive awards of 200, 500 or 1,500 shares of restricted stock and (ii) director-level team members to receive awards of 100, 250 or 750 shares of restricted stock, respectively, from the Company upon the achievement of each goal.  The grants would vest on the one year anniversary of their grant date provided the participants remained employed with the Company on that date.

After completion of fiscal 2013, the Management Development Committee determined the extent to which the specified goals relating to the financial targets and personal goals were achieved and determined the actual amounts to be paid and number of restricted shares to be awarded.

Since certain financial performance objectives were met and the Company’s income from continuing operations trigger point was exceeded, participants received a cash incentive payment in September 2013 under the 2013

Annual Incentive Plan, with the specific amount that such participant received dependent on company financial performance, a payout factor, their base salary and their predetermined participation level stated as a percentage of base salary.  In addition, certain of the participants in the 2013 Annual Incentive Plan achieved some or all of their personal goals and so became eligible for grants of restricted stock under the 2004 Stock Plan in fiscal 2014.

Mr. Rittenour received a profit sharing payment of 41.7% of his base salary as of July 1, 2012 and the other NEO’s received a profit sharing payment of 33.3% of their base salary as of July 1, 2012.  Mr. Hoefing was awarded 3,000 restricted shares as he achieved both of his personal goals.  No restricted shares were awarded to Messrs. Rittenour or Lowry.  The “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table contained under “Compensation of Executive Officers – Summary Compensation Table – Fiscal 2013” sets forth the cash payments to the NEOs under the Company’s 2013 Annual Incentive Plan.  The “Stock Awards” column of the Summary Compensation Table contained under “Compensation of Executive Officers – Summary Compensation Table – Fiscal 2013” sets forth the compensation cost incurred during fiscal 2013 for restricted stock awards to NEOs under the Company’s 2013 Annual Incentive Plan.

Special discretionary cash bonuses of $10,000 and $4,000, respectively, were paid to Messrs. Rittenour and Lowry, respectively, in September 2013 in recognition of the successful divestiture of the Company’s former Commercial Products Business Unit in August 2012.  No other discretionary bonuses were paid to Mr. Rittenour or the other NEOs in fiscal 2013.

Fiscal 2013 Profit Sharing Plan

For fiscal 2013, the Management Development Committee also adopted the Fiscal Year 2013 Profit Sharing Plan (the “2013 Profit Sharing Plan”), which applied to all eligible team members of the Company, other than those included in the 2013 Annual Incentive Plan.  Because our fiscal 2013 corporate operating income was above the applicable threshold level, cash bonuses under the 2013 Profit Sharing Plan were paid in September 2013 to eligible team members under the plan.  The cash bonus earned under the 2013 Profit Sharing Plan was 8.1% to 11.5% of the eligible team members’ aggregate potential payout.

Stock-Based Incentives.  The 2004 Stock Plan permits the Management Development Committee to grant stock appreciation rights, restricted stock, restricted stock units, performance share awards and deferred stock units, in addition to incentive and non-qualified stock options.

In fiscal 2013, Messrs. Rittenour, Hoefing and Lowry were granted options under the 2004 Stock Plan to purchase 20,000, 15,000 and 5,000 shares, respectively, of Common Stock.  The Management Development Team believed that an additional option grant or grants to Messrs. Rittenour, Hoefing and Lowry was appropriate to continue to more closely align their interests with those of our shareholders.  These options are non-qualified stock options.  The exercise price of the options is equal to 100% of the fair market value of the Common Stock on the date of grant.  The options become exercisable in cumulative annual installments of 25% and expire ten years from the date of grant, or if earlier, one year after the executive’s death or permanent disability or three months after the executive’s termination of employment.

No other stock grants were made to Mr. Rittenour or the other executive officers in fiscal 2013.  Under the terms of the 2013 Annual Incentive Plan, Mr. Hoefing became eligible for an award of 3,000 shares of restricted stock under the 2004 Stock Plan in fiscal 2014 as described above under “Compensation of Executive Officers – Compensation Discussion and Analysis – Annual Profit Sharing/Incentive Plan – Fiscal 2013 Annual Incentive Plan.”

The Management Development Committee periodically reviews the various stock-based incentive alternatives available to the Company under the 2004 Stock Plan as part of its development of a program to provide appropriate long-term incentives to the executive team and more closely align their interests with the Company and its shareholders.

Based upon those reviews, the Management Development Committee determined to use grants of non-qualified stock options as the Company’s principal long-term stock incentive program for the executive team.  The Management Development Committee also has determined to continue its past practice of using non-qualified stock options to motivate team members at other levels within the Company.  In reaching its decision, the Management Development Committee considered the tax impact of each alternative form of stock grant on the Company and the team members, the accounting treatment of each alternative, particularly under FASB ASC Topic 718 (formerly FAS 123R), the cash impact on the Company of each alternative and the relevant level of incentive each alternative would provide team members.  The decision to use non-qualified stock options was principally based upon the Committee’s determination that options provide greater incentive to team members because of the beneficial tax treatment for team members as compared to other alternatives and because team members are more familiar with this form of stock incentive.  The use of non-qualified stock options will provide the Company with a tax deduction upon exercise of the options not generally available with incentive stock options.  The Management Development Committee also believes that the use of non-qualified stock options will allow them to develop an attractive stock incentive program, while minimizing related accounting expense and maximizing the positive impact on the Company’s cash.

Stock option grants have historically been utilized by the Company as part of its compensation program for all levels of team members, including the Company’s executives.  The Company’s stock option program permits team members to buy a specific number of shares of Common Stock in the future, at the fair market value of such shares on the date the option is granted.  Since stock options gain value only if the price of the Common Stock increases above the option exercise price, this use of stock option grants reflects the Company’s philosophy of linking compensation to performance.  In addition, the Management Development Committee believes that stock option grants to team members help to provide an incentive for their continued employment and otherwise more closely align their interests with those of the Company and its shareholders.  We also utilize stock options as part of our standard compensation package developed to attract highly qualified candidates to the Company.

The Management Development Committee grants stock options to the NEOs, members of the Board of Directors and other team members periodically as they deem appropriate, although generally not more frequently than annually.  The exercise price of each stock option grant is established based upon the fair market of the Common Stock on the Grant Date, which typically is the first business day of the month following the month in which the grant was approved by the Management Development Committee.  Because the Management Development Committee generally meets just prior to the issuance of our quarterly or annual earnings press release, the Grant Date has generally been within two to three weeks following the announcement of an earnings press release by the Company.  The Management Development Committee generally provides for options to become exercisable immediately upon a Change in Control.  This provides executives with the appropriate incentives to act in the best interests of the Company and its shareholders, without concern for their own personal interests, and to provide for continuity of management during the pendency of a transaction that could result in a Change in Control of the Company.

In fiscal 2013, the Management Development Committee determined to start using restricted stock grants as part of its long-term stock incentive program for the executive team.  In reaching this decision, the Management Development Committee considered the Company’s strategic goals, the NEO’s and team member’s personal goals which were to be aligned with the Company’s strategic goals and competitive market conditions.  To date, the Management Development Committee has granted restricted stock only after performance goals have been achieved by the team and then provide that the restricted stock be subject to forfeiture back to the Company if the team member does not remain employed by the Company for one year after the date of award.  The Management Development Committee believes that awarding restricted stock in this fashion directly links team member compensation to performance, provides an incentive for their continued employment and otherwise more closely aligns their interests with those of the Company and its shareholders.

Employee Benefits.  All of our team members, including the NEOs and our other executives, receive customary benefits such as medical, dental and vision plans, short and long-term disability and group life insurance.  In addition, the NEOs and certain other executives receive enhanced life insurance and supplemental long term executive disability benefits, commensurate with their higher compensation levels.

We also maintain a 401(k) Profit Sharing Plan (the “401(k) Plan”) in which all team members, including the NEOs and our other executives, are eligible to participate on the same basis.  All team members are eligible to contribute up to 75% of their salaries on a pre-tax basis to the 401(k) Plan.  For calendar year 2013, the annual maximum contribution limit was $17,500 for employees under 50 years of age and $23,000 for employees 50 years of age or older.  In addition, the Board of Directors may authorize the Company, from time to time, to match a portion of the team members’ contributions to the 401(k) Plan.  Until April 1, 2009, the approval was to match 50% of each team member’s voluntary contribution to the 401(k) Plan up to the annual maximum contribution limit set forth above, including those made by the NEOs and our other executives.  Effective April 1, 2009, the Company match was suspended. Effective July 1, 2011, the Company match was reinstated at a match of 25% of each team member’s voluntary contribution to the 401(k) Plan up to the annual maximum contribution limit set forth above, including those made by the NEOs and our other executives.  Effective July 1, 2012, the Company match was reinstated at a match of 50% of each team member’s voluntary contribution to the 401(k) Plan up to the annual maximum contribution limit set forth above, including those made by the NEOs and our other executives.

To facilitate the performance of their management responsibilities, we provide certain key employees selected perquisites, such as either a company paid automobile lease and related expenses or allowance, relocation benefits to key employees when they join us, and other personal benefits.

Severance Agreements.  In fiscal 2005, the Board, upon recommendation of the Management Development Committee, authorized the implementation of formal severance agreements for the Company’s executive officers.  The terms of the severance agreements are described under “Compensation of Executive Officers – Potential Payments Upon Termination or Change in Control”.  The Board determined it appropriate to formalize the Company’s general severance policies and practices for its executive team and at the same time institute enhanced severance arrangements payable in the event of a termination of the executive’s employment following a Change in Control of the Company.  The Board and Management Development Committee believe that the enhanced severance arrangements are necessary in order to provide executives with the appropriate incentives to act in the best interests of the Company and its shareholders, without concern for their own personal interests, and to provide for continuity of management during the pendency of a transaction that could result in a Change in Control of the Company.  The Management Development Committee, in developing its recommendations to the Board, consulted with an outside compensation consultant hired by the Committee and the Company’s outside legal counsel.  Based upon the foregoing, the Management Development Committee believes that the severance agreements contain terms and conditions which are comparable to those used by other companies that are similar in size to the Company.

The NEOs have all entered into our standard executive agreement not to compete, restricting the executive’s right to compete with us for the longer of twelve months following the termination of employment or the period post-termination during which we are required to make payments to the executive, and standard employee proprietary information and inventions agreement, containing confidentiality provisions and a two-year post-termination restriction on soliciting our employees.  We have the right to cease all further payments under the NEO’s severance agreement in the event that the NEO violates the executive non-competition agreement.  The NEOs must sign a standard release to receive payments under the severance agreements, including standard non-disparagement provisions.

Payments under the severance agreements, when aggregated with any other “parachute payments” (defined under Code Section 280G as compensation that becomes payable or accelerated due to a Change in Control) payable under any of our other plans, agreements or policies, are capped so as to not be treated as “excess parachute payments” under Code Sections 280G and 4999.  See “Compensation of Executive Officers – Compensation Discussion and Analysis – Golden Parachute Excise Tax” below for a further discussion of our policy with respect to golden parachute amounts.

Deductibility of Executive Compensation.  Code Section 162(m) restricts the deductibility of executive compensation paid to the chief executive officer and any of the three most highly compensated executive officers (other than the chief financial officer) at the end of the fiscal year to the extent such compensation (including gains from the exercise of certain stock options) exceeds $1,000,000 in any year.  There are exceptions to the limitation for performance-based compensation that is based on nondiscretionary, pre-established performance measures.

Our Board established certain restrictions on the granting of options under the 1992 Stock Option Plan and the 2004 Stock Plan, which replaces the 1992 Stock Option Plan, so that compensation realized in connection with the stock-based grants under both plans would be exempt from the restrictions on deductibility under Section 162(m).  The 2004 Stock Plan permits the issuance of restricted stock that is subject to certain specified performance based vesting requirements and so exempt from the restriction on deductibility under Section 162(m).  In addition, to comply with such exemptions, the 2004 Stock Plan restricts stock grants to any participant in any fiscal year as follows:  (i) up to 200,000 shares of Common Stock may be subject to stock option grants, (ii) up to 200,000 shares of Common Stock may be subject to stock appreciation right grants, (iii) up to 200,000 shares of Common Stock may be subject to restricted stock awards, (iv) up to 200,000 shares of Common Stock may be subject to restricted stock units and (v) up to 200,000 shares of Common Stock may be subject to performance share awards.  It is important to note that while these restrictions allow the Management Development Committee continuing discretion in establishing executive officer compensation, they do limit such discretion by restricting the size of stock awards which the Management Development Committee may grant to any single individual.  The permitted size of the stock awards to a single individual was established based on the determination of the maximum number of shares which would be required to be granted in any fiscal year to retain or attract a chief executive officer of the Company.  The stock option grants under the 2004 Stock Plan have been designed to be exempt from the restrictions on deductibility under Section 162(m).  While the restricted stock awards under the 2004 Stock Plan, to date, have not been designed to be exempt from the restrictions on deductibility under Section 162(m), they have been small in number and so not likely to result in payments to any executive officer in any year which would be subject to such restrictions.

We do not believe that other components of our compensation program are likely to result in payments to any executive officer in any year which would be subject to the restriction on deductibility under Section 162(m).  Accordingly, we believe that we have taken appropriate actions to preserve the deductibility of most of the annual performance bonuses and long-term performance incentive awards the Management Development Committee is likely to award in any given year.  We will continue to evaluate the advisability of qualifying future executive compensation programs for deductibility under the Code.

The Management Development Committee recognizes the need to retain flexibility to make compensation decisions that may not meet Section 162(m) standards to enable us to attract, retain and motivate highly qualified executives.  It has the authority to approve non-deductible compensation in appropriate circumstances.  Also, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the related regulations and guidance, no assurance can be given that compensation intended by us to satisfy the requirements for deductibility under Section 162(m) will in fact do so.

Stock Awards Expense.  We are required under FASB ASC Topic 718 to record compensation expense associated with stock awards to our employees, including the NEOs, as more fully discussed in Note 8 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2013.  As discussed above, the Management Development Committee does consider the impact of FASB ASC Topic 718 in determining to use grants of non-qualified stock options as our principal long-term incentive program for the executive team.  Further, the Management Development Committee does consider the amount of compensation expense required to be recorded in determining the size of stock option grants and restricted stock awards to the Chief Executive Officer and the aggregate grants and awards made to the remainder of the executive team and team members generally.

Golden Parachute Excise Tax.  Code Section 280G imposes tax penalties on golden parachute payments associated with a Change in Control of the Company to the extent they exceed a specified level.  These penalties include a 20% excise tax on executives receiving these excess payments and the elimination of our tax deduction for these excess payments.  Payments under our severance agreements and from the acceleration of the exercisability of our stock options and vesting of our restricted stock in the event of a Change in Control of the Company are potentially subject to these tax penalties.  Currently, payments under our severance agreements are capped at an amount that will not trigger the excise tax.  There is no similar limitation on the acceleration of the exercisability of stock options and vesting of restricted stock since we believe it is unlikely that the acceleration of options and vesting of restricted stock alone would cause an executive to exceed the specified level.  The Management Development Committee recognizes the need to retain flexibility to make compensation decisions that may cause payments to executives to exceed the levels specified in Code Section 280G to enable us to attract, retain and motivate highly qualified executives.  It therefore has the authority to approve compensation that would exceed the specified level or to remove the cap contained in the severance agreements in appropriate circumstances.

Deferred Compensation.  We have also structured our executive compensation program with the intention that it complies with or be exempt from Internal Revenue Code Section 409A (“Code Section 409A”) which may impose additional taxes on our executives for certain types of deferred compensation that are not in compliance with or exempt from Code Section 409A.

Because the Company’s policy is to either comply with or exempt payments from Code Section 409A, it does not generally assume responsibility for any additional tax, interest, or penalties under Code Section 409A, although it has the authority to do so in appropriate circumstances.  Also, because of ambiguities and uncertainties as to the application and interpretation of Code Section 409A and the related regulations and guidance, no assurance can be given that compensation intended by us to comply with or be exempt from Code Section 409A will in fact do so.

Employment Agreements

None of our executive officers, including Mr. Rittenour, has an employment agreement with us, other than the agreements discussed under “Compensation of Executive Officers – Potential Payments Upon Termination or Change in Control”.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information with respect to unexercised options held by the NEOs as of June 30, 2013.

OUTSTANDING EQUITY AWARDS AT 2013 FISCAL YEAR-END

Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price	Option Expiration Date(1)	Equity incentive plan awards; Number of unearned shares that have not vested (#)	Equity incentive plan awards; Market value of unearned shares that have not vested
Harry T. Rittenour	–	20,000	(2)	$5.83	12/2/2022	400(6)	$3,156(6)(7)
	5,000	15,000	(3)	$5.24	11/30/2021
	5,000	15,000	(4)	$6.14	8/31/2021
	20,000	–		$3.43	5/31/2019
	100,000	–		$8.81	1/31/2018
	15,000	–		$8.92	5/31/2017
	12,500	–		$6.98	1/1/2016
	25,000	–		$6.71	9/30/2014
Mark S. Hoefing	–	15,000	(5)	$5.70	9/3/2022	400(6)	$3,156(6)(7)
	3,000	9,000	(4)	$6.14	8/31/2021
	10,000	–		$2.80	3/1/2019
	10,000	–		$12.68	3/31/2018
	8,000	–		$8.92	5/31/2017
	5,000	–		$6.98	1/1/2016
	10,000	–		$7.22	1/2/2015
	10,000	–		$6.69	5/31/2014
	3,300	–		$6.97	2/9/2014
John H. Lowry III	–	5,000	(5)	$5.70	9/3/2022	400(6)	$3,156(6)(7)
	1,250	3,750	(4)	$6.14	8/31/2021
	8,000	–		$2.80	3/1/2019
	25,000	–		$9.90	7/1/2017

(1)                                 Options expire on the date indicated or, if earlier, one year after the optionee’s death or permanent disability or three months after the optionee’s termination of employment.

(2)                                 One quarter of these shares will vest on each of December 3, 2013, 2014, 2015 and 2016.

(3)                                 One third of these shares will vest on each of December 1, 2013, 2014 and 2015.

(4)                                 One third of these shares will vest on each of September 1, 2013, 2014 and 2015.

(5)                                 One quarter of these shares will vest on each of September 4, 2013, 2014, 2015 and 2016.

(6)                                 As discussed under “Compensation of Executive Officers – Compensation Discussion and Analysis – Annual Profit Sharing/Incentive Plan – Fiscal 2013 Annual Incentive Plan,” the restricted stock awards under the 2013 Annual Incentive Plan identified in the table above are based on the assumption that the individual would achieve at the threshold level for each of the two performance goals during fiscal 2013 and as a result would receive 200 restricted shares for each of the two performance goals.  The restricted shares issued pursuant to the 2013 Annual Incentive Plan will vest on the one year anniversary of the issuance date.  Pursuant to the 2013 Annual Incentive Plan, Mr. Hoefing received a grant of 3,000 shares of restricted stock under the 2004 Stock Plan on August 27, 2013 with a market value on that date of $25,230. Risk of forfeiture and other restrictions will lapse on those shares on August 27, 2014 if Mr. Hoefing’s services or employment has not terminated on or prior to such date.  Messrs. Rittenour and Lowry did not receive an award of restricted stock in August 2013 under the 2013 Annual Incentive Plan.

(7)                                 Market value was determined by multiplying the number of unearned shares that have not vested by the closing market price of the Company’s Common Stock on June 28, 2013.

Potential Payments Upon Termination or Change in Control

We have entered into severance agreements with Messrs. Rittenour, Hoefing and Lowry.  Under the terms of Mr. Rittenour’s severance agreement, in the event that we terminate his employment without “Cause” (provided such termination constitutes a “separation from service” under Code Section 409A), he will be paid an amount of cash severance equal to one times his current annual base salary, as in effect immediately prior to his termination, a prorated portion of any bonus he would have earned for the year of termination had Mr. Rittenour been employed at the end of the applicable bonus period, and continuation of Company-provided health, welfare and automobile benefits for one year or, if earlier, the date of death.  Under the terms of Messrs. Hoefing and Lowry’s severance agreements, in the event their employment is terminated without “Cause” (provided such termination constitutes a “separation from service” under Code Section 409A), they will be paid an amount of severance equal to six months of their current annual base salary, as in effect immediately prior to their termination, a prorated portion of any bonus they would have earned for the year of termination had they been employed at the end of the applicable bonus period, and continuation of Company-provided health, welfare and automobile benefits for six months or, if earlier, the date of death.  All severance payments and benefits will be paid or provided over the period during which we are required to provide the benefit.

The severance agreements also provide that, if the employment of our executive officers is terminated for any reason other than death, disability or Cause (provided such termination constitutes a “separation from service” under Code Section 409A), or they resign for “Good Reason”, six months prior to or within two years after a “Change in Control”, in lieu of the severance described in the prior paragraph, Mr. Rittenour will be entitled to an amount of severance equal to two times his current annual base salary, as in effect immediately prior to his termination, a prorated portion of his target bonus for the year of termination, based on the number of days worked in the year of termination, continuation of Company-provided health benefits until Mr. Rittenour becomes eligible for Medicare benefits or, if earlier, the date of death, automobile benefits for one year or, if earlier, date of death, other welfare benefits for two years and continued coverage under director and officer liability insurance policies for six years, and Messrs. Hoefing and Lowry will be entitled to an amount of severance equal to one times their current annual base salary, as in effect immediately prior to their termination, a prorated portion of their target bonus for the year of termination, based on the number of days worked in the year of termination, continuation of Company-provided health, welfare and automobile benefits for one year or, if earlier, the date of death and continued coverage under director and officer liability insurance policies for six years.  Base salary and bonus severance payments will be paid in a lump sum at the time of termination of employment and other benefits will be provided over the period during which we are required to provide the benefit.  To the extent that any severance payments would not be exempt from Code Section 409A and the Executive is determined to be a “specified employee” as defined under Code Section 409A, then such payments will be suspended for six months from the date of the Executive’s termination of employment.  Suspended payments will be paid in a lump-sum, plus interest at the prime rate, plus two percent, at the end of the suspension period. The special severance expires three years from the date of the severance agreement, except that such expiration date shall be extended for consecutive one year periods, unless, at least 180 days prior to the expiration date, we notify the executive in writing that we are not extending the term of these provisions.

The NEOs have all entered into our standard executive agreement not to compete, restricting the executive’s right to compete with us for the longer of twelve months or the period in which we are required to make payments to the executive, and standard employee proprietary information and inventions agreement, containing confidentiality provisions and a two-year restriction on soliciting our employees.  We have the right to cease all further payment under the NEOs severance agreements in the event that the NEO violates the executive non-competition agreement.  The NEOs must sign a standard release to receive payments under the severance agreements, including standard non-disparagement provisions.

Payments under the severance agreements, when aggregated with any other “golden parachute” amounts (defined under Code Section 280G as compensation that becomes payable or accelerated due to a Change in Control) payable under this agreement or any of our other plans, agreements or policies, shall not exceed the golden parachute cap under Code Sections 280G and 4999.

Agreements relating to stock options granted under the 2004 Stock Plan to each of the executive officers named in the Summary Compensation Table, as well as stock options granted under the 2004 Stock Plan to our other officers provide that such options become immediately exercisable in the event of a Change in Control.

“Change in Control” for purposes of the severance agreements, the 2004 Stock Plan is generally defined as:

•                                          A merger of the Company in which the Company is not the survivor,

•                                          A share exchange transaction in which our shareholders own less than 50% of the stock of the survivor,

•                                          The sale or transfer of all or substantially all of our assets, or

•                                          Any person, or group of persons who agree to act together to acquire, hold, vote or dispose of the Common Stock, acquires more than 50% of the Common Stock.

To the extent the agreement or award under the 2004 Stock Plan is subject to Code Section 409A, the event shall not be considered a Change in Control unless it is also a change in ownership, effective control or in the ownership of a substantial portion of assets of the Company, within the meaning of Code Section 409A.

“Cause” is generally defined as the executive’s:

•                                          Personal dishonesty in connection with the performance of services for the Company,

•                                          Willful misconduct in connection with the performance of services for the Company,

•                                          Conviction for violation of any law involving (A) imprisonment that interferes with performance of duties or (B) moral turpitude,

•                                          Repeated and intentional failure to perform stated duties, after written notice is delivered identifying the failure, and it is not cured within 10 days,

•                                          Breach of a fiduciary duty to the Company,

•                                          Breach of executive agreement not to compete or employee proprietary information and inventions agreement, or

•                                          Prior to Change in Control, engaging in activities detrimental to interests of the Company that have a demonstrable adverse effect on the Company.

“Good Reason” is generally defined as the occurrence of any of the following events without the executive’s written consent, if the executive terminates employment within one year following the occurrence of such event:

•                                          Material diminution in the executive’s position, duties, responsibilities or status with the Company immediately prior to the Change in Control,

•                                          Material diminution in the executive’s base salary in effect immediately prior to the Change in Control which shall be a reduction in such base salary in effect immediately prior to the Change in Control which shall be a reduction in such base salary of five (5%) percent or more unless a greater reduction is required by Code Section 409A to constitute an “involuntary separation” from service,

•                                          Material required relocation of the executive’s principal place of employment which shall be a relocation of more than 50 miles from his or her place of employment prior to the Change in Control unless a relocation of a greater distance is required by Code Section 409A to constitute an “involuntary separation” from service, or

•                                          Breach of any provision in the severance agreements.

RELATED PARTY TRANSACTIONS

On August 30, 2012, the Company sold substantially all of the assets of its Commercial Products Business Unit (“CBU”) for approximately $838,000 in cash to Inspectron Inc. (the “Purchaser”) pursuant to an Asset Purchase Agreement, dated August 30, 2012.  The Company retained CBU’s accounts receivable of approximately $608,000 existing at the time of the closing of the sale.  The Purchaser assumed CBU’s service parts and warranty obligations, vendor commitments and certain other contractual obligations associated with CBU’s business operations.  As part of the transaction, the parties entered into a Mutual Covenant Not to Compete with a term of two years and License Agreements that cross license certain intellectual property owned by each party.  The Purchaser is wholly owned by Richard Price, who served as the Company’s Senior Vice President — Commercial Products Business Unit until June 13, 2012.

Although we do not have a written policy with regard to the approval of transactions between the Company and its executive officers and directors, such transactions are subject to the limitations on conflicts of interest contained in the Company’s Code of Ethics and are generally discouraged by the Company.  To the extent any such transactions are proposed, they would be subject to approval by the Audit Committee of the Board of Directors in accordance with the Audit Committee’s charter, applicable law and the NASDAQ Marketplace Rules, which require that any such transactions required to be disclosed in our proxy statement be approved by a committee of independent directors of our Board of Directors.

INDEPENDENT ACCOUNTANTS

Change in Independent Public Accountants

On January 7, 2013, the Company dismissed its independent registered public accounting firm, Grant Thornton LLP (“Grant Thornton”), and engaged BDO USA, LLP (“BDO”) to serve as the Company’s independent registered public accounting firm.  The dismissal of Grant Thornton and the appointment of BDO were approved by the Company’s Audit Committee.  BDO audited the Company’s consolidated financial statements for the fiscal year ended June 30, 2013.

The audit reports of Grant Thornton on the Company’s consolidated financial statements for the fiscal years ended June 30, 2012 and 2011 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits of the Company’s consolidated financial statements for the fiscal years ended June 30, 2012 and 2011 and through January 7, 2013, there were no “disagreements” (as such term is described in Items 304(a)(1)(iv) of Regulation S-K) with Grant Thornton on any matter of accounting principle or practices, financial statement disclosure or auditing scope or procedure, which if not resolved to the satisfaction of Grant Thornton would have caused Grant Thornton to make reference thereto in their reports on the consolidated financial statements for such years.  Additionally, during the two most recent fiscal years and through January 7, 2013, there were no “reportable events” (as such term is defined in Item 304(a)(1)(v) of Regulation S-K).

The Company provided Grant Thornton with a copy of the Company’s Current Report on Form 8-K filed on January 8, 2013 disclosing Grant Thornton’s dismissal prior to its filing with the Securities and Exchange Commission and requested Grant Thornton to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not Grant Thornton agreed with the statements contained therein.  A copy of Grant Thornton’s letter dated January 8, 2013 is attached as Exhibit 16.1 to such Form 8-K.

During the Company’s fiscal years ended June 30, 2011 and 2012 and through January 7, 2013, neither the Company, nor anyone acting on its behalf, had consulted BDO regarding either (1) the application of accounting principles to a specific completed or proposed transaction, or the type of audit opinion that might be rendered on the Company’s financial statements, nor did BDO provide either written or oral advice to the Company that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (2) any matter that was either the subject of a “disagreement” (as such term is defined in Item 304(a)(1)(iv) of Regulation S-K) or a “reportable event” (as such term is defined in Item 304(a)(1)(v) of Regulation S-K).

Policy for Pre-Approval of Audit and Non-Audit Services

The Audit Committee has adopted a policy regarding audit and non-audit services that may be provided by our independent accountants.  The policy sets forth the procedures and conditions pursuant to which services proposed to be performed by the independent accountants must be pre-approved.  The policy provides that the Audit Committee will consider whether services to be performed by the independent accountant are consistent with the SEC’s rules on auditor independence.  In particular, the policy expressly names all services the independent accountant may not perform and, in the case of other services, requires the Audit Committee to consider whether the independent auditor is the best positioned to provide the most effective and efficient service.

The policy provides that the Audit Committee will review and pre-approve annually, and periodically thereafter as required, the services proposed to be provided by the independent accountant in the categories of audit services, audit related services, tax services and all other services.  In addition, the Audit Committee is to determine the appropriate ratio of audit, audit related and tax services to all other services.  The Audit Committee has delegated to the chairman of the Audit Committee and, if he or she is unavailable, another member of the Audit Committee, authority to pre-approve audit and non-audit services proposed to be performed by the independent registered public accounting firm not previously approved by the Audit Committee.  Under the policy, the Audit Committee is to be informed on a timely basis of services actually rendered by the independent accountant, including those pre-approved by a member of the Audit Committee.  The Chief Financial Officer of the Company is to immediately report to the Chairman of the Audit Committee any breach of the policy.

All of the services described below under audit fees, audit-related fees, tax fees and all other fees arising in fiscal 2013 and 2012 were approved by the Audit Committee pursuant to its pre-approval policies and procedures prior to the service being provided.  None of the audit-related fees or tax fees described below arising in fiscal 2013 and 2012 were approved by the Audit Committee after the initiation of such services pursuant to an exemption from the SEC’s requirements relating to approval of these types of services by the Audit Committee prior to the provision of the service under Section 2.01(c)(7)(i)(C) of SEC Regulation S-X.

Fees Paid to Independent Registered Public Accounting Firm

Audit Fees.  The aggregate fees and expenses billed by BDO and Grant Thornton for professional services rendered for the audit of our annual consolidated financial statements, reviews of the internal controls over financial reporting and the quarterly consolidated financial statements included in our Forms 10-Q and audit services provided in connection with other regulatory filings are set forth in the table below:

BDO		Grant Thornton
Year Ended June 30,		Year Ended June 30
2013	2012	2013	2012
$210,202	-	$67,388	$226,925

Audit-Related Fees.  BDO and Grant Thornton did not render any audit-related services in fiscal 2013 or fiscal 2012.

Tax Fees.  The aggregate fees and expenses billed by BDO for preparation of a transfer pricing tax study were $15,487 in fiscal 2013.  The aggregate fees and expenses billed by Grant Thornton for preparation of foreign tax returns and miscellaneous tax-related services and advice were $4,176 in fiscal 2013 and $19,566 in fiscal 2012.

All Other Fees.  BDO and Grant Thornton did not render any other services for the Company in fiscal 2013 or fiscal 2012.

The Audit Committee of the Board does not consider the provision of the services described above by BDO or Grant Thornton to be incompatible with the maintenance of BDO or Grant Thornton’s independence.

SHAREHOLDER PROPOSALS AND NOMINEES FOR 2014 ANNUAL MEETING

Shareholder Proposals

Shareholder proposals intended to be presented at the 2014 annual meeting which are eligible for inclusion in our proxy statement for that meeting under Rule 14a-8 promulgated under the Exchange Act, must be received by the Secretary of the Company at 47827 Halyard Drive, Plymouth, MI 48170, no later than June 6, 2014 in order to be considered for inclusion in our proxy statement relating to that meeting.  In order to curtail controversy as to the date on which a proposal was received by us, it is suggested that proposals be submitted by certified mail, return receipt requested.

Shareholder proposals intended to be presented at the 2014 annual meeting which are not eligible for inclusion in our proxy statement for that meeting under Rule 14a-8 are considered untimely under Rule 14a-5 promulgated under the Exchange Act unless received by the Secretary of the Company at the Company’s offices no later than August 27, 2014 and we expect the persons named as proxies for the 2014 annual meeting to use their discretionary voting authority, to the extent permitted by law, with respect to any proposal considered untimely at the 2014 annual meeting.

Shareholder Nominees

Shareholders desiring to recommend candidates for consideration and evaluation by the Nominating and Corporate Governance Committee for the 2014 annual meeting should submit such recommendations in writing to the Nominating and Corporate Governance Committee, c/o Vice President, General Counsel and Secretary, Perceptron, Inc., 47827 Halyard Drive, Plymouth, MI 48170 no later than May 7, 2013.

The recommendation should be accompanied by the following: (i) the name, address, e-mail address (if any), and telephone number of the shareholder, the number of shares of the Company’s Common Stock beneficially owned by the shareholder and proof of the shareholder’s beneficial ownership of the Company’s Common Stock by one of the means set forth in Rule 14a-8(b)(2) promulgated under the Exchange Act; (ii) the name, address, e-mail address (if any) and telephone number of the proposed nominee and the number of shares of the Company’s Common Stock beneficially owned by the nominee; (iii) a detailed description of the proposed nominee’s business, professional, public, academic, scientific or technological experience and other qualifications for Board membership, including the name and address of other businesses for which the proposed nominee has provided services, or for which he or she has served as a director, in the last five years, a description of the proposed nominee’s specific experience in such position and the proposed nominee’s academic achievements; (iv) a description of any potential conflicts between the interests of the Company and its shareholders and the proposed nominee; (v) a written agreement by the proposed nominee to serve as a member of the Company’s Board if nominated and elected; and (vi) a written representation by the shareholder and the proposed nominee that the proposed nominee is not an affiliate or affiliated party with respect to the shareholder.  The General Counsel will forward any recommendations to the Nominating and Corporate Governance Committee.  The nominating shareholder and proposed nominee may be requested to provide additional information regarding the shareholder or the proposed nominee and to attend one or more interviews, in each case, as requested by the Board or Nominating and Corporate Governance Committee.

See “Corporate Governance – Board of Directors and Committees” for a description of the standards used by the Nominating and Corporate Governance Committee to evaluate candidates recommended by shareholders.

OTHER MATTERS

At the date of this Proxy Statement, the Board is not aware of any matters to be presented for action at the Annual Meeting other than those described above.  However, if any other matters requiring a shareholder vote properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment, to the extent permitted by law, on such matters.

APPENDIX 1

PERCEPTRON, INC.

FIRST AMENDED AND RESTATED

2004 STOCK INCENTIVE PLAN

I.                                      GENERAL PROVISIONS

1.1    Establishment.  On October 22, 2004, the Board of Directors (“Board”) of Perceptron, Inc., a Michigan corporation (“Corporation”), adopted the 2004 Stock Incentive Plan (“Plan”).  On October 2, 2008, the Plan was amended and restated.

1.2    Purpose.  The purpose of the Plan is (i) to promote the best interests of the Corporation and its shareholders by encouraging Employees, Consultants and non-employee directors of the Corporation and its Subsidiaries to acquire an ownership interest in the Corporation through Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Share Awards, Director Stock Purchase Rights and Deferred Stock Units, thus identifying their interests with those of shareholders, and (ii) to enhance the ability of the Corporation to attract and retain qualified Employees, Consultants and non-employee directors.  It is the further purpose of the Plan to permit the granting of Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and Performance Share Awards that will constitute performance based compensation, as described in Section 162(m) of the Code, and regulations promulgated thereunder.  After the Effective Date, the Corporation shall no longer issue any awards under the 1992 Stock Option Plan and the Directors Stock Option Plan.

1.3    Definitions.  As used in this Plan, the following terms have the meaning described below:

(a)                               “Agreement” means the written agreement that sets forth the terms of a Participant’s Option, Stock Appreciation Right, Restricted Stock grant, Restricted Stock Unit, Performance Share Award, Director Stock Purchase Right or Deferred Stock Unit.

(b)                              “Approval Date” means October 22, 2004, the date the Plan was approved by the Board.

(c)                               “Award” means Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Share Awards, Deferred Stock Units and Director Stock Purchase Rights.

(d)                              “Board” means the Board of Directors of the Corporation.

(e)                               “Change in Control” means (i) a merger involving the Corporation in which the Corporation is not the surviving corporation (other than a merger with a wholly-owned subsidiary of the Corporation formed for the purpose of changing the Corporation’s corporate domicile); (ii) a share exchange in which the shareholders of the Corporation exchange their stock in the Corporation for stock of another corporation (other than a share exchange in which all or substantially all of the holders of the voting stock of the Corporation, immediately prior to the transaction, exchange, on a pro rata basis, their voting stock of the Corporation for more than 50% of the voting stock of such other corporation); (iii) the sale of all or substantially all of the assets of the Corporation; or (iv) any person or group of persons (as defined by Section 13(d) of the Securities Exchange Act of 1934, as

amended) (other than any employee benefit plan or employee benefit trust benefitting the employees of the Corporation) becoming a beneficial owner, directly or indirectly, of securities of the Corporation representing more than fifty (50%) percent of either the then outstanding Common Stock of the Corporation, or the combined voting power of the Corporation’s then outstanding voting securities.  Notwithstanding any other provision in this Plan to the contrary, to the extent that Awards under the Plan subject to Code Section 409A are payable upon a Change in Control, an event shall not be considered to be a Change in Control under the Plan with respect to such Awards unless such event is also a “change in ownership,” a “change in effective control” or a “change in the ownership of a substantial portion of the assets” of the Corporation within the meaning of Code Section 409A.

(f)                                “Code” means the Internal Revenue Code of 1986, as amended.

(g)                               “Code Section 409A” means Code Section 409A of the Code and the applicable guidance issued thereunder.

(h)                              “Committee” means the Management Development, Compensation and Stock Option Committee of the Corporation or other committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board.  If no committee of the Board has been appointed to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers.  The Committee shall be comprised of two or more members of the Board.

(i)                                  “Common Stock” means shares of the Corporation’s authorized common stock.

(j)                                  “Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or a member of the Board) to the Corporation, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Corporation from offering or selling securities to such person pursuant to the Plan in reliance on a Form S-8 Registration Statement under the Securities Act.

(k)                              “Corporation” means Perceptron, Inc. a Michigan corporation.

(l)                                  “Deferred Stock Unit” means a bookkeeping entry representing a right granted to a Participant pursuant to Article VII of the Plan to receive a share of Common Stock on a date determined in accordance with the provisions of Article VII of the Plan.

(m)                          “Director” means a member of the Corporation’s Board of Directors.

(n)                              “Director Fee Payment Date” shall mean each March 1, June 1, September 1 and December 1.

(o)                              “Director Stock Purchase Right” means an election by a Director to purchase Common Stock in accordance with Article VI of the Plan.

(p)                              “Disability” means total and permanent disability, as defined in Code Section 22(e).

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(q)                              “Dividend Equivalent” means a credit, made at the discretion of the Committee or as otherwise provided by the Plan, to the account of a Participant in an amount equal to the cash dividends paid on one share of Common Stock for each share of Common Stock represented by an Award held by such Participant.

(r)                                 “Effective Date” means the day after the Plan is approved by shareholders of the Corporation.

(s)                                “Employee” means an individual who has an “employment relationship” with the Corporation or a Subsidiary, as defined in Treasury Regulation 1.421-7(h), and the term “employment” means employment with the Corporation, or a Subsidiary of the Corporation.

(t)                                  “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time and any successor thereto.

(u)                              “Fair Market Value” means for purposes of determining the value of Common Stock on the Grant Date:

(i)                                  the final reported sales price (or, if there is no reported sale on such date, the final reported sales price on the last preceding date for which such reported sales price exists) of the Common Stock on the principal United States securities exchange on which the Common Stock may at the time be listed on the Grant Date; or

(ii)                              if the Common Stock is not listed on any domestic stock exchange, the closing bid quotation with respect to a share as reported by the OTC Bulletin Board on the Grant Date; or

(iii)                          if none of the foregoing clauses apply, the value as determined by the Committee in accordance with Code Section 409A.

Unless otherwise specified in the Plan, “Fair Market Value” for purposes of determining the value of Common Stock on the date of exercise means the applicable definitions under (i)-(iii) above, substituting the date of exercise for the Grant Date, unless otherwise required by applicable law.

(v)                              “Grant Date” means the date on which the Committee authorizes an individual Option, Stock Appreciation Right, Restricted Stock grant, Restricted Stock Unit, Performance Share Award, or a Director Fee Payment Date in the case of a Director Stock Purchase Right, or such later date as shall be designated by the Committee.

(w)                           “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code.

(x)                              “Nonqualified Stock Option” means an Option that is not intended to constitute an Incentive Stock Option.

(y)                              “Option” means either an Incentive Stock Option, a Nonqualified Stock Option.

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(z)                               “Participant” means an Employee or non-employee director or Consultant designated by the Committee to participate in the Plan.

(aa)                        “Performance Measures” shall mean the measures of performance of the Corporation and its Subsidiaries used to determine a Participant’s entitlement to an award under the Plan.  Performance Measures shall have the same meanings as used in the Corporation’s financial statements, or, if such terms are not used in the Corporation’s financial statements, they shall have the meaning applied pursuant to generally accepted accounting principles, or as used generally in the Corporation’s industry. Performance Measures shall be calculated with respect to the Corporation and each Subsidiary consolidated therewith for financial reporting purposes or such division or other business unit as may be selected by the Committee. For purposes of the Plan, the Performance Measures shall be calculated in accordance with generally accepted accounting principles, but, unless otherwise determined by the Committee, prior to the accrual or payment of any award under this Plan for the same performance period and excluding the effect (whether positive or negative) of any change in accounting standards or any extraordinary, unusual or nonrecurring item, as determined by the Committee, occurring after the establishment of the performance goals.  Performance Measures may be one or more of the following, or a combination of the any of the following, as determined by the Committee:

(i)	revenue;
(ii)	gross margin;
(iii)	operating margin;
(iv)	operating income;
(v)	pre-tax profit;
(vi)	earnings before interest, taxes and depreciation;
(vii)	net income;
(viii)	cash flow;
(ix)	expenses;
(x)	the market price of the Common Stock;
(xi)	earnings per share;
(xii)	operating income per share
(xiii)	return on stockholder equity;
(xiv)	return on capital;
(xv)	return on net assets;
(xvi)	economic value added;
(xvii)	market share;
(xviii)	return on investment;
(xix)	profit after tax;
(xx)	product approval;
(xxi)	market capitalization;
(xxii)	new products; and
(xxiii)	research and development activity.

Performance measures are required to be reapproved by shareholders of the Corporation, to the extent required by Section 162(m) of the Code, which currently requires such reapproval at the first shareholders meeting that occurs in the fifth year following the Effective Date.

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(bb)                      “Performance Share Award” means a performance share award that is granted in accordance with Article V of the plan.

(cc)                        “Performance Share Award Unit” means a Performance Share Award described in Section 5.2(d)(ii).

(dd)                      “Plan” means the First Amended and Restated Perceptron, Inc. 2004 Stock Incentive Plan, the terms of which are set forth herein, and amendments thereto.

(ee)                        “Restriction Period” means the period of time during which a Participant’s Restricted Stock or Restricted Stock Unit grant is subject to restrictions and is nontransferable.

(ff)                          “Restricted Stock” means Common Stock that is subject to restrictions.

(gg)                        “Restricted Stock Unit” means a right granted pursuant to Article IV to receive Restricted Stock or an equivalent value in cash pursuant to the terms of the Plan and the related Agreement.

(hh)                      “Retirement” means termination of employment on or after the attainment of age 65 and completion of three (3) years of service with the Corporation.

(ii)                              “Securities Act” means the Securities Act of 1933, as amended.

(jj)                              “Stock Appreciation Right” means the right to receive a cash or Common Stock payment from the Corporation, in accordance with Article III of the Plan.

(kk)                      “Subsidiary” means a corporation or other entity defined in Code Section 424(f).

(ll)                              “Tandem Stock Appreciation Right” means a Stock Appreciation Right granted in tandem with an Option.

(mm)              “Vested” means the extent to which an Option or Stock Appreciation Right granted hereunder has become exercisable in accordance with this Plan and the terms of the respective Agreement pursuant to which such Option or Stock Appreciation Right was granted.

1.4    Administration.

(a)                               The Plan shall be administered by the Committee.  At all times it is intended that the directors appointed to serve on the Committee shall be “disinterested persons” (within the meaning of Rule 16b-3 promulgated under the Exchange Act) and “outside directors” (within the meaning of Code Section 162(m)); however, the mere fact that a Committee member shall fail to qualify under either of these requirements shall not invalidate any award made by the Committee if the award is otherwise validly made under the Plan.  The members of the Committee shall be appointed by, and may be changed at any time and from time to time, at the discretion of the Board.

(b)                              The Committee shall interpret the Plan, prescribe, amend, and rescind rules and regulations relating to the Plan, and make all other determinations necessary or advisable for its administration.  The decision of the Committee on any question concerning the interpretation of the

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Plan or its administration with respect to any Option, Stock Appreciation Right, Restricted Stock grant, Restricted Stock Unit, Performance Share Award or Deferred Stock Unit granted under the Plan or any Director Stock Purchase Right shall be final and binding upon all Participants.  No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any grant or award hereunder.

(c)                               In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, but, in the case of Options, Stock Appreciation Rights and other Awards designated as Awards under Code Section 162(m), subject to the requirements of Code Section 162(m), the Committee shall have the full and final power and authority, in its discretion:

(i)                                  to the extent permitted under Code Section 409A, to amend, modify, extend, cancel or renew any Option, Stock Appreciation Right, Restricted Stock grant, Restricted Stock Unit, Performance Share Award, Deferred Stock Unit or Director Stock Purchase Right or to waive any restrictions or conditions applicable to any Option, Stock Appreciation Right, Restricted Stock grant, Restricted Stock Unit, Performance Share Award, Deferred Stock Unit or Director Stock Purchase Right or any shares acquired pursuant thereto;

(ii)                              to the extent permitted under Code Section 409A, to accelerate, continue, extend or defer the exercisability or vesting of any Option, Stock Appreciation Right, Restricted Stock grant, Restricted Stock Unit, Performance Share Award, Deferred Stock Unit or Director Stock Purchase Right or any shares acquired pursuant thereto, including with respect to the period following a Participant’s termination of employment with the Corporation;

(iii)                          to the extent permitted under Code Section 409A, to authorize, in conjunction with any applicable deferred compensation plan of the Corporation, that the receipt of cash or Common Stock subject to any Option, Stock Appreciation Right, Restricted Stock grant, Restricted Stock Unit, Performance Share Award, Deferred Stock Unit or Director Stock Purchase Right under this Plan may be deferred under the terms and conditions of such deferred compensation plan;

(d)                              To the extent permitted under Code Section 409A and other applicable law, the Committee may delegate to one or more officers of the Corporation or a committee of such officers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Share Awards and Deferred Stock Units to, or to cancel, modify, waive rights with respect to, alter, discontinue or terminate any of the foregoing, held by Participants who are not officers or directors of the Corporation for purposes of Section 16 of the Exchange Act.

1.5    Participants.  Participants in the Plan shall be such Employees (including Employees who are directors), non-employee directors of, or Consultants to, the Corporation and its Subsidiaries as the Committee in its sole discretion may select from time to time.  The Committee may grant Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Share Awards and Deferred Stock Units to an individual upon the condition that the individual become an Employee of the Corporation or of a Subsidiary, provided that the Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Share Award or Deferred Stock Unit shall be deemed to be granted only on the date that the individual becomes an Employee.  Awards covered by Code Section 162(m) shall be made to key Employees designated by the Committee.

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1.6    Stock.  The Corporation has reserved 2,100,000 shares of the Corporation’s Common Stock for issuance in conjunction with all Options and other stock-based awards to be granted under the Plan.  All of the 2,100,000 shares of the Corporation’s Common Stock so reserved may be granted as ISOs.  Shares subject to any unexercised portion of a terminated, cancelled or expired Option, Stock Appreciation Right, Restricted Stock grant, Restricted Stock Unit, or Performance Share Award granted hereunder may again be subjected to grants and awards under the Plan.  In the event that an Option granted under the Plan is exercised by delivering shares of Common Stock that previously were acquired by exercising Options granted under the Plan, such shares of previously-acquired Common Stock so delivered to the Corporation may again be subject to grants under the Plan.  Shares of Common Stock shall not be deemed to have been granted pursuant to the Plan (a) with respect to any portion of an Award that is settled in cash or (b) to the extent such shares are withheld in satisfaction of tax withholding obligations pursuant to Section 10.6.  Upon payment in shares of Common Stock pursuant to the exercise of a Stock Appreciation Right, the number of shares available for grant under the Plan shall be reduced only by the number of shares actually issued in such payment.  All provisions in this Section 1.6 shall be adjusted, as applicable, in accordance with Article VIII.

1.7    No Repricing.  Without the affirmative vote of holders of a majority of the shares of Common Stock cast in person or by proxy at a meeting of the shareholders of the Corporation at which a quorum representing a majority of all outstanding shares of Common Stock is present or represented by proxy, and without complying with the requirements of Code Section 409A, the Board shall not approve a program providing for either (a) the cancellation of outstanding Options and/or Stock Appreciation Rights and the grant in substitution therefore of any new awards under the Plan having a lower exercise price or (b) the amendment of outstanding Options and/or Stock Appreciation Rights to reduce the exercise price thereof.  This paragraph shall not be construed to apply to “issuing or assuming a stock option in a transaction to which section 424(a) applies,” within the meaning of Section 424 of the Code.

II.                                STOCK OPTIONS

2.1    Grant of Options.  The Committee, at any time and from time to time, subject to the terms and conditions of the Plan, may grant Options to such Participants and for such number of shares of Common Stock (whole or fractional) as it shall designate; provided, however, that no Participant may be granted Options during any one fiscal year of the Corporation to purchase more than 200,000 shares of Common Stock.  Any Participant may hold more than one Option under the Plan and any other Plan of the Corporation or Subsidiary.  The Committee shall determine the general terms and conditions of exercise, including any applicable vesting requirements, which shall be set forth in a Participant’s Option Agreement.  The Committee may designate any Option granted as either an Incentive Stock Option or a Nonqualified Stock Option, or the Committee may designate a portion of an Option as an Incentive Stock Option or a Nonqualified Stock Option.  At the discretion of the Committee, an Option may be granted in tandem with a Stock Appreciation Right.  Options are intended to satisfy the requirements of Code Section 162(m) and the regulations promulgated thereunder, to the extent applicable.  No Option shall be granted with an exercise term that extends beyond ten (10) years from the Grant Date.

2.2    Incentive Stock Options.  Any Option intended to constitute an Incentive Stock Option shall comply with the requirements of this Section 2.2.  An Incentive Stock Option may only be granted to an Employee.  No Incentive Stock Option shall be granted with an exercise price below the Fair Market Value of Common Stock on the Grant Date nor with an exercise term that extends

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beyond ten (10) years from the Grant Date.  An Incentive Stock Option shall not be granted to any Participant who owns (within the meaning of Code Section 424(d)) stock of the Corporation or any Subsidiary possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or a Subsidiary unless, at the Grant Date, the exercise price for the Option is at least 110% of the Fair Market Value of the shares subject to the Option and the Option, by its terms, is not exercisable more than five (5) years after the Grant Date.  The aggregate Fair Market Value of the underlying Common Stock (determined at the Grant Date) as to which Incentive Stock Options granted under the Plan (including a plan of a Subsidiary) may first be exercised by a Participant in any one calendar year shall not exceed $100,000.  To the extent that an Option intended to constitute an Incentive Stock Option shall violate the foregoing $100,000 limitation (or any other limitation set forth in Code Section 422), the portion of the Option that exceeds the $100,000 limitation (or violates any other Code Section 422 limitation) shall be deemed to constitute a Nonqualified Stock Option.

2.3    Option Price.  The Committee shall determine the per share exercise price for each Option granted under the Plan; provided, however, that the option price of an option shall not be less than 100% of the Fair Market Value of the shares of Common Stock covered by the Option on the Grant Date.  Notwithstanding the foregoing, an Option may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying under Code Section 424(a) and/or Code Section 409A.  The option price will be subject to adjustment in accordance with the provisions of Section 9.1 of this Plan.

2.4    Payment for Option Shares.  The purchase price for shares of Common Stock to be acquired upon exercise of an Option granted hereunder shall be paid in full in cash or by personal check, bank draft or money order at the time of exercise; provided that the Committee may (but is not obligated to) permit payment to be made by (a) delivery to the Corporation of outstanding shares of Common Stock on such terms and conditions as may be specified in the optionee’s Agreement, (b) by delivery to the Corporation of a properly executed exercise notice, acceptable to the Corporation, together with irrevocable instructions to the Participant’s broker to deliver to the Corporation sufficient cash to pay the exercise price and any applicable income and employment withholding taxes, in accordance with a written agreement between the Corporation and the brokerage firm (“cashless exercise procedure”), (c) other means determined by the Committee, or (d) any combination of the foregoing.  Shares of Common Stock surrendered upon exercise shall be valued at Fair Market Value as of the date of exercise, and the certificate(s) for such shares, duly endorsed for transfer or accompanied by appropriate stock powers, shall be surrendered to the Corporation.  Participants who are subject to short swing profit restrictions under the Exchange Act and who exercise an Option by tendering previously-acquired shares shall do so only in accordance with the provisions of Rule 16b-3 of the Exchange Act.  Notwithstanding the foregoing, an Option may not be exercised by delivery to the Corporation of shares of Common Sock to the extent such delivery would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Corporation’s stock.  Until the optionee has been issued a certificate or certificates for the shares of Common Stock so purchased, he or she shall possess no rights as a record holder with respect to any such shares.  In the event any Common Stock is delivered to or retained by the Corporation to satisfy all or any part of the purchase price, the part of the purchase price deemed to have been satisfied by such Common Stock shall be equal to the product derived by multiplying the Fair Market Value as of the date of exercise times the number of shares of Common Stock delivered to or retained by the Corporation.  The number of shares of Common Stock delivered to or retained by the Corporation in satisfaction of the purchase price shall not be a number which when multiplied by the Fair Market Value as of the date of exercise would result in a product greater than the

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purchase price.  No fractional shares of Common Stock shall be delivered to or retained by the Corporation in satisfaction of the purchase price.  In the event that an optionee exercises both an Incentive Stock Option and a Nonqualified Stock Option, separate share certificates shall be issued for shares acquired pursuant to the Incentive Stock Option and for shares acquired pursuant to the Nonqualified Stock Option.

III.                          STOCK APPRECIATION RIGHTS

3.1    Grant of Stock Appreciation Rights.  Stock Appreciation Rights may be granted, held and exercised in such form and upon such general terms and conditions as determined by the Committee on an individual basis.  A Stock Appreciation Right may be granted to a Participant with respect to such number of shares of Common Stock of the Corporation as the Committee may determine; provided, however, that no Participant may be granted a Stock Appreciation Right during any one fiscal year of the Corporation for more than 200,000 shares of Common Stock.  A Stock Appreciation Right may be granted on a stand-alone basis or as a Tandem Stock Appreciation Right.  If a Tandem Stock Appreciation Right, the number of shares covered by the Stock Appreciation Right shall not exceed the number of shares of stock which the Participant could purchase upon the exercise of the related Option.  Stock Appreciation Rights are intended to satisfy the requirements of Code Section 162(m) and the regulations promulgated thereunder, to the extent applicable.  No Stock Appreciation Right shall be granted with an exercise term that extends beyond ten (10) years from the Grant Date.

3.2    Exercise Price.  The Committee shall determine the per share exercise price for each Stock Appreciation Right granted under the Plan; provided, however, that (i) the exercise price of a Stock Appreciation Right shall not be less than 100% of the Fair Market Value of the shares of Common Stock covered by the Stock Appreciation Right on the Date such Stock Appreciation Right is granted; and (ii) the per share exercise price subject to a Tandem Stock Appreciation Right shall be the per share exercise price under the related Option.

3.3    Exercise of Stock Appreciation Rights.  A Stock Appreciation Right shall be deemed exercised upon receipt by the Corporation of written notice of exercise from the Participant.  Except as permitted under Rule 16b-3, notice of exercise of a Stock Appreciation Right by a Participant subject to the insider trading restrictions of Section 16(b) of the Securities Exchange Act of 1934, shall be limited to a period determined by the Committee or, if no period is so determined, the period beginning on the second day following the release of the Corporation’s quarterly or annual summary of earnings and ending on the 15th day of the third month of the calendar quarter in which such release is made.  The exercise term of each Stock Appreciation Right shall be limited to such period as set by the Committee or in a related Option.  If a Tandem Stock Appreciation Right, a Stock Appreciation Right shall be exercisable only at such times and in such amounts as the related Option may be exercised.  A Tandem Stock Appreciation Right shall terminate and cease to be exercisable no later than the date on which the related Option expires or is terminated or canceled.  Upon the exercise of a Tandem Stock Appreciation Right with respect to some or all of the shares subject to such Stock Appreciation Right, the related Option shall be canceled automatically as to the number of shares with respect to which the Tandem Stock Appreciation Right was exercised. Upon the exercise of an Option related to a Tandem Stock Appreciation Right as to some or all of the shares subject to such Option, the related Tandem Stock Appreciation Right shall be canceled automatically as to the number of shares with respect to which the related Option was exercised.

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3.4 Stock Appreciation Right Entitlement.  Upon exercise of a Stock Appreciation Right, a Participant shall be entitled to payment from the Corporation, in cash, shares of Common Stock, or partly in each (as determined by the Committee in accordance with any applicable terms of the Agreement), of an amount equal to the difference between the aggregate Fair Market Value on the date of exercise for the specified number of shares being exercised and the aggregate exercise price of the Stock Appreciation Right being exercised.  If the Stock Appreciation Right is granted in tandem with an Option, the payment shall be equal to the difference between:

(a)        the Fair Market Value of the number of shares subject to the Stock Appreciation Right on the exercise date; and

(b)        the option price of the associated Option multiplied by the number of shares available under the Option.

3.5 Maximum Stock Appreciation Right Amount Per Share.  The Committee may, at its sole discretion, establish (at the time of grant) a maximum amount per share which shall be payable upon the exercise of a Stock Appreciation Right, expressed as a dollar amount or as a percentage or multiple of the Option price of a related Option.

IV.       RESTRICTED STOCK GRANTS AND UNITS

4.1 Grant of Restricted Stock and Restricted Stock Units.  Subject to the terms and conditions of the Plan, the Committee, at any time and from time to time, may grant shares of Restricted Stock and Restricted Stock Units under this Plan to such Participants and in such amounts as it shall determine.

4.2 Restricted Stock Agreement.  Each grant of Restricted Stock or Restricted Stock Units shall be evidenced by an Agreement that shall specify the terms of the restrictions, including the Restriction Period, or periods, the number of Common Stock shares subject to the grant or units, the purchase price for the shares of Restricted Stock, if any, the form of consideration that may be used to pay the purchase price of the Restricted Stock, including those specified in Section 2.4, and such other general terms and conditions, including performance goals, as the Committee shall determine.

4.3 Transferability.  Except as provided in this Article X, Section 10.4 or Section 10.5 of the Plan, the shares of Common Stock subject to a Restricted Stock grant or Restricted Stock Unit hereunder may not be transferred, pledged, assigned, or otherwise alienated or hypothecated until the termination of the applicable Restriction Period or for such period of time as shall be established by the Committee and as shall be specified in the applicable Agreement, or upon the earlier satisfaction of other conditions as specified by the Committee in its sole discretion and as set forth in the applicable Agreement.

4.4 Other Restrictions.  The Committee shall impose such other restrictions on any shares of Common Stock subject to a Restricted Stock grant or Restricted Stock Unit under the Plan as it may deem advisable including, without limitation, restrictions under applicable federal or state securities laws, and may legend the certificates representing such shares to give appropriate notice of such restrictions.

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4.5 Certificate Legend.  In addition to any legends placed on certificates pursuant to Sections 4.3 and 4.4, each certificate representing shares of Common Stock subject to a Restricted Stock grant or Restricted Stock Unit shall bear the following legend:

The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer set forth in the First Amended and Restated Perceptron, Inc. 2004 Stock Incentive Plan (“Plan”), rules and administrative guidelines adopted pursuant to such Plan and an Agreement dated                             .  A copy of the Plan, such rules and such Agreement may be obtained from the Secretary of Perceptron, Inc.

4.6 Removal of Restrictions.  Except as otherwise provided in this Article IV of the Plan, and subject to applicable federal and state securities laws, shares of Common Stock subject to a Restricted Stock grant or Restricted Stock Unit under the Plan shall become freely transferable by the Participant after the last day of the Restriction Period.  Once the shares are released from the restrictions, the Participant shall be entitled to have the legend required by Section 4.5 of the Plan removed from the applicable Common Stock certificate.  Provided further, except as set forth in Section 4.9, the Committee shall have the discretion to waive the applicable Restriction Period with respect to all or any part of the Common Stock subject to a Restricted Stock grant or Restricted Stock Unit.

4.7 Voting Rights.

(a)        During the Restriction Period, Participants holding shares of Common Stock subject to a Restricted Stock grant hereunder may exercise full voting rights with respect to the Restricted Stock.

(b)        Participants shall have no voting rights with respect to shares of Common Stock represented by Restricted Stock Units until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Corporation or of a duly authorized transfer agent of the Corporation).

4.8 Dividends and Other Distributions.

(a)        Except as otherwise provided in Section 4.9 or in the Participant’s Agreement, during the Restriction Period, a Participant shall be entitled to receive all dividends and other distributions paid with respect to shares of Common Stock subject to a Restricted Stock grant.  If any dividends or distributions are paid in shares of Common Stock during the Restriction Period, the dividend or other distribution shares shall be subject to the same restrictions on transferability as the shares of Common Stock with respect to which they were paid.

(b)        The Committee, in its discretion, may provide in the Agreement evidencing any Restricted Stock Unit that the Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Common Stock having a record date prior to date on which Restricted Stock Units held by such Participant are settled. Such Dividend Equivalents, if any, shall be paid by crediting the Participant with additional whole Restricted Stock Units as of the date of payment of such cash dividends on Common Stock. The number of additional Restricted Stock Units (rounded to the nearest whole number) to be so credited shall be determined by dividing (a) the

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amount of cash dividends paid on such date with respect to the number of shares of Common Stock represented by the Restricted Stock Units previously credited to the Participant by (b) the Fair Market Value per share of Common Stock on such date. Such additional Restricted Stock Units shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time (or as soon thereafter as practicable) as the Restricted Stock Units originally subject to the Restricted Stock Unit.  In the event of a dividend or distribution paid in shares of Common Stock or any other adjustment made upon a change in the capital structure of the Corporation as described in Section 9.1, appropriate adjustments shall be made in the Participant’s Restricted Stock Unit so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would be entitled by reason of the shares of Common Stock issuable upon settlement of the Restricted Stock Unit, and all such new, substituted or additional securities or other property shall be immediately subject to the same restrictions as are applicable to the Restricted Stock Unit.

4.9 Restricted Stock Grants and Units Under Code Section 162(m).  The Committee, at its discretion, may designate certain Restricted Stock grants or Restricted Stock Units as being granted pursuant to Code Section 162(m).  Such Restricted Stock and Restricted Stock Units must comply with the following additional requirements, which override any other provision set forth in this Article IV:

(a)        Each Code Section 162(m) Restricted Stock Award or Restricted Stock Unit shall be based upon pre-established, objective performance goals that are intended to satisfy the performance-based compensation requirements of Code Section 162(m) and the regulations promulgated thereunder.  Further, at the discretion of the Committee, a Restricted Stock Award or Restricted Stock Unit also may be subject to goals and restrictions in addition to the performance requirements.

(b)        Each Code Section 162(m) Restricted Stock Award or Restricted Stock Unit shall be based upon the attainment of specified levels of Corporation or Subsidiary performance during a specified performance period, as measured by any or all of the Performance Measures.

(c)        For each designated performance period, the Committee shall (i) select those Employees who shall be eligible to receive a Restricted Stock Award or Restricted Stock Unit, (ii) determine the performance period, which may be a one to five fiscal year period, (iii) determine the target levels of Corporation or Subsidiary performance, and (iv) determine the number of shares subject to a Restricted Stock Award or Restricted Stock Unit to be paid to each selected Employee.  Unless otherwise permitted in compliance with the requirements under Section 162(m) with respect to “performance-based compensation,” the Committee shall establish the performance goal(s) applicable to each Restricted Stock grant or Restricted Stock Unit no later than the earlier of (a) the date ninety (90) days after the commencement of the applicable performance period or (b) the date on which 25% of the performance period has elapsed, and, in any event, at a time when the outcome of the performance goals remains substantially uncertain, or such other period as is permitted by Code Section 162(m).

(d)        For each performance period, the Committee shall certify, in writing: (i)  if the Corporation has attained the performance targets, and (ii) the number of shares pursuant to the Code Section 162(m) Restricted Stock Award or Restricted Stock Unit that are to become freely transferable.  The Committee shall have no discretion to waive all or part of the conditions, goals and restrictions applicable to the receipt of full or partial payment of a Code Section 162(m) Restricted

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Stock Award or Restricted Stock Unit.  Any certificate for shares under a Code Section 162(m) Restricted Stock Unit shall be issued only after the Committee certifies in writing that the performance goals and restrictions have been satisfied.

(e)        No shares under a Code Section 162(m) Restricted Stock Award or Restricted Stock Unit shall become transferable until the Committee certifies in writing that the performance goals and restrictions have been satisfied.  Any dividends paid during the Restriction Period automatically shall be reinvested on behalf of the Employee in additional shares of Common Stock under the Plan, and such additional shares shall be subject to the same performance goals and restrictions as the other shares under the Code Section 162(m) Restricted Stock Award or Restricted Stock Unit.

(f)        Except as otherwise provided in this Article X, Section 10.4 and Section 10.5 of the Plan, and subject to applicable federal and state securities laws, shares covered by each Code Section 162(m) Restricted Stock Award or Restricted Stock Unit made under the Plan may not be transferred, pledged, assigned, or otherwise alienated or hypothecated until the applicable performance targets and other restrictions are satisfied, as shall be certified in writing by the Committee.  At such time, shares covered by the Code Section 162(m) Restricted Stock Award or Restricted Stock Unit shall become freely transferable by the Employee.  Once the shares are released from the restrictions, the Employee shall be entitled to have the legend required by Section 4.5 of the Plan removed from the applicable Common Stock certificate.

(g)        No Participant may be granted a Code Section 162(m) Restricted Stock Award or Restricted Stock Units during any one fiscal year of the Corporation for more than 200,000 shares of Common Stock.

4.10     Settlement of Restricted Stock Unit Awards.  If a Restricted Stock Unit is payable in Common Stock, the Corporation shall issue to a Participant on the date on which Restricted Stock Units subject to the Participant’s Restricted Stock Unit vest, one (1) share of Common Stock (and/or any other new, substituted or additional securities or other property pursuant to an adjustment described in Section 4.8 or Section 9.1) for each Restricted Stock Unit then becoming vested or otherwise to be settled on such date, subject to the withholding of applicable taxes.

V.        PERFORMANCE SHARE AWARDS

5.1 Grant of Performance Share Awards.  The Committee, at its discretion, may grant Performance Share Awards to Participants and may determine, on an individual or group basis, the performance goals to be attained pursuant to each Performance Share Award.

5.2 Terms of Performance Share Awards.

(a)        Performance Share Awards shall consist of rights to receive cash, Common Stock or a combination of each, if designated performance goals are achieved.

(b)        The terms of a Participant’s Performance Share Award shall be set forth in his or her individual Performance Share Agreement.  Each Agreement shall specify the performance goals applicable to a particular  Participant or group of Participants, the period over which the targeted goals are to be attained, the payment schedule if the goals are attained, and any other general

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terms and conditions applicable to an individual Performance Share Award as the Committee shall determine.

(c)        Except as set forth in Section 5.3 of the Plan, the Committee, at its discretion, may waive all or part of the conditions, goals and restrictions applicable to the receipt of full or partial payment of a Performance Share Award.

(d)        Performance Share Awards may be granted in two different forms, at the discretion of the Committee as follows:

(i)         Under one form, the Participant shall receive a Performance Share Award that consists of a legended certificate of Common Stock, restricted from transfer prior to the satisfaction of the designated performance goals and restrictions, as determined by the Committee and specified in the Participant’s Performance Share Agreement.

(ii)        Under the second form (a “Performance Share Award Unit”), the Participant shall receive a Performance Share Agreement from the Committee that specifies the performance goals and restrictions that must be satisfied before the Corporation shall issue the payment, which may be cash, a designated number of shares of Common Stock or a combination of the two.

(e)        Each certificate representing shares under a Performance Share Award shall bear the following legend:

The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer set forth in the First Amended and Restated Perceptron, Inc. 2004 Stock Incentive Plan (“Plan”), rules and administrative guidelines adopted pursuant to such Plan and a Performance Share Agreement dated                              .  A copy of the Plan, such rules and such Performance Share Agreement may be obtained from the Secretary of Perceptron, Inc.

(f)        In its discretion, the Committee may, either at the time it grants a Performance Share Award or at any time thereafter, provide for the positive or negative adjustment of the performance goals applicable to a Performance Share Award granted to any Participant whose Performance Share Award has not been designated as a Code Section 162(m) Performance Share Award to reflect such Participant’s individual performance in his or her position with the Corporation or such other factors as the Committee may determine.

(g)        Notwithstanding any other provision in this Plan, including Section 5.3, the Performance Share Award shall be paid to the Participant within thirty (30) days after the Committee certifies that the performance goals and restrictions relating to the Performance Share Award have been satisfied.

(h)        If payment is to be made in shares of Common Stock, the number of such shares shall be determined by dividing the final value of the Performance Share Award by the value of a share of Common Stock determined by the method specified in the Agreement.

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(i)         Participants holding Performance Share Awards or Performance Share Award Units shall have the same voting rights and rights to dividends and other distributions as would Participants holding Restricted Stock or Restricted Stock Units under Article IV.

5.3 Performance Share Awards Granted Under Code Section 162(m).  The Committee, at its discretion, may designate certain Performance Share Awards as granted pursuant to Code Section 162(m).  Such Performance Share Awards must comply with the following additional requirements, which, except for Section 5.2(g), override any other provision set forth in this Article V:

(a)        The Committee, at its discretion, may grant Code Section 162(m)  Performance Share Awards  based upon pre-established, objective performance goals that are intended to satisfy the performance-based compensation requirements of Code Section 162(m) and the regulations promulgated thereunder.  Further, at the discretion of the Committee, a Performance Share Award also may be subject to goals and restrictions in addition to the performance requirements.

(b)        Each Code Section 162(m) Performance Share Award shall be based upon the attainment of specified levels of Corporation or Subsidiary performance during a specified performance period, as measured by any or all of the Performance Measures.

(c)        For each designated performance period, the Committee shall (i) select those Employees who shall be eligible to receive a Code Section 162(m) Performance Share Award, (ii) determine the performance period, which may be a one to five fiscal year period, (iii) determine the target levels of Corporation or Subsidiary performance, and (iv) determine the Performance Share Award to be paid to each selected Employee.  Unless otherwise permitted in compliance with the requirements under Section 162(m) with respect to “performance-based compensation,” the Committee shall establish the performance goal(s) applicable to each Performance Share Award no later than the earlier of (a) the date ninety (90) days after the commencement of the applicable performance period or (b) the date on which 25% of the performance period has elapsed, and, in any event, at a time when the outcome of the performance goals remains substantially uncertain, or such other period as is permitted by Code Section 162(m).

(d)        For each performance period, the Committee shall certify, in writing: (i)  if the Corporation has attained the performance targets; and (ii) the cash or number of shares (or combination thereof) pursuant to the Code Section 162(m) Performance Share Award that shall be paid to each selected Employee (or the number of shares that are to become freely transferable, if a Code Section 162(m) Performance Share Award is granted subject to attainment of the designated performance goals).  The Committee shall have no discretion to waive all or part of the conditions, goals and restrictions applicable to the receipt of full or partial payment of a Code Section 162(m) Performance Share Award.  Any certificate for shares under a Code Section 162(m) Performance Share Award Unit shall be issued only after the Committee certifies in writing that the performance goals and restrictions have been satisfied.

(e)        No shares under a Code Section 162(m) Performance Share Award shall become transferable until the Committee certifies in writing that the performance goals and restrictions have been satisfied.

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(f)        Except as otherwise provided in this Article V or Section 10.4 of the Plan, and subject to applicable federal and state securities laws, shares covered by each Code Section 162(m) Performance Share Award made under the Plan may not be transferred, pledged, assigned, or otherwise alienated or hypothecated until the applicable performance targets and other restrictions are satisfied, as shall be certified in writing by the Committee.  At such time, shares covered by the Code Section 162(m) Performance Share Award shall become freely transferable by the Participant.  Once the shares are released from the restrictions, the Employee shall be entitled to have the legend required by Section 5.2(e) removed from the applicable Common Stock certificate.

(g)        Participants holding Code Section 162(m) Performance Awards or Performance Share Award Units shall have the same voting rights and rights to dividends and other distributions as would Participants holding Code Section 162(m) Restricted Stock or Restricted Stock Units under Article IV.

(h)        No Participant may be granted a Code Section 162(m) Performance Share Award during any one fiscal year for more than 200,000 shares of Common Stock, except that if a Performance Share Award Unit payout is not based upon a set number of shares of Common Stock for achievement of the performance goals, then no Employee may receive a Code Section 162(m) Performance Share Award Unit which could result in such Employee receiving more than Five Hundred Thousand Dollars ($500,000) for each fiscal year of the Corporation contained in the performance period for such Award.  No Employee may be granted more than one Performance Share Award for the same performance period.

(i)         If permitted under the Employee’s Agreement, the Committee shall have the discretion, on the basis of such criteria as may be established by the Committee, to reduce some or all of the value of the Code Section 162(m) Performance Share Award that would otherwise be paid to the Employee upon its settlement notwithstanding the attainment of any performance goal.  No such reduction may result in an increase in the amount payable upon settlement of another Participant’s Code Section 162(m) Performance Share Award.

VI.       DIRECTOR STOCK PURCHASE RIGHTS

6.1 Eligibility.  A Director of the Corporation may elect to purchase shares of Common Stock under the Plan using all or a portion of his or her cash fees received for services as a director of the Corporation for which the Director has not yet received payment (including but not limited to, quarterly retainer and Board/Committee meeting fees).

6.2 Elections.  Elections to purchase Common Stock under the Plan in lieu of cash compensation may be submitted to the Corporation annually, prior to the end of December of each calendar year or such other period established by the Committee.  An election shall cover director cash compensation payable in the next calendar year.

6.3 Purchase Price.  Common Stock purchased by a Director hereunder shall have a purchase price equal to 100% of the Fair Market Value of the Corporation’s Common Stock on the first day of the month in which the quarterly Director Fee Payment Date falls.

6.4 Termination of Services.  If a Director ceases to remain on the Board for any reason, including but not limited to, voluntary or forced resignation, removal, failure to be re-elected as a director, death, Disability or retirement, the Director (or executor, administrator or legal

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representative, if applicable) shall receive share certificates for all cash director fees earned prior to the Director’s departure from the Board for which the Director elected to receive Common Stock pursuant to this Article VI, but for which the Director has not yet received a share certificate.  Such share certificates shall be issued following the next quarterly Director Fee Payment Date.

6.5 Non-Assignability.  Any Common Stock purchase right granted hereunder shall be exercised by the Director only and is nontransferable.  Upon the death of a Director, any earned, but unpaid cash director fees for which the Director elected to receive Common Stock pursuant to this Article VI, shall be paid in the form of share certificates to the Director’s executor, administrator or legal representative in accordance with Section 6.4 above.

6.6 Adjustments.  The total amount of Common Stock to be received by a Director at the time of any issuance of a share certificate shall be appropriately adjusted for any increase or decrease in the number of outstanding shares of Common Stock resulting from stock dividends, stock splits, recapitalizations, reorganizations, mergers, combinations, exchanges or other relevant changes in the capital structure of the Corporation occurring from the Director Fee Payment Date on which such shares of Common Stock were earned to the date of issuance of the share certificate for such shares.  The foregoing adjustments and the manner of application of the foregoing provisions shall be determined by the Board in its sole discretion.

6.7 Rule 16b-3 Requirements. Notwithstanding any provision of the Plan, the Committee may impose such conditions on the purchase of shares of Common Stock hereunder as may be required to satisfy the requirements of Rule 16b-3 of the Exchange Act, as amended from time to time (or any successor rule).  Notwithstanding any provision in the Plan to the contrary, the Committee shall have no discretion with respect to the terms of purchase made pursuant to this Article VI, except to the extent such discretion would not result in the purchase or the Plan failing to qualify for the exemption provided under Rule 16b-3.

6.8 Delivery of Shares; Rights Prior to Delivery of Shares.  By December 15th of each year, Directors electing to receive Common Stock will receive share certificates for shares earned during the year.  A Director may request to receive Common Stock at any or each quarterly Director Fee Payment Date for the year in which the shares were earned.  No Participant shall have any rights as a shareholder with respect to shares of Common Stock covered by a purchase right until the issuance of a stock certificate.  No adjustment shall be made for dividends or other rights with respect to such shares for which the record date is prior to the date the certificate is issued.

VII.     DEFERRED STOCK UNITS

7.1 Establishment of Deferred Stock Unit Program.  The Committee, in its discretion and upon such terms and conditions as it may determine, may establish one or more programs pursuant to the Plan under which, subject to the requirements of Code Section 409A, Participants designated by the Committee who are among a select group of management or highly compensated Employees may irrevocably elect, prior to a date specified by the Committee but no later than the close of the Corporation’s taxable year immediately preceding the first taxable year of the Corporation in which any services are performed for which such compensation is payable, to reduce such Participant’s compensation otherwise payable in cash (subject to any minimum or maximum reductions imposed by the Committee) and to be granted automatically at such time or times as specified by the Committee one or more awards of Deferred Stock Units with respect to

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such numbers of shares of Common Stock as determined in accordance with the rules of the program established by the Committee and having such other terms and conditions as established by the Committee.

7.2 Terms and Conditions of Deferred Stock Units.  Deferred Stock Units granted pursuant to this Section 7.2 shall be evidenced by Agreements in such form as the Committee shall from time to time establish.  No such Deferred Stock Unit or purported Deferred Stock Unit shall be a valid and binding obligation of the Corporation unless evidenced by a fully executed Agreement.  Agreements evidencing Deferred Stock Units may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

(a)        Deferred Stock Units shall not be subject to any vesting conditions.

(b)        Participants shall have no voting rights with respect to shares of Common Stock represented by Deferred Stock Units until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Corporation or of a duly authorized transfer agent of the Corporation).  However, a Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Common Stock having a record date prior to date on which Deferred Stock Units held by such Participant are settled.  Such Dividend Equivalents shall be paid by crediting the Participant with additional whole and/or fractional Deferred Stock Units as of the date of payment of such cash dividends on Common Stock.  The method of determining the number of additional Deferred Stock Units to be so credited shall be specified by the Committee and set forth in the Agreement.  Such additional Deferred Stock Units shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time (or as soon thereafter as practicable) as the Deferred Stock Units originally subject to the Deferred Stock Unit award.  In the event of a dividend or distribution paid in shares of Common Stock or any other adjustment made upon a change in the capital structure of the Corporation as described in Section 9.1, appropriate adjustments shall be made in the Participant’s Deferred Stock Unit so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would be entitled by reason of the shares of Common Stock issuable upon settlement of the award.

(c)        A Participant electing to receive an award of Deferred Stock Units pursuant to this Section 7.2, shall specify at the time of such election that is made in accordance with the requirements of Section 7.1(a), a payment date with respect to such Deferred Stock Unit.  The Corporation shall issue to the Participant within sixty (60) days following the earlier of the payment date elected by the Participant or the date of termination of the Participant’s employment (as long as the termination of employment qualifies as a “separation from service” under Code Section 409A) a number of whole shares of Common Stock equal to the number of whole Deferred Stock Units subject to the Deferred Stock Unit Award.  Such shares of Common Stock shall be fully vested, and the Participant shall not be required to pay any additional consideration (other than applicable tax withholding) to acquire such shares.  Any fractional Deferred Stock Unit subject to the Deferred Stock Unit Award shall be settled by the Corporation by payment in cash of an amount equal to the Fair Market Value as of the payment date of such fractional share.

(d)        If the Participant makes a subsequent election to defer or change the form of payment of his or her Deferred Stock Units (1) such election shall not take effect until at least twelve (12) months after the date on which the election is made and (ii) the payment of Deferred Stock Units that are subject to this subsequent election to defer or change in form of payment

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shall be paid no earlier than five (5) years from the date such payment would otherwise have been paid (or in the case of an installment payment, five (5) years from the date the first amount was scheduled to be paid).

VIII.    TERMINATION OF EMPLOYMENT OR SERVICES

8.1 Options and Stock Appreciation Rights.

(a)        If, prior to the date that an Option or Stock Appreciation Right first becomes Vested, a Participant terminates employment or services for any reason, the Participant’s right to exercise the Option or Stock Appreciation Right shall terminate and all rights thereunder shall cease.

(b)        If, on or after the date that an Option or Stock Appreciation Right first becomes Vested, a Participant terminates employment or services for any reason other than death or Disability, the Participant shall have the right within the period specified in the Participant’s Agreement to exercise the Option or Stock Appreciation Right to the extent that it was exercisable and unexercised on the date of the Participant’s termination of employment or services, subject to any other limitation on the exercise of the Option or Stock Appreciation Right in effect on the date of exercise; provided, however, that the beneficial tax treatment of an Incentive Stock Option may be forfeited if the Option is exercised more than three months after a Participant’s termination of employment.

(c)        If, on or after the date that an Option or Stock Appreciation Right first becomes Vested, a Participant terminates employment or services due to death while an Option or Stock Appreciation Right is still exercisable, the person or persons to whom the Option or Stock Appreciation Right shall have been transferred by will or by the laws of descent and distribution, shall have the right within the exercise period specified in the Participant’s Agreement to exercise the Option or Stock Appreciation Right to the extent that it was exercisable and unexercised on the Participant’s date of death, subject to any other limitation on exercise in effect on the date of exercise; provided, however, that the beneficial tax treatment of an Incentive Stock Option may be forfeited if the Option is exercised more than one year after a Participant’s date of death.  If the Participant dies after termination of employment or services while the Option or Stock Appreciation Right is still exercisable, the Option or Stock Appreciation Right shall be exercisable in accordance with the terms of paragraph (c) above.

(d)        If, on or after the date that an Option or Stock Appreciation Right first becomes Vested, a Participant terminates employment or services due to Disability, the Participant shall have the right, within the exercise period specified in the Participant’s Agreement to exercise the Option or Stock Appreciation Right to the extent that it was exercisable and unexercised on the date of the Participant’s termination of employment or services, subject to any other limitation on the exercise of the Option or Stock Appreciation Right in effect on the date of exercise; provided, however, that the beneficial tax treatment of an Incentive Stock Option may be forfeited if the Option is exercised more than one year after a Participant’s termination of employment due to Disability.

(e)        Subject to Code Section 409A, the Committee may designate in a Participant’s Agreement that an Option or Stock Appreciation Right shall terminate at an earlier or later time than set forth above.

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(f)           Subject to Code Section 409A, the Committee, at the time of a Participant’s termination of employment or services, may accelerate a Participant’s right to exercise an Option or extend the exercise period of an Option or Stock Appreciation Right (but in no event past the tenth anniversary of the Grant Date of such Option or Stock Appreciation Right); provided, however that the extension of the exercise period for an Incentive Stock Option may cause such Option to forfeit its preferential tax treatment.

(g)          Shares subject to Options and Stock Appreciation Rights that are not exercised in accordance with the provisions of paragraph (a) through (f) above shall expire and be forfeited by the Participant as of their expiration date and, subject to Section 1.6, shall become available for new grants and awards under the Plan as of such date.

8.2 Restricted Stock Grants and Units.  If a Participant terminates employment or services for any reason, the Participant’s rights to shares of Common Stock subject to a Restricted Stock grant or Restricted Stock Unit that are still subject to the Restriction Period automatically shall terminate and be forfeited by the Participant (or, if the Participant was required to pay a purchase price for the Restricted Stock, other than the performance of services, the Corporation shall have the option to repurchase for the purchase price paid by the Participant any shares acquired by the Participant which are still subject to the Restriction Period) and, subject to Section 1.6, said shares shall be available for new grants and awards under the Plan as of such termination date; provided, however, that the Committee, in its sole discretion and in accordance with Code Section 409A, may include a provision in a Participant’s Restricted Stock or Restricted Stock Unit Agreement providing for the continuation of a Restricted Stock grant or Restricted Stock Unit after a Participant terminates employment or services or waiving or changing the remaining restrictions or adding additional restrictions with respect to any Restricted Stock grant or Restricted Stock Unit that would otherwise be forfeited, as it deems appropriate, or may otherwise waive or change all or part of the remaining restrictions or add additional restrictions to any such Restricted Stock grant or Restricted Stock Unit.  Notwithstanding the foregoing, the Committee shall not waive any restrictions on a Code Section 162(m) Restricted Stock Award or Restricted Stock Unit, but the Committee may include a provision in an Employee’s Code Section 162(m) Restricted Stock or Restricted Stock Unit Agreement stating that upon the Employee’s termination of employment due to (i) death or (ii) Disability prior to the attainment of the associated performance goals and the termination of the Restriction Period, that the performance goals and restrictions shall be deemed to have been satisfied on terms determined by the Committee.

8.3 Performance Shares.  Performance Share Awards shall expire and be forfeited by a Participant upon the Participant’s termination of employment or services for any reason, and, subject to Section 1.6, such shares shall be available for new grants and awards under the Plan as of such termination date; provided, however, that the Committee, in its discretion and in accordance with Code Section 409A, may include a provision in a Participant’s Performance Share Award Agreement providing for the continuation of a Performance Share Award after a Participant terminates employment or services or waiving or changing all or part of the conditions, goals and restrictions applicable to the receipt of full or partial payment of a Performance Share Award or may otherwise waive or change all or part of the conditions, goals and restrictions applicable to such Performance Share Award.  Notwithstanding the foregoing, the Committee shall not waive any restrictions on a Code Section 162(m) Performance Share Award, but the Committee may include a provision in an Employee’s Code Section 162(m) Performance Share Agreement stating that upon the Employee’s termination of employment due to (i) death or (ii) Disability prior to the attainment of the associated performance goals and restrictions, that the performance goals and restrictions shall be deemed to have been satisfied on terms determined by the Committee.

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8.4 Other Provisions.  The transfer of an Employee from one corporation to another among the Corporation and any of its Subsidiaries, or a leave of absence under the leave policy of the Corporation or any of its Subsidiaries, shall not be a termination of employment for purposes of the Plan, unless a provision to the contrary is expressly stated by the Committee in a Participant’s Agreement issued under the Plan.

IX.         ADJUSTMENTS AND CHANGE IN CONTROL

9.1 Adjustments.

(a)          The total amount of Common Stock for which Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Share Awards, Director Stock Purchase Rights and Deferred Stock Units may be issued under the Plan, the number of shares subject to any such grants, awards or purchases (both as to the number of shares of Common Stock and exercise price), and the limit on the number of shares that can be included in an Award under Sections 2.1, 3.1, 4.9(g) and 5.3(h), shall be adjusted pro rata for any increase or decrease in the number of outstanding shares of Common Stock resulting from payment of a stock dividend on Common Stock, a subdivision or combination of shares of Common Stock, a reclassification of Common Stock or other similar transaction determined by the Committee to be covered by this Section 9.1(a); provided, however, in each case, that, with respect to Incentive Stock Options, any such adjustment shall be made in accordance with Section 422 of the Code or any successor provision thereto to the extent that such Option is intended to remain an Incentive Stock Option.  Such adjustment shall be made by the Committee or the Board, whose determination in that respect shall be final, binding and conclusive.

(b)          In the event of a proposed dissolution or liquidation of the Corporation, the Committee shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction.  The Committee in its discretion may provide for a Participant to have the right to exercise his or her Option, Stock Appreciation Right, Restricted Stock grant, Restricted Stock Units, Performance Share Award or Deferred Stock Unit in full for a period specified by the Committee as to all of the shares of Common Stock covered thereby, including shares as to which the Option, Stock Appreciation Right, Restricted Stock grant, Restricted Stock Unit, Performance Share Award or Deferred Stock Unit would not otherwise be exercisable, subject to the proposed dissolution or liquidation taking place at the time and in the manner contemplated.  In addition, the Committee may provide that any re-purchase option of the Corporation applicable to the shares purchased upon exercise of an Option, Stock Appreciation Right, Restricted Stock grant, Restricted Stock Unit, Performance Share Award, Director Stock Purchase Rights or Deferred Stock Unit shall lapse as to all such shares, provided that the proposed dissolution or liquidation takes place at the time and in the manner contemplated.  To the extent it has not been previously exercised, an Option, Stock Appreciation Right, Restricted Stock grant, Restricted Stock Unit, Performance Share Award or Deferred Stock Unit shall terminate immediately prior to the consummation of the proposed dissolution or liquidation.

(c)          In the event of a merger of the Corporation with or into another corporation where the Corporation is not the surviving corporation, a reverse triangular merger where the Corporation is the surviving corporation, but its stock is exchanged for stock of the parent company of the other party to the merger, the sale of substantially all of the assets of the Corporation, the reorganization of the Corporation or other similar transaction determined by the Committee to be covered by this Section 9.1(c), it is intended that each outstanding Option, Stock Appreciation Right,

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Restricted Stock grant, Restricted Stock Unit, Performance Share Award, Director Stock Purchase Right or, if permitted under Code Section 409A, a Deferred Stock Unit shall be assumed or an equivalent option or right substituted by the successor corporation, the parent or a subsidiary of the successor corporation or the parent of the Corporation following a reverse triangular merger.  In the event that such successor corporation (or the parent or a subsidiary thereof or the parent of the Corporation following a reverse triangular merger) refuses to assume or substitute for the Option, Stock Appreciation Right, Restricted Stock grant, Restricted Stock Unit, Performance Share Award, Deferred Stock Unit, or Director Stock Purchase Right, the Participant shall fully vest in and/or have the right to exercise the Option, Stock Appreciation Right, Restricted Stock grant, Restricted Stock Unit or Performance Share Award, including shares which would not otherwise be vested or exercisable, and the Participant shall have his or her Director Stock Purchase Right and, if permitted under Code Section 409A, a Deferred Stock Unit paid in full in Common Stock for services through the date of the consummation of the transaction.  If an Option, Stock Appreciation Right, Restricted Stock grant, Restricted Stock Unit or Performance Share Award becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger, sale of assets, reorganization or other transaction, the Committee shall notify the Participant in writing or electronically that the Option, Stock Appreciation Right, Restricted Stock grant, Restricted Stock Unit or Performance Share Award shall be fully vested and exercisable for a period specified by the Committee from the date of such notice, provided that if such period expires prior to the consummation of the merger, sale of assets, reorganization or other transaction, any exercise shall be subject to the proposed merger, sale of assets or other transaction taking place, and the Option, Stock Appreciation Right, Restricted Stock grant, Restricted Stock Unit or Performance Share Award shall terminate upon the expiration of such period (or the consummation of the merger, sale of assets, reorganization or other transaction, if later).  For the purposes of this paragraph, the Option, Stock Appreciation Right, Restricted Stock grant, Restricted Stock Unit, Performance Share Award, Director Stock Purchase Right or, if permitted under Code Section 409A, Deferred Stock Unit shall be considered assumed if, following the merger, sale of assets, reorganization or other transaction, the option or right confers the right to purchase or receive, for each share covered by the Participant’s Option, Stock Appreciation Right, Restricted Stock grant, Restricted Stock Unit, Performance Share Award, Director Stock Purchase Right or Deferred Stock Unit immediately prior to such transaction, the consideration (whether stock, cash, or other securities or property) received in the merger, sale of assets, reorganization, or other transaction, by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration determined by the Committee); provided, however, that if such consideration received in the merger, sale of assets, reorganization, or other transaction, is not solely common stock of the successor corporation (or the parent or a subsidiary thereof), the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon the payment under the Deferred Stock Unit or Director Stock Purchase Right or exercise and/or vesting of the Option, Stock Appreciation Right, Restricted Stock grant, Restricted Stock Unit or Performance Share Award for each share of Common Stock subject to the Option, Stock Appreciation Right, Restricted Stock grant, Restricted Stock Unit, Performance Share, Director Stock Purchase Right or Deferred Stock Unit Award to be solely (i) common stock of the successor corporation (or the parent or a subsidiary thereof) equal in Fair Market Value to the per share consideration received by holders of Common Stock in the merger, sale of assets, reorganization or other transaction, or (ii) cash.

(d)          In the event of a proposed spin-off or a transfer by the Corporation of a portion of its assets resulting in the employment of certain Participants by the spin-off entity or the entity acquiring assets of the Corporation, the Committee may make whatever adjustments it determines appropriate with respect to such terminating Participants.

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(e)          The foregoing adjustments shall be made by the Committee.  Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to an Option, Stock Appreciation Right, Restricted Stock grant, Restricted Stock Unit, Performance Share Award, Director Stock Purchase Right or Deferred Stock Unit.  The Committee need not make the same adjustments for each Participant.

9.2 Change in Control.

(a)          The Committee in its discretion may provide in a Participant’s Agreement or otherwise, notwithstanding anything contained herein to the contrary, that in the event of a Change in Control, or the occurrence of a Change in Control, any or all of the following will occur: (i) any outstanding Option or Stock Appreciation Right granted to such Participant hereunder immediately shall become fully Vested and exercisable in full, regardless of any installment provision applicable to such Option or Stock Appreciation Right; (ii) the remaining Restriction Period on any shares of Common Stock subject to a Restricted Stock grant or Restricted Stock Unit hereunder immediately shall lapse and the shares shall become fully transferable, subject to any applicable federal or state securities laws; (iii) all performance goals and conditions shall be deemed to have been satisfied and all restrictions shall lapse on any outstanding Performance Share Awards granted to such Participant hereunder, and such Awards shall become payable in full; (iv), for purposes of any Deferred Stock Unit granted to such Participant hereunder, payments due under the Deferred Stock Unit should become immediately payable; or (v) such other treatment as the Committee may determine.

(b)          The Committee may, in its sole discretion and without the consent of any Participant, determine that, upon the occurrence of a Change in Control, each or any Option or Stock Appreciation Right outstanding immediately prior to the Change in Control shall be canceled in exchange for a payment with respect to each vested share of Common Stock subject to such canceled Option or Stock Appreciation Right in (i) cash, (ii) stock of the Corporation or of a corporation or other business entity a party to the Change in Control, or (iii) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the excess of the Fair Market Value of the consideration to be paid per share of Common Stock in the Change in Control over the exercise price per share under such Option or Stock Appreciation Right (the “Spread”).  In the event such determination is made by the Committee, the Spread (reduced by applicable withholding taxes, if any) shall be paid to Participants in respect of their canceled Options and Stock Appreciation Rights as soon as practicable following the date of the Change in Control.

X.           MISCELLANEOUS

10.1       Partial Exercise/Fractional Shares.  The Committee may permit, and shall establish procedures for, the partial exercise of Options and Stock Appreciation Rights granted under the Plan.  No fractional shares shall be issued in connection with the exercise of an Option, a Stock Appreciation Right or Director Stock Purchase Right or payment of a Restricted Stock award, Restricted Stock Unit, Performance Share Award or Deferred Stock Unit; instead, the Fair Market Value of the fractional shares shall be paid in cash, or at the discretion of the Committee, the number of shares shall be rounded down to the nearest whole number of shares and any fractional shares shall be disregarded, and, in the case of an Option, the number of shares subject to the Option shall be rounded down to the nearest whole number of shares and any fractional shares shall be disregarded.

10.2       Rule 16b-3 Requirements.  Notwithstanding any other provision of the Plan, the Committee may impose such conditions on the exercise of an Option or Stock Appreciation Right

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(including, without limitation, the right of the Committee to limit the time of exercise to specified periods), the grant of Restricted Stock or Restricted Stock Unit, the payment of a Performance Share Award or Deferred Stock Unit, or a Director Stock Purchase Right, as may be required to satisfy the requirements of Rule 16b-3 of the Exchange Act.

10.3       Rights Prior to Issuance of Shares.  No Participant shall have any rights as a shareholder with respect to shares covered by an Option, Stock Appreciation Right, Restricted Stock grant, Restricted Stock Unit, Performance Share Award, Director Stock Purchase Right, or Deferred Stock Unit until the issuance of a stock certificate for such shares.  Except as otherwise provided in the Plan, no adjustment shall be made for dividends or other rights with respect to such shares for which the record date is prior to the date the certificate is issued.

10.4       Non-Assignability.  Except as otherwise determined by the Committee in its discretion, the following restrictions on assignability of any award under the Plan shall apply to all Participants:  (i) no Option, Stock Appreciation Right, Restricted Stock grant, Restricted Stock Unit, Performance Share Award, Director Stock Purchase Right or Deferred Stock Unit shall be transferable by a Participant except by will or the laws of descent and distribution; (ii) during the lifetime of a Participant, an Option, Stock Appreciation Right, Restricted Stock grant, Restricted Stock Unit, Director Stock Purchase Right or Deferred Stock Unit shall be exercised only by the Participant, except in the event of the Participant’s Disability, in which case the Participant’s legal guardian or the individual designated in the Participant’s durable power of attorney may exercise the Option, Stock Appreciation Right, Restricted Stock grant, Restricted Stock Unit, Director Stock Purchase Right or Deferred Stock Unit; and (iii) any transferee of the Option, Stock Appreciation Right, Restricted Stock grant, Restricted Stock Unit, Performance Share Award, Director Stock Purchase Right or Deferred Stock Unit shall take the same subject to the terms and conditions of this Plan.  No transfer of an Option, Stock Appreciation Right, Restricted Stock grant, Restricted Stock Unit, Performance Share Award, Director Stock Purchase Right or Deferred Stock Unit by will or the laws of descent and distribution, or as otherwise permitted by the Committee, shall be effective to bind the Corporation unless the Corporation shall have been furnished with written notice thereof and a copy of the will and/or such evidence as the Corporation may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of the Option, Stock Appreciation Right, Restricted Stock grant, Restricted Stock Unit, Performance Share Award, Director Stock Purchase Right or Deferred Stock Unit.

10.5       Securities Laws.

(a)          Anything to the contrary herein notwithstanding, the Corporation’s obligation to sell and deliver Common Stock pursuant to the exercise of an Option or Stock Appreciation Right or deliver Common Stock pursuant to a Restricted Stock grant, Restricted Stock Unit, Performance Share Award, Director Stock Purchase Rights or Deferred Stock Unit is subject to such compliance with federal and state laws, rules and regulations applying to the authorization, issuance or sale of securities as the Corporation deems necessary or advisable.  The Corporation shall not be required to sell and deliver or issue Common Stock unless and until it receives satisfactory assurance that the issuance or transfer of such shares shall not violate any of the provisions of the Securities Act of 1933 or the Securities Exchange Act of 1934, or the rules and regulations of the Securities Exchange Commission promulgated thereunder or those of The Nasdaq Stock Market or any stock exchange, recognized trading market or quotation system on which the Common Stock may be listed or traded, or the provisions of any state securities laws, or that there has been compliance with the provisions of such acts, rules, regulations and laws.

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(b)          The Committee may impose such restrictions on any shares of Common Stock acquired pursuant to the exercise of an Option, Stock Appreciation Right or a Deferred Stock Unit, the grant of Restricted Stock or a Restricted Stock Unit, the payment of a Performance Share Award or pursuant to a Director Stock Purchase Right under the Plan as it may deem advisable, including, without limitation, restrictions (i) under applicable federal securities laws, (ii) under the requirements of The Nasdaq Stock Market or any other securities exchange,  recognized trading market or quotation system upon which such shares of Common Stock are then listed or traded, and (iii) under any state securities laws applicable to such shares.  No shares shall be issued until counsel for the Corporation has determined that the Corporation has complied with all requirements under appropriate securities laws.

10.6       Withholding Taxes.

(a)          The Corporation shall have the right to withhold from a Participant’s compensation or require a Participant to remit sufficient funds to satisfy applicable withholding for income and employment taxes upon the exercise of an Option or Stock Appreciation Right, the lapse of the Restriction Period on shares of Common Stock subject to a Restricted Stock grant or Restricted Stock Unit or the payment of a Performance Share Award, Director Stock Purchase Right or Deferred Stock Unit, to the extent the Corporation is required to withhold such taxes.  The Committee may permit a Participant to make a written election to tender previously-acquired shares of Common Stock or have shares of stock withheld from the exercise to satisfy applicable withholding for income and employment taxes associated with an Award under this Plan; provided that the shares have an aggregate Fair Market Value sufficient to satisfy in whole or in part the applicable withholding taxes.  The Committee may permit a Participant to use the cashless exercise procedure of Section 2.4 to satisfy the withholding requirements related to the exercise of an Option.  At no point shall the Corporation withhold more shares than are necessary to meet the established tax withholding requirements of federal, state and local obligations.

(b)          A Participant subject to the insider trading restrictions of Section 16(b) of the Exchange Act may use Common Stock to satisfy the applicable withholding requirements only if such disposition is approved in accordance with Rule 16b-3 of the Exchange Act.  Any election by a Participant to utilize Common Stock for withholding purposes is further subject to the discretion of the Committee.

10.7       Termination and Amendment.

(a)          The Plan shall continue in effect until the earlier of August 27, 2023, its termination by the Board or the date on which all of the shares of Common Stock available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan and the agreements evidencing Awards granted under the Plan have lapsed.  The Board may terminate the Plan, the granting of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Share Awards or Deferred Stock Units under the Plan, or purchases of Common Stock pursuant to the Director Stock Purchase Rights, at any time.

(b)          The Board may amend or modify the Plan at any time and from time to time, but no amendment or modification shall, without the approval of the shareholders of the Corporation and without complying with the requirements of Code Section 409A, (i) materially increase the benefits accruing to Participants under the Plan; (ii) increase the amount of Common Stock for which grants and awards may be made under the Plan, except as permitted under Sections 1.6 and 9.1; (iii)

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change the provisions relating to the eligibility of individuals to whom grants and awards may be made under the Plan; (iv) permit the repricing of Options or Stock Appreciation Rights as prohibited by Section 1.7; or (v) permit the granting of Options with exercise prices less than Fair Market Value on the date of grant.  In addition, so long as the Corporation’s Common Stock is listed on The Nasdaq Stock Market or another stock exchange, the Board may not amend the Plan in a fashion requiring approval of the shareholders of the Corporation under the rules of The Nasdaq Stock Market or such other stock exchange, without obtaining the approval of the shareholders.

(c)          No amendment, modification, or termination of the Plan shall in any manner affect (i) any Option, Stock Appreciation Right, Restricted Stock grant, Restricted Stock Unit, Performance Share Award or Deferred Stock Unit granted under the Plan without the consent of the Participant holding the Option, Stock Appreciation Right, Restricted Stock grant, Restricted Stock Unit, Performance Share Award or Deferred Stock Unit, except as set forth in any Agreement relating to such Option, Stock Appreciation Right, Restricted Stock grant, Restricted Stock Unit, Performance Share Award or Deferred Stock Unit granted under the Plan or (ii) any election to purchase Common Stock pursuant to a Director Stock Purchase Right made prior to such amendment, modification or termination of the Plan, without the consent of the Participant who made such election.

(d)          Notwithstanding anything in the Plan or Agreement, the Plan and any Agreements shall be subject to amendment, with or without the advance notice to Participants and other interested parties, and on a prospective and retroactive basis, including, but not limited to, amendment in a manner that adversely affects the rights of Participants and other interested parties, to the extent necessary to effect compliance with Code Section 409A.

10.8       Effect on Employment.  Neither the adoption of the Plan nor the granting of any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Share Award, Director Stock Purchase Right or Deferred Stock Unit pursuant to the Plan shall be deemed to create any right in any individual to be retained or continued in the employment, or as a non-employee director or Consultant, of the Corporation or a Subsidiary.

10.9       Use of Proceeds.  The proceeds received from the sale of Common Stock pursuant to the Plan will be used for general corporate purposes of the Corporation.

10.10    Repurchase Rights.  Subject to the requirements of Code Section 409A, shares of Common Stock issued under the Plan may be subject to one or more repurchase options, or other conditions and restrictions, as determined by the Committee in its discretion at the time the Award is granted.  The Corporation shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Corporation.  Upon request by the Corporation, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Common Stock hereunder and shall promptly present to the Corporation any and all certificates representing shares of Common Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

10.11    Severability. If any one or more of the provisions (or any part thereof) of this Plan or of any Agreement issued hereunder, shall be held to be invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan or of

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any Agreement shall not in any way be affected or impaired thereby. The Corporation may, without the consent of any Participant, and in a manner determined necessary solely in the discretion of the Corporation, amend the Plan and any outstanding Agreement as the Corporation deems necessary to ensure the Plan and all Awards remain valid, legal or enforceable in all respects.

10.12    Beneficiary Designation. Subject to local laws and procedures, each Participant may file with the Corporation a written designation of a beneficiary who is to receive any benefit under the Plan to which the Participant is entitled in the event of such Participant’s death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Corporation, and will be effective only when filed by the Participant in writing with the Corporation during the Participant’s lifetime. If a married Participant designates a beneficiary other than the Participant’s spouse, the effectiveness of such designation may be subject to the consent of the Participant’s spouse. If a Participant dies without an effective designation of a beneficiary who is living at the time of the Participant’s death, the Corporation will pay any remaining unpaid benefits to the Participant’s legal representative.

10.13    Unfunded Obligation.  Participants shall have the status of general unsecured creditors of the Corporation. Any amounts payable to Participants pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974.  The Corporation shall not be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations.  The Corporation shall retain at all times beneficial ownership of any investments, including trust investments, which the Corporation may make to fulfill its payment obligations hereunder.  Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Committee or the Corporation and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of the Corporation.  The Participants shall have no claim against the Corporation for any changes in the value of any assets which may be invested or reinvested by the Corporation with respect to the Plan.

10.14    Approval of Plan.  Unless this Plan has been approved by the shareholders of the Corporation within 12 months after adoption of the Plan by the Board, as required by Section 422 of the Code, this Plan, and any grants or awards made hereunder, shall be of no further force or effect.

10.15    Code Section 409A.  Each of the Awards under this Plan and their respective Agreements are intended to comply with the requirements of Code Section 409A or be exempt from Code Section 409A.  Notwithstanding any provision of this Plan, if any amount payable under this Plan is not exempt from Code Section 409A and if the Participant is a “specified employee” (within the meaning of Treasury Regulation Section 1.409A-1(i)) on the date of the Participant’s “separation from service” (within the meaning of Treasury Regulation Section 1.409A-1(h)), then the payment of such amount shall not be made prior to, and shall, if necessary, be deferred to and paid on the first day of the seventh month following the Participant’s separation from service or the date of the Participant’s death, if earlier.  Provided, however, that the Corporation does not by operation of this requirement assume responsibility for compliance with Code Section 409A.  The Participant is responsible for any additional tax, interest or penalties under Code Section 409A arising out of payments under this Plan.

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IN WITNESS WHEREOF, this First Amended and Restated 2004 Stock Incentive Plan has been executed on behalf of the Corporation on October 2, 2008 and subsequent amendments were adopted on August 23, 2011 and August 27, 2013.

PERCEPTRON, INC.

By:	/s/ Harry T. Rittenour
Harry T. Rittenour
President and Chief Executive Officer

BOARD OF DIRECTORS APPROVAL:  10/22/04, 10/02/08, 8/23/11, 8/27/13
SHAREHOLDER APPROVAL:  12/6/04, 11/18/08, 11/15/11

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APPENDIX 2

PERCEPTRON, INC.
EMPLOYEE STOCK PURCHASE PLAN

(Amended and Restated October 22, 2004)

1.         Purpose.  The purpose of the Perceptron, Inc. Employee Stock Purchase Plan (the “Plan”) is to promote the best interests of Perceptron, Inc. (the “Company”) and its shareholders by encouraging employees of the Company and its subsidiaries to acquire a proprietary interest in the Company, thus identifying their interests with those of shareholders and encouraging the employees to make even greater efforts on behalf of the Company.  The Plan is intended to constitute an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).

2.         Certain Definitions.  As used in this Plan, the term “subsidiary” of the Company means any “subsidiary corporation” as defined in Section 424(f) of the Code; the term “employee” means an individual with an “employment relationship” with the Company or any subsidiary as defined in Regulation 1.421-7(h) of the Income Tax Regulations; the term “employment” means employment with the Company, or a subsidiary of the Company; and the term “Purchase Period” means a six-month offering period commencing each January 1 and July 1.

3.         Stock.  The stock subject to option and purchase under the Plan shall be the Common Stock of the Company (the “Common Stock”).  The total amount of Common Stock on which options may be granted under the Plan shall not exceed 350,000 shares, subject to adjustment in accordance with Section 12 of the Plan.  Shares of Common Stock subject to any unexercised portion of a terminated, cancelled or expired option granted under the Plan may again be used for option grants under the Plan.

4.         Administration.  The Plan shall be administered by a Committee (the “Committee”) of the Board of Directors (“Board”).  The Committee may prescribe rules and regulations from time to time for the administration of the Plan and may decide questions which may arise with respect to its interpretation or application.  The decisions of the Committee in interpreting the Plan shall be final, conclusive and binding on all persons, including the Company, its subsidiaries, employees and optionees.  The Committee, from time to time, shall grant to eligible employees on a uniform basis, options to purchase Common Stock pursuant to the terms and conditions of the Plan.  In the event of insufficient shares during a Purchase Period, the Committee shall allocate the right to purchase shares to each participant in the same proportion that such participant’s total current base salary paid by the Company for the Purchase Period bears to the total of such base salaries paid by the Company to all participants during the same period.  All excess funds withheld, as a result of insufficient shares, shall be returned to the participant employees.

5.         Participants.  Except as provided in Section 6 of the Plan, any employee who is in the employ of the Company or any subsidiary of the Company on the offering dates (i) whose customary employment with the Company or a subsidiary is more than 20 hours per week, (ii) who works more than five months a year and (iii) who has been employed by the Company or a subsidiary for at least six months, is eligible to participate in the Plan in accordance with its terms.  All employees granted options shall have the same rights and privileges under this Plan.

6.         Ownership and Purchase Limitations.  Notwithstanding anything herein to the contrary, no employee shall be entitled to participate in an offering under the Plan if such employee, immediately after a grant under this Plan, would, in the aggregate, own, and/or hold options to purchase, shares of Common Stock equal to or exceeding five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of its subsidiary corporations.  The rules of Section 424(d) of the Code shall apply for the purpose of determining such stock ownership.  With respect to individual employees, Section 424(d) of the Code provides that an employee shall be considered as owning the stock owned directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors, and lineal descendants.  No employee shall be granted an option under the Plan which, together with options granted under all employee stock purchase plans (qualified under Section 423 of the Code) of the Company and its subsidiaries permits the employee to accrue option rights to purchase shares in any calendar year in excess of $25,000 of fair market value of such shares (determined at the time an option is granted).  For purposes of this Plan, the “grant date” shall be the first day of each Purchase Period, as defined in Section 2 of the Plan.

7.         Option Price.  The exercise price of each option granted under the Plan shall be equal to the “Discount” multiplied by the fair market value per share of the Common Stock on the grant date.  The term “Discount” shall mean a percentage not less than 85%.  The Discount shall be 85% unless otherwise determined by the Committee in its sole discretion on or before the grant date.  For purposes of this Plan, the fair market value per share shall be deemed to be:

(a)       the average of the closing sales prices of the Common Stock on the principal securities exchange on which the Common Stock may at the time be listed (or, if there have been no sales on such exchange on any day, the average of the closing high bid and low asked prices on such exchange at the end of such day) for the five (5) consecutive trading days on such exchange immediately preceding the grant date; or

(b)       if the Common Stock is not listed on a securities exchange, the average of the closing sales prices of the Common Stock on The Nasdaq Stock Market (or, if there have been no sales on The Nasdaq Stock Market on any such day, the average of the closing high bid and low asked prices on The Nasdaq Stock Market at the end of such day) for the five (5) consecutive trading days on The Nasdaq Stock Market immediately preceding the grant date; or

(c)       if the Common Stock is not listed on any domestic stock exchange or The Nasdaq Stock Market, the average of the mean between the closing high bid and low asked price as reported by the OTC Bulletin Board for the five (5) consecutive trading days on the OTC Bulletin Board immediately preceding the grant date; or

(d)       if none of the foregoing clauses apply, the fair value as determined in good faith by the Committee.

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8.         Payment for Option Shares.

(a)       Shares Under Option.  An eligible employee may elect to participate in an offering by delivering to the Company an election to participate and a payroll deduction form within a certain period of time, which period shall be designated by the Committee prior to each offering date (the “Election Period”) and which election shall become irrevocable as to the applicable Purchase Period at the end of the Election Period.  An eligible employee’s election to participate and payroll deduction form from the preceding Election Period automatically shall carry over to the next Election Period unless affirmatively revoked in writing by the employee.  An employee who elects to participate may not authorize payroll deductions which, in the aggregate, are more than ten percent (10%) of the employee’s after-tax base salary (not including overtime and bonus payments).  Only whole shares of Common Stock may be purchased under the Plan.

(b)       A participating employee may not authorize payroll deductions for less than an entire Purchase Period.  An employee may suspend payroll deductions during a Purchase Period at any time, and all funds withheld prior to such suspension, which have not yet been applied to the purchase of Common Stock, shall, at the employee’s election, be used to exercise the option on the Purchase Date to the extent payroll deductions were made prior to such suspension or be returned by the Company to the employee as soon as practicable.

(c)       Payroll deductions shall commence on the first payroll date in the Purchase Period and shall continue until the last payroll date in the Purchase Period; provided, however, that unless an election is revoked, such election shall continue into successive six month Purchase Periods.

(d)       A participating employee’s option shall be deemed to have been exercised at the close of business on the last business day of the Purchase Period, to the extent of the payroll deductions withheld during such Purchase Period, which shall be the earlier of (i) the last day in the six month period following the grant date or (ii) the date on which the Purchase Period is terminated pursuant to Section 13.

(e)       The Company retains the right to designate an exclusive broker to handle the Common Stock transactions under the Plan.  As soon as practicable after the end of the Purchase Period, the Company shall deliver to each employee or a designated brokerage account, through a certificate or electronic transfer, the shares of Common Stock that such employee has purchased.  Unless otherwise determined by the Committee, any amount that has been deducted and withheld in excess of the option price automatically shall be paid by check to the participating employee promptly following the end of the Purchase Period in which withheld.

(f)        Unless otherwise determined by the Committee, no interest shall accrue or be paid on any amounts paid by payroll deduction by any participating employee.

9.         Non-Transferability.  No option shall be transferable by an employee other than by will or the laws of descent and distribution, and an option shall be exercised during an employee’s life time only by an employee.

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10.       Restriction on Transfers of Shares.  Shares issued pursuant to the exercise of an option under the Plan may not be disposed of by the employee until the expiration of one (1) year after the exercise date.  Such restriction on transfer may be waived by the Committee in the event of extreme hardship, as determined by the Committee in its sole discretion.

11.       Termination of Employment, Unpaid Leave of Absence or Layoff.  If a participating employee ceases to be employed by the Company for any reason (with or without severance pay), including but not limited to, voluntary or forced resignation, retirement, death, layoff, or if an employee is on an unpaid leave of absence for more than 60 days, or during any period of severance, payroll deductions with respect to such employee shall cease and all funds withheld prior to such termination, which have not yet been applied to the purchase of Common Stock, shall be returned by the Company to the employee (or his or her estate or heirs) as soon as practicable.

12.       Adjustments.  In the event of changes in the outstanding Common Stock by reason of stock dividends, stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in the capital structure of the Company, an appropriate adjustment shall be made by the Committee in the number of shares and kind of stock or other securities for which options may be or may have been granted under the Plan, and the exercise price related thereto, to the end that the proportionate interests shall be maintained as before the occurrence of such an event.  Any of the foregoing adjustments may provide for the elimination of any fractional share which might otherwise become subject to any option.

13.       Change of Control.

(a)       After any merger of one or more corporations into the Company in which the Company shall be the surviving corporation or any share exchange in which the Company is a constituent corporation, each participant shall, at no additional cost, be entitled upon the exercise of an option, to receive (subject to any required action by shareholders), in lieu of the number of shares of Common Stock for which such option shall then be exercisable, the consideration which such participant would have been entitled to receive pursuant to the terms of the agreement of merger or share exchange if at the time of such merger or share exchange such participant had been a holder of record of a number of shares of Common Stock equal to the number of shares then underlying the option.  In addition, if any person or entity becomes the beneficial owner of more than fifty percent (50%) of the number of shares then issued and outstanding, whether in connection with such merger or share exchange or otherwise, or upon any sale by the Company of all or substantially all of its assets, the Committee shall have the right to terminate the Purchase Period as of such date, and, if so terminated, each participant shall be deemed to have exercised, immediately prior to such merger, share exchange, acquisition or sale of assets, his or her option to the extent payroll deductions were made prior thereto.  Comparable rights shall accrue to each participant in the event of successive mergers or consolidations of the character described above.

(b)       Notwithstanding anything contained herein to the contrary, upon the dissolution or liquidation of the Company or upon any merger or share exchange in which the Company is not the surviving corporation (other than a merger with a wholly-owned subsidiary

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of the Company formed for the purpose of changing the Company’s corporate domicile where the Plan is assumed by the survivor), the Purchase Period for any option granted under this Plan shall terminate as of the date of the aforementioned event, and each participant shall be deemed to have exercised, immediately prior to such dissolution, liquidation, merger or share exchange, his or her option to the extent payroll deductions were made prior thereto.

(c)        The foregoing adjustments and the manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion.  Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to an option.

14.       Termination and Amendment.  The Board may terminate the Plan, or the granting of options under the Plan, at any time.  No option shall be granted under the Plan after August 27, 2023.

The Board may amend or modify the Plan at any time and from time to time, but no amendment or modification shall disqualify the Plan under Section 423 of the Code, or Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as amended from time to time (or any successor rule), without shareholder approval.

No amendment, modification, or termination of the Plan shall in any manner affect any option granted under the Plan without the consent of the participant holding the option.

15.       Rule 16b-3 Requirements.  Notwithstanding any other provision of the Plan, the Committee may impose such conditions on the exercise of an option as may be required to satisfy the requirements of Rule 16b-3 of the Exchange Act, as amended from time to time (or any successor rule).

16.       Rights Prior to Delivery of Shares.  No participant shall have any rights as a shareholder with respect to shares covered by an option until the issuance of a stock certificate or electronic transfer to the employee or the employee’s brokerage account of such shares.  No adjustment shall be made for dividends or other rights with respect to such shares for which the record date is prior to the date the certificate is issued or the shares electronically delivered to a brokerage account.

17.       Securities Laws.  Anything to the contrary herein notwithstanding, the Company’s obligation to sell and deliver stock pursuant to the exercise of an option is subject to such compliance with federal and state laws, rules and regulations applying to the authorization, issuance or sale of securities as the Company deems necessary or advisable.  The Company shall not be required to sell and deliver stock unless and until it receives satisfactory assurance that the issuance or transfer of such shares will not violate any of the provisions of the Securities Act of 1933 or the Exchange Act, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder or those of any stock exchange on which the stock may be listed and the provisions of any state laws governing the sale of securities, or that there has been compliance with the provisions of such acts, rules, regulations and laws.

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The Board may impose such restrictions on any shares of Common Stock acquired pursuant to the exercise of an option under the Plan as it may deem advisable, including, without limitation, restrictions (a) under applicable federal securities laws, (b) under the requirements of any stock exchange or other recognized trading market upon which such shares of Common Stock are then listed or traded, and (c) under any blue sky or state securities laws applicable to such shares.  No shares shall be issued until counsel for the Company has determined that the Company has complied with all requirements under appropriate securities laws.

18.       Approval of Plan.  The Plan shall be subject to the approval of the holders of at least a majority of the Common Stock of the Company present and entitled to vote at a meeting of shareholders of the Company held within 12 months after adoption of the Plan by the Board. If not approved by shareholders within such 12-month period, the Plan and any options granted hereunder shall become void and of no effect.

19.       Effect on Employment.  Neither the adoption of the Plan nor the granting of an option pursuant to it shall be deemed to create any right in any employee to be retained or continued in the employment of the Company, parent or a subsidiary.

20.       Use of Proceeds.  The proceeds received from the sale of shares pursuant to the Plan shall be used for corporate purposes by the Company.

21.       Foreign Law Restrictions. Anything to the contrary herein notwithstanding, the Company’s obligation to sell and deliver Common Stock pursuant to the exercise of an option is subject to compliance with the laws, rules and regulations of any foreign nation applying to the authorization, issuance or sale of securities, providing of compensation, transfer of currencies and other matters, as may apply to any participating employee hereunder who is a resident of such foreign nation.  To the extent that it shall be impermissible under such foreign laws for such a participating employee to pay the exercise price for any option granted under the Plan or for the Company to deliver Common Stock to any such participating employee pursuant to any option granted under the Plan, the Committee shall refund to such participating employee the aggregate amount of the payroll deductions made pursuant to this Plan (to the extent such amounts have not previously been applied towards the purchase of option shares, in accordance with all applicable United States and foreign currency restrictions and regulations).  To the extent that the Company is restricted in accordance with such foreign laws from delivering shares of Common Stock to participating employees as would otherwise be provided for in this Plan, the Company shall be released from such obligation and shall not be subject to the claims of any participating employee hereunder with respect thereto.

BOARD OF DIRECTORS APPROVAL: 10/22/04, 6/24/10, 8/27/13
SHAREHOLDER APPROVAL:      12/6/04

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ANNUAL MEETING OF SHAREHOLDERS OF PERCEPTRON, INC. November 12, 2013 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, Proxy Statement and 2013 Annual Report are available at http://www.astproxyportal.com/ast/05067/ Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Shareholder Date: Signature of Shareholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. ELECTION OF DIRECTORS Directors recommend a vote for the following nominees to hold office until the Annual Meeting of Shareholders in 2014. O David J. Beattie O Kenneth R. Dabrowski O Philip J. DeCocco O W. Richard Marz O Robert S. Oswald O Harry T. Rittenour O Terryll R. Smith 2. APPROVAL OF THE AMENDMENT TO THE 2004 STOCK INCENTIVE PLAN Directors recommend approval of the amendment 3. APPROVAL OF THE AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN Directors recommend approval of the amendment. 4. NON-BINDING RESOLUTION TO APPROVE THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERSDirectors recommend approval of the resolution. 5. NON-BINDING VOTE ON THE FREQUENCY OF SHAREHOLDER ADVISORY VOTES ON THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS Directors recommend a 1 Year frequency vote. 6. RATIFY THE SELECTION OF BDO USA, LLP AS INDEPENDENT AUDITORS Directors recommend the ratification of the selection of BDO USA, LLC as the Company’s independent auditors. If no choice is specified, this proxy will be voted "FOR" the election of the Company's nominees as Directors listed in Proposal 1 (including the election of any person for the Board of Directors where a nominee named in the Proxy Statement is unable or, for good cause, will not serve), "FOR" Proposal 2, "FOR" Proposal 3, "FOR" Proposal 4, "1 Year" on Proposal 5 and "FOR" Proposal 6. Discretionary authority is hereby conferred as to any other matters as may properly come before the Annual Meeting. The undersigned acknowledges receipt of the 2013 Annual Report, and the Proxy Statement and Notice of said meeting both dated October 4, 2013. FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES: PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. 20733304030000000000 2 111213 FOR AGAINST ABSTAIN TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD. 2 years 3 years ABSTAIN 1 year FOR AGAINST ABSTAIN

1 14475 PERCEPTRON, INC. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF PERCEPTRON, INC. The undersigned shareholder hereby appoints HARRY T. RITTENOUR, JOHN H. LOWRY, III and DAVID W. GEISS, or any one of them, the attorney and proxies of the undersigned, with power of substitution, to vote all shares of common stock of Perceptron, Inc. standing in the name of the undersigned at the close of business on September 20, 2013 at the Annual Meeting of Shareholders of Perceptron, Inc. to be held on Tuesday, November 12, 2013 at 9:00 a.m., local time, and at any and all adjournments thereof, with all the powers the undersigned would possess if then and there present. The shareholder instructs the proxies to vote as specified on this proxy on the matters described in the Proxy Statement dated October 4, 2013. Proxies will be voted as instructed. (Continued and to be signed on the reverse side) SEE REVERSE SIDE COMMENTS: ELECTRONIC ACCESS TO FUTURE DOCUMENTS If you would like to receive future shareholder communications over the Internet exclusively, and no longer receive any material by mail please visit http://www.amstock.com. Click on Shareholder Account Access to enroll. Please enter your account number and tax identification number to log in, then select Receive Company Mailings via E-Mail and provide your e-mail address.